Exhibit 99.1
CONFORMED COPY

CREDIT AGREEMENT
dated as of July 14, 2009
among
CESSNA FINANCE EXPORT CORPORATION,
as Borrower,
TEXTRON FINANCE HOLDING COMPANY,
as Borrower Parent,
TEXTRON FINANCIAL CORPORATION,
as Guarantor,
WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
as Security Trustee,
and
EXPORT-IMPORT BANK OF THE UNITED STATES

Ex-Im Bank Credit No. AP084206XX — United States

Ex-Im Bank Transaction No. AP084206XX — United States
Term Sheet

1.	Borrower:	Cessna Finance Export Corporation

2.	Guarantor:	Textron Financial Corporation

3.	Eligible End Users:	Various — see Definition of “Eligible End User” for limitations/requirements

4.	Eligible End Users’ Country:	Various — see Definition of “Eligible End User” for limitations/requirements

5.	Maximum Aggregate Financed Portion:	U.S.$500,000,000

6.	(a) Exposure Fee Percentage (applied as U.S.$3.38 per U.S.$100.00 of Financed Portion)	3.38%

	(b) Exposure Fee Amount:	U.S.$16,900,000

	( ) financed	(X) not financed

	(X) as disbursed	( ) up front

7.	Aggregate Credit Amount:	U.S.$500,000,000

8.	ASU Commitment Fee (and premium holding fee):	Two-tenths of one percent (0.20%) per annum on the uncancelled and undisbursed amount of the Credit, accruing from May 21, 2009 to the Final Disbursement Date, and payable on the third Business Day preceding the initial Disbursement Date and thereafter on each March 20, June 20, September 20, and December 20 of each year.

9.	ASU Arrangement Fee:	Twenty-five one-hundredths of one percent (0.25%) of the Disbursement disbursed on a Disbursement Date, payable at the time of such Disbursement.

10.	ASU Administration Fee:	Two thousand three hundred twenty-four ten-thousandths of one percent (0.2324%) of the Disbursement disbursed on a Disbursement Date, payable at the time of such Disbursement.

11.	Principal Repayment:	For Tranche 1: Forty (40) quarterly installments, due and payable on each February 20, May 20, August 20, and November 20, beginning on November 20, 2009, until the Disbursements under Tranche 1 are repaid in full.

For Tranche 2: Forty (40) quarterly installments, due and payable on each January 20, April 20, July 20, and October 20, beginning on January 20, 2010, until the Disbursements under Tranche 2 are repaid in full.

For Tranche 3: Forty (40) quarterly installments, due and payable on each March 20, June 20, September 20, and December 20, beginning on June 20, 2010, until the Disbursements under Tranche 3 are repaid in full.

For Tranche 4: Forty (40) quarterly installments, due and payable on each March 20, June 20, September 20, and December 20, beginning on September 20, 2010, until the Disbursements under Tranche 4 are repaid in full.

For Tranche 5: Forty (40) quarterly installments, due and payable on each January 20, April 20, July 20, and October 20, beginning on October 20, 2010, until the Disbursements under Tranche 5 are repaid in full.

For Tranche 6: Forty (40) quarterly installments, due and payable on each February 20, May 20, August 20, and November 20, beginning on February 20, 2011, until the Disbursements under Tranche 6 are repaid in full.

12.	Required Operative Date:	September 30, 2009

13.	Except as otherwise provided in the Agreement, all notices shall be directed to the respective parties in accordance with the following

To Borrower
CESSNA FINANCE EXPORT CORPORATION
Address:   100 N. Broadway, Suite 600
                  Wichita, Kansas 67202
Attention: SVP & General Counsel
Fax: (316) 660-1264
Telephone: (316) 660-1200
To Guarantor
TEXTRON FINANCIAL CORPORATION
Address:   40 Westminster Street
                 Providence, Rhode Island 02903
Attention: EVP & General Counsel
Fax: (401) 752-4816
Telephone: (401) 621-4200
To Borrower Parent
TEXTRON FINANCE HOLDING COMPANY
c/o Textron Inc.
Address:   40 Westminster Street
                 Providence, Rhode Island 02903
Attention: EVP and General Counsel and to
Attention: Vice President and Treasurer
Fax: (401) 457-3533
Telephone: (401) 752-5187
To the Security Trustee
WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION
Address:   299 South Main Street, 12th Floor
                 Salt Lake City, Utah 84111
Attention: Corporate Trust Department
Fax: (801) 246-5053
Telephone: (801) 246-5630

To Ex-Im Bank
Address:   Export-Import Bank of the United States
                 811 Vermont Avenue, N.W.
                 Washington, D.C. 20571
Attention: Vice President — Transportation Division and
Vice President — Transportation Portfolio Management Division
Reference: Ex-Im Bank Transaction No. AP084206XX-United States
Fax: (202) 565-3558 (Transportation Division)
(202) 565-3294 (TPMD)
Telephone: (202) 565-3550 and (202) 565-3250

i

TABLE OF CONTENTS
(continued)

ii

TABLE OF CONTENTS
(continued)
ANNEXES

Appendix A	—	Definitions
Annex A	—	Form of Note
Annex B	—	Utilization Procedures
Exhibit 1	—	Form of Exporter’s Certificate
Exhibit 2	—	Form of Request for Reimbursement to Borrower’s Account
Exhibit 2(a)	—	Form of Itemized Statement of Payments
Exhibit 3	—	Form of Anti-Lobbying Certificate
Annex C	—	Form of In-House Opinion of Counsel to Borrower, Guarantor, Borrower Parent and Textron
Annex D	—	Form of Opinion of Special Counsel to Borrower, Guarantor, Borrower Parent and Textron
Annex E	—	Form of Opinion of Counsel to Security Trustee
Annex F	—	Form of Delivery Opinion from In-House Counsel to Borrower, Guarantor, Borrower Parent and Textron
Annex G	—	Form of Delivery Opinion from Special Counsel to Borrower, Guarantor, Borrower Parent and Textron
Annex H	—	Form of Local Counsel Opinion
Annex I	—	Form of Status Report

Schedule 1	—	Core Agreement Provisions
Schedule 2	—	Insurance Requirements
Schedule 3	—	Exporters, Eligible Aircraft and Initial U.S. Content Percentage

iii

     THIS AGREEMENT dated as of July 14, 2009 (this “Agreement” or “Credit Agreement”), is made by and among CESSNA FINANCE EXPORT CORPORATION, a Delaware corporation, as borrower (“Borrower”), TEXTRON FINANCE HOLDING COMPANY, a Delaware corporation, as borrower parent (“Borrower Parent”), TEXTRON FINANCIAL CORPORATION, a Delaware corporation, as guarantor (“Guarantor”), WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as security trustee (the “Security Trustee”) and the EXPORT-IMPORT BANK OF THE UNITED STATES, an agency of the United States of America (“Ex-Im Bank”).
BACKGROUND
     WHEREAS:
     (A) by this Agreement, Ex-Im Bank has established an export financing credit (the “Credit”) in the amount of U.S.$500,000,000, pursuant to which Ex-Im Bank shall extend financing to Borrower to be used by Borrower to finance the purchase of Goods in the United States for export to the Eligible End Users’ Countries;
     (B) pursuant to the terms of this Agreement and the TFC Guarantee, Guarantor has agreed to guarantee the payment in full when due (whether at stated maturity, by reason of acceleration or otherwise) of all amounts due and performance by Borrower to Ex-Im Bank, under this Agreement, the Note and each of the other Operative Documents;
     (C) the establishment of the Credit will facilitate exports from the United States to the Eligible End Users’ Countries;
     (D) Borrower will utilize the Credit in connection with one or more individual purchase(s) of the Goods (“Subtransaction(s)”) by one or more Eligible End Users; and
     (E) the Credit may be utilized by Borrower in accordance with the terms and conditions of this Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:
     Section 1. Definitions and Principles of Construction.
     1.01 Defined Terms. Unless the context otherwise requires, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Part I of Appendix A hereto for all purposes of this Agreement and this Agreement shall be interpreted with the rules of construction set forth in Part II of Appendix A hereto.
     Section 2. The Credit.
     2.01 Amount. Ex-Im Bank hereby establishes the Credit, upon the terms and conditions set forth in this Agreement, in favor of Borrower in an aggregate amount not to exceed the “Aggregate Credit Amount” specified in the Term Sheet. The Credit is for the

[Credit Agreement]
purpose of enabling Borrower to finance the Financed Portion of the costs incurred on or after the Initial Eligibility Date for the purchase of Goods.
     2.02 Availability. Subject to the terms and conditions provided herein, including, without limitation, the conditions set forth in Section 7, Disbursements under the Credit may be made in respect of each Tranche during the Availability Period for such Tranche, provided that no Disbursement may be made after the Final Disbursement Date.
     Section 3. Disbursements.
     3.01 General. Upon satisfaction of the conditions set forth in Section 7, the Credit shall be disbursed in the manner described in, and subject to the conditions of, this Section 3 and the Utilization Procedures, provided that the aggregate amount of Disbursements under Tranches 1, 2, 3, 4, 5, and 6 shall not exceed the amount of the Credit.
          (a) Types of Disbursements. Disbursements may only be made through Reimbursements.
     Section 4. Guarantee by Guarantor.
     Guarantor has, pursuant to the TFC Guarantee, agreed to guaranty all of the payment and performance obligations of Borrower hereunder and under the other Borrower Documents. To evidence further Guarantor’s obligations, the Guarantor agrees to endorse and execute its guarantee legend (the “Guarantor’s Guarantee Endorsement”) on the Note, in the form attached as Annex A, including any replacement Note issued pursuant to Section 6.05 hereof.
     Section 5. Ex-Im Bank Requirements.
     5.01 Eligibility for Financing. Without limitation of the requirements set forth herein, to be eligible for financing under the Credit:
          (a) Borrower shall have made or caused to be made a cash payment for the purchase of the Goods in an amount equal to not less than fifteen percent (15%) of the Net Contract Price (“Cash Payment”).
          (b) All Goods that are to be exported by ocean vessel must be transported from the United States in vessels of U.S. registry, as required by 46 U.S.C. §55304 (Public Resolution No. 17 of the 73rd Congress of the United States, as amended), except to the extent that a waiver of this requirement is obtained from the U.S. Maritime Administration (“MARAD”), as described in Annex B. If any Goods are shipped on vessels of non-U.S. registry without a MARAD waiver or contrary to the provisions of a MARAD waiver, such Goods will not be eligible for financing under the Credit. If Goods are shipped on ocean vessels or aircraft of U.S. registry, the cost of shipment may be included in the U.S. Content of the Supply Contract. Subject to the waiver requirements set forth above, if such Goods are shipped on ocean vessels or aircraft of non-U.S. registry, the cost of shipment may constitute Foreign Content if such cost has been included in the Net Contract Price.

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          (c) Borrower shall, with respect to Goods referred to in paragraph (b) above, obtain or cause to be obtained insurance against marine and transit hazards on all shipments of Goods in an amount not less than the amount of the Disbursements that have been or are to be made with respect to those shipments. Borrower shall use commercially reasonable efforts to give United States insurers a non-discriminatory opportunity to bid for such insurance business related to such Goods.
     5.02 Coverage of the Credit. Subject to the terms and conditions of this Agreement, Ex-Im Bank shall finance each Disbursement with respect to any Supply Contract up to a maximum amount (provided that the aggregate amount of all Disbursements shall not exceed the aggregate principal amount of the Credit) equal to the product of: (i) the Disbursement Percentage with respect to such Supply Contract and (ii) U.S. Dollar invoice value of the Goods (net of any and all discounts, credit memoranda, or other credits or deductions applicable to such invoice price or otherwise paid or credited by the Exporter) included in the invoice(s) presented to Ex-Im Bank in connection with such Disbursement.
     5.03 U.S. Content Percentage. The applicable U.S. Content Percentage in respect of each Eligible Aircraft shall, initially, be the percentage set forth (i) in the Cessna Letter or (ii) in the relevant Exporter’s Certificate, as the case may be. Ex-Im Bank shall be entitled, as it shall determine in its sole and absolute discretion (including, without limitation, at any time following receipt by Ex-Im Bank of notice of any change in the applicable U.S. Content Percentage for any Eligible Aircraft), to alter the applicable percentages in respect of any or all of the Eligible Aircraft by notice to Borrower. Upon issuance of any such notice, the percentages for the Eligible Aircraft list in such notice shall, for any Disbursement to be made from and after the issuance of such notice, be deemed to be the U.S. Content Percentages for such Aircraft (in lieu of the percentages set forth in the Cessna Letter).
     5.04 Non-Performing Assets. In the event that any Aircraft (and the related Eligible Agreement) shall become a Non-Performing Asset, Borrower shall be entitled, in addition to prepaying the Credit in the manner specified in Section 6.03(b) hereof, to deposit a sum equal to the Allocable Portion relating to such Aircraft into the Pledged Account for the Deferral Period. On the termination of the Deferral Period, Borrower shall prepay the Credit (and any remaining portion of such deposit shall be released from the Pledged Account in connection with such prepayment and applied thereto), unless prior to the termination of such Deferral Period, Borrower shall have replaced such Aircraft with another Eligible Aircraft subject to an Eligible Agreement in the manner set forth in Section 6.04(d) hereof (determined as if such Aircraft was an Affected Aircraft for purposes thereof).
     Section 6. Terms of the Credit.
     6.01 Principal Repayment. Borrower shall repay the entire aggregate outstanding principal amount of Disbursements made under each Tranche in forty (40) equal consecutive quarterly installments payable on each Repayment Date for such Tranche (commencing with the first Repayment Date occurring after the expiry of the Availability Period in respect of such Tranche); provided, that the principal installment payable on the Final Maturity Date for each Tranche shall in all cases be in an amount equal to the entire principal amount of all Disbursements outstanding under such Tranche on such date and such principal installment shall

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be paid together with all accrued and unpaid interest and all other amounts then owing by Borrower with respect to such Tranche hereunder and under the other Operative Documents.
     6.02 Interest Payment.
          (a) On each Interest Repayment Date and on the date of any prepayment of the Credit, Borrower shall pay to Ex-Im Bank interest on all amounts disbursed and outstanding from time to time under the Credit or, in the case of a prepayment of the Credit, on the amounts so prepaid, calculated at an interest rate equal to the Applicable Rate. Interest shall accrue based upon a year of three hundred sixty-five (365) days and the actual number of days elapsed, payable in arrears.
          (b) If any Payment Default shall occur, Borrower shall pay to Ex-Im Bank on demand interest on the unpaid amount then in default for the period from (and including) the Payment Default Date to (but excluding) the date such amount shall have been paid in full at an interest rate per annum equal to the higher of: (i) the relevant Applicable Rate plus one percent (1%) per annum or (ii) the applicable rate of interest specified in the Federal Reserve Statistical Release H.15(519) as the average monthly rate for the month immediately preceding the Payment Default Date, available at http://www.federalreserve.gov/releases/H15/data.htm under the heading of “U.S. government securities” and the subheading of “Treasury constant maturities,” for a maturity closest to the duration of the period of such payment default plus one percent (1%).
     6.03 Prepayment.
          (a) Borrower may from time to time elect to voluntarily prepay all or any part of the principal of the Credit, provided that Borrower (i) shall give Ex-Im Bank ten (10) Business Days’ prior written notice of the proposed amount, the applicable Tranche and the date of prepayment, (ii) shall pay in full all interest which has accrued to the date of prepayment on the principal amount prepaid, together with all other amounts then due under this Agreement or the Note as of the date of such prepayment, and (iii) shall pay to Ex-Im Bank a Prepayment Premium. The “Prepayment Premium” shall be equal to the amount by which (A) the prepaid principal amount, is less than (B) the sum of the present values, discounted from the scheduled Repayment Dates, of (1) the installments of principal being prepaid, plus (2) the amounts of interest which otherwise would have accrued on such principal amounts to the scheduled Repayment Dates. The discount rate used to calculate such present values shall be that rate of interest specified as the current Commercial Interest Reference Rate as published by Ex-Im Bank (currently published on its website at http://www.exim.gov/tools/cirr_rates.cfm) for the Business Day which is five (5) Business Days prior to the date of prepayment for a repayment period equal to the applicable Maturity Period. “Maturity Period” shall mean the period between the date of prepayment and the scheduled Repayment Date of the final installment of principal of the Credit that is prepaid. All prepayments shall be applied to the installments of principal of the Tranche being prepaid in the inverse order of their maturity.
          (b) Borrower may elect to voluntarily prepay the Credit in an aggregate principal amount equal to the Allocable Portion relating to an Aircraft which constitutes a Non-Performing Asset, provided that Borrower (i) shall give Ex-Im Bank ten (10) Business

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Days’ prior written notice of such principal amount, the applicable Tranche and the date of prepayment and (ii) shall pay in full all interest which has accrued to the date of prepayment on such principal amount prepaid, together with all other amounts then due under this Agreement or the Note as of the date of such prepayment. In the event of a voluntary prepayment under this paragraph (b), no Prepayment Premium shall be owed and payable under Section 6.03(a). Any prepayment made under this paragraph (b) shall be applied to the Tranche relating to such Aircraft.
          (c) Any amount prepaid under this Agreement may not be reborrowed.
          (d) Borrower may not voluntarily prepay all or any portion of the Credit except in accordance with the express terms of this Section 6.03.
     6.04 Mandatory Prepayments.
          (a) Borrower shall prepay the Credit in accordance with paragraphs (b) and (c) below in an aggregate principal amount equal to the Allocable Portion relating to an Aircraft (such Aircraft, the “Affected Aircraft”) which was the subject of:
          (i) an Event of Loss;
          (ii) a Disposition;
          (iii) a Purchase Event; or
          (iv) a Contravention Event.
          (b) Any prepayment required by the preceding paragraph (a)(i) shall be due and payable on the tenth Business Day following the occurrence of the Event of Loss of the applicable Affected Aircraft. Any prepayment required by the preceding paragraph (a)(iv) shall be due and payable on the tenth Business Day following the occurrence of the Contravention Event. Any prepayment required by the preceding paragraph (a)(ii) shall be due and payable on the date of the Disposition of the applicable Affected Aircraft. Any prepayment required by the preceding paragraph (a)(iii) shall be due and payable on the date of the Purchase Event in respect of the applicable Affected Aircraft. Other than with respect to a prepayment required by paragraph (a)(iv) above, Borrower shall give Ex-Im Bank at least ten (10) Business Days prior written notice of the amount, the Tranche and the date of any prepayment required hereby. Any prepayment of principal on the Credit required by the preceding paragraph (a) shall be accompanied by interest on the amount prepaid through the date of prepayment, together with all other amounts then due under this Agreement, the Note and the other Operative Documents as of the date of such prepayment. In the event of a mandatory prepayment under this Section 6.04, no Prepayment Premium shall be owed or payable under this Section 6.04 except (subject to Section 6.03(b)) in connection with paragraph (a)(ii) above.
          (c) Any prepayment required by the preceding paragraph (a) shall be applied to the Tranche relating to the applicable Affected Aircraft.

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          (d) Notwithstanding the foregoing provisions of this Section 6.04, a prepayment of the Credit required under paragraph (a) of this Section 6.04 (other than clause (iv) thereof) in respect of the Tranche relating to an Affected Aircraft shall be deferred for 12 months (the “Deferral Period”) so long as, on or prior to the original date required for the prepayment hereunder, Borrower shall have deposited into the Pledged Account a sum equal to the Allocable Portion relating to such Affected Aircraft. From and after such deposit, such amounts shall constitute Collateral for all purposes hereunder and under the Security Documents. On the date of termination of the Deferral Period, Borrower shall prepay the Credit in the amount specified in paragraph (b) above in respect of the Tranche relating to the Affected Aircraft (and any remaining portion of the deposit made into the Pledged Account as aforesaid with respect to any Affected Aircraft shall be released from the Pledged Account in connection with such prepayment and applied thereto) unless prior to the termination of such Deferral Period Borrower shall have replaced the Affected Aircraft, in compliance with the terms hereof, with another Eligible Aircraft subject to an Eligible Agreement. Any replacement of an Affected Aircraft shall be subject to the satisfaction, as determined by Ex-Im Bank, of the following terms and conditions:
          (i) the replacement Aircraft shall qualify as an Eligible Aircraft;
          (ii) the replacement Aircraft shall be subject to an Eligible Agreement; provided, however, the term of such Eligible Agreement may, in this instance, exceed the Final Maturity Date for the respective Tranche;
          (iii) the conditions specified in Section 7.02 hereof in respect of the financing of Eligible Aircraft shall have been satisfied with respect to the replacement Aircraft; and
          (iv) the replacement Aircraft shall have otherwise satisfied the eligibility requirements for financing set forth in Section 5 hereof and such other terms and conditions as Ex-Im Bank shall have specified in its sole and absolute discretion.
In connection with any such replacement, no additional sums shall be advanced by Ex-Im Bank hereunder and from and after such replacement, the Disbursement in respect of the Affected Aircraft replaced shall for all purposes hereof and of the other Operative Documents be deemed to relate to the replacement Aircraft (and the related Eligible Agreement). Without prejudice to the obligations of Borrower hereunder and under the other Borrower Documents, no additional fees or charges will be assessed by Ex-Im Bank to Borrower on account of a replacement Aircraft under this Section 6.04(d).
     6.05 Evidence of Debt.
          (a) Borrower agrees that to evidence further its obligation to repay all amounts disbursed under the Credit, with interest accrued thereon, it shall not later than the date of the first Utilization hereunder, issue and deliver to Ex-Im Bank, in accordance with the written instructions of Ex-Im Bank, the Note. The Note shall (i) be dated the first Disbursement Date, (ii) be in a principal amount equal to the Aggregate Credit Amount, (iii) be payable as to principal in accordance with the provisions of this Agreement, (iv) bear interest in accordance

[Credit Agreement]
with the appropriate provisions of this Agreement, (v) be otherwise in conformity with the terms of this Agreement, and (vi) be in substantially the form of Annex A hereto. The Note shall be the legal, valid and enforceable obligation of Borrower and shall be enforceable against Borrower in accordance with its terms. Each Disbursement made under a Tranche shall be recorded by Ex-Im Bank on Schedule I to the Note. The outstanding principal amount of the Tranche set forth on Schedule I attached to the Note shall be prima facie evidence of the accuracy of the information contained therein. The failure by Ex-Im Bank to make any such notation or record shall not affect the obligations of Borrower with respect to the Credit. Any notations by Ex-Im Bank on the Note regarding the disbursements of the Credit, in absence of manifest error, shall be conclusive and binding. Promptly following the expiration of the Availability Period for a Tranche, Ex-Im Bank shall (x) calculate the principal amortization schedule for such Tranche based on forty (40) equal quarterly payments of principal payable on the Repayment Dates for such Tranche, (y) send a copy of such schedule to Borrower and (z) attach such schedule as part of Schedule II to the Note, provided that the failure by Ex-Im Bank to prepare and/or send to Borrower such amortization schedule shall not affect Borrower’s obligations hereunder, under the Note, or under any of the other Operative Documents. In the absence of manifest error, the amortization schedule(s) attached as Schedule II to the Note shall be conclusive and binding and all scheduled payments under the Note shall be made in accordance with such schedule. Upon the payment in full of the Note, Ex-Im Bank shall cancel and surrender the Note to Borrower upon Borrower’s request.
          (b) If requested by Ex-Im Bank, at any time after the Final Disbursement Date, Borrower shall issue and deliver to Ex-Im Bank a new Note in exchange for the Note previously issued and delivered hereunder, whereupon Ex-Im Bank shall cancel and surrender such previously issued Note to Borrower. The principal amount of such new Note shall equal in the aggregate the principal amount of the Credit then disbursed and outstanding.
          (c) If the Note is mutilated, lost, stolen or destroyed, Borrower shall issue and deliver a new Note of the same date, maturity and denomination as the Note so mutilated, lost, stolen or destroyed; provided that, in the case of any mutilated Note, such mutilated Note shall be returned to Borrower after examination by Ex-Im Bank; and, in the case of any lost, stolen or destroyed Note, Borrower and Ex-Im Bank shall have first received evidence of such loss, theft or destruction as shall reasonably be considered satisfactory to each of them. In the event that any lost or stolen Note is subsequently found, Ex-Im Bank shall cancel the Note and deliver such canceled Note to Borrower; provided that Borrower shall have already delivered a substitute Note to Ex-Im Bank.
          (d) The replacement Note issued in connection with this Agreement shall be signed by an Authorized Officer of Borrower.
          (e) Upon any assignment or transfer by Ex-Im Bank of all or a portion of the Credit in accordance with Section 14.03, Borrower shall, at the request of Ex-Im Bank, execute and deliver to Ex-Im Bank and any such assignee(s) or transferee(s) a new duly authorized and executed Note substantially in the form of Annex A (or such other form as may be agreed between Ex-Im Bank, Borrower and such assignee(s) or transferee(s)) in the amounts equal to the aggregate principal amounts of the Credit held by Ex-Im Bank and such assignee(s) or transferee(s) after giving effect to such assignment or transfer.

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     Section 7. Conditions Precedent.
     7.01 Conditions Precedent to First Utilization. The obligation of Ex-Im Bank to permit the first Utilization of the Credit shall be subject to the delivery to Ex-Im Bank of the documents indicated below (each in form and substance satisfactory to Ex-Im Bank), and to the fulfillment, in a manner satisfactory to Ex-Im Bank, of the conditions set forth below:
          (a) This Agreement. This Agreement fully executed by the parties hereto, which shall be in full force and effect (with, if applicable, evidence that this Agreement has been registered with the appropriate Governmental Authorities).
          (b) Existence. Evidence that (i) Borrower is duly organized and validly existing under the laws of the State of Delaware, with full power, authority and legal right to own its property and carry on its business as now conducted, including, without limitation, a copy of any applicable enabling legislation; and (ii) each of Guarantor and Borrower Parent is duly organized and validly existing under the laws of its jurisdiction of organization, with full power, authority and legal right to own its property and carry on its business as now conducted, including, without limitation, a copy of any applicable enabling legislation.
          (c) Authority. Evidence of (i) the authority of Borrower to execute, deliver, perform and observe the terms and conditions of this Agreement, the Note and the other Borrower Documents, (ii) authority (including specimen signatures) for each Person who, on behalf of Borrower, signed this Agreement, will sign the Note and/or signed or will sign the other Borrower Documents, or will otherwise act as Borrower’s representative in the operation of the Credit; (iii) the authority of each of Guarantor, Borrower Parent and Textron to execute, deliver, perform and observe the terms and conditions of the Operative Documents to which it is a party; and (iv) the authority (including specimen signatures) for each Person who, on behalf of Guarantor, Borrower Parent and Textron, signed or will sign any of the Operative Documents to which it is a party, or will otherwise act as such Person’s representative in the operation of the Credit.
          (d) Government Authorizations. Copies, certified as true copies by a duly Authorized Officer of Borrower, Guarantor, Borrower Parent and Textron, as the case may be, of each consent, license, authorization or approval of, and exemption by, any Governmental Authority and any Other Governmental Authority, which are necessary or advisable: (i) for the execution, delivery, performance and observance by such party of the Operative Documents to which it is a party; (ii) for the validity, binding effect and enforceability of such Operative Documents, respectively; and (iii) for the execution, delivery and performance of any Supply Contract.
          (e) Legal Opinion. Opinions of legal counsel acceptable to Ex-Im Bank in substantially the forms of Annexes C, D and E, and, if requested by Ex-Im Bank, an opinion from independent legal counsel selected by Ex-Im Bank as to such matters relating to this Agreement or the transaction contemplated hereby as specified by Ex-Im Bank.
          (f) Appointment of Process Agent. Evidence that (i) each of Borrower, Guarantor and Borrower Parent has irrevocably appointed as its agent for service of process the

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Person or Persons so specified in Section 13.03(a), and (ii) each such agent has accepted the appointment (and been paid in full) for a term extending at least one year beyond the Final Maturity Date for Tranche 6 and has agreed to forward forthwith to Borrower and/or Guarantor and/or Borrower Parent, as the case may be, all legal process addressed to Borrower and/or Guarantor and/or Borrower Parent, as the case may be, received by such agent.
          (g) Note. The Note, in the principal amount of the Credit, shall have been fully executed by Borrower and endorsed by Guarantor and delivered to Ex-Im Bank.
          (h) Outside Counsel. Evidence that the reasonable fees and out-of-pocket expenses due and payable to Vedder Price P.C., counsel to Ex-Im Bank, have been fully paid.
          (i) Anti-Lobbying Certificates. Delivery of original Anti-Lobbying Certificates executed by Authorized Officer(s) of Guarantor, Borrower, Borrower Parent, Textron, Cessna Finance Corporation and each of the Exporters.
          (j) Security Agreement. The Security Agreement shall have been duly executed by the parties thereto and shall be in full force and effect.
          (k) Other Security Documents. The Share Pledge Agreement, the Account Pledge Agreement and the Borrower Guarantee shall have been duly executed by the parties thereto and shall be in full force and effect.
          (l) Servicing Agreement. The Servicing Agreement shall have been entered into between Borrower and Guarantor and shall be in full force and effect, and Guarantor shall have delivered to Ex-Im Bank a confirmation, in form and substance satisfactory to Ex-Im Bank, with regard to the pledge of Borrower’s rights thereunder pursuant to the Mortgage.
          (m) Support Agreement Supplement. The Support Agreement Supplement from Textron, providing that Ex-Im Bank shall be entitled to rely on and enforce the Support Agreement, and that the benefits afforded under the Support Agreement shall be extended to cover Guarantor’s obligations under this Agreement and the other Guarantor Documents, shall have been entered into by Textron and shall be in full force and effect.
          (n) First Loss Agreement. The First Loss Agreement from Textron shall have been duly executed by the parties thereto and shall be in full force and effect, and Textron shall have delivered to Ex-Im Bank a confirmation, in form and substance satisfactory to Ex-Im Bank, with regard to the pledge of Borrower’s rights thereunder pursuant to the Mortgage.
          (o) TFC Guarantee. The TFC Guarantee from Guarantor shall have been duly executed by the parties thereto and shall be in full force and effect.
          (p) Pledged Shares. The Security Trustee shall have received the original share certificate relating to the Shares, together with an undated share transfer certificate executed in blank by Borrower Parent, undated resignations and authorization letters executed in blank by each director and officer of Borrower as required under the Share Pledge Agreement, undated letter of undertaking executed in blank by a director of Borrower and undated appointment of proxy executed in blank by Borrower Parent.

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          (q) Cessna Letter. The Cessna Letter shall have been duly executed and delivered to Ex-Im Bank.
          (r) No Material Adverse Change. Since the date of this Agreement, no event or circumstance shall have occurred that, in the judgment of Ex-Im Bank, is likely materially and adversely to affect the ability of Borrower, Guarantor, Borrower Parent or Textron to perform all or any of its obligations under this Agreement or under the Note or any other Operative Document to which it is a party.
          (s) No Event of Default. No Event of Default or Potential Default exists at the time all the foregoing conditions have been satisfied or waived.
     7.02 Conditions Precedent to Each Utilization. The obligation of Ex-Im Bank to permit any Utilization, including the first Utilization, shall be subject to the delivery to Ex-Im Bank of the documents indicated below (each in form and substance satisfactory to Ex-Im Bank) and to the fulfillment, as of the date of such Utilization, in a manner satisfactory to Ex-Im Bank, of the conditions set forth below:
          (a) This Agreement. This Agreement shall continue to be in full force and effect.
          (b) No Restrictions. No law, regulation, ruling or other action of any Governmental Authority or Other Governmental Authority shall be in effect or shall have occurred, the effect of which would be to prevent any party to this Agreement from fulfilling its obligations.
          (c) Reimbursement Documents. Ex-Im Bank shall have received, not less than ten (10) Business Days prior to the date of the requested Utilization, each of the Reimbursement Documents required under Annex B with respect to such Utilization, including, without limitation, invoices, Exporter’s Certificates, Anti-Lobbying Certificates, Supply Contracts and bills of lading, if applicable.
          (d) Legal Opinions. Opinions of legal counsel acceptable to Ex-Im Bank in substantially the form of Annexes F and G shall have been delivered to Ex-Im Bank. In addition, if, since the date of the legal opinions furnished pursuant to Section 7.01(e), there has been a change in circumstances that could have a material adverse effect on the ability of Borrower, Guarantor, Borrower Parent or Textron, as the case may be, to perform its obligations hereunder, under the Note or any other Operative Document to which it is a party, then Ex-Im Bank may request supplemental legal opinions with respect to the possible consequences of such changed circumstances. Such opinions shall be dated as of the date on which the Utilization was requested, be addressed and delivered to Ex-Im Bank and be in form and substance satisfactory to Ex-Im Bank.
          (e) Fees and Expenses. Ex-Im Bank shall have been paid the Exposure Fee, the ASU Arrangement Fee and the ASU Administration Fee or arrangements satisfactory to Ex-Im Bank for the payment thereof shall have been made. All other fees and expenses then due and payable under Section 9 shall have been paid.

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          (f) Representation and Warranties. The representations and warranties made by Borrower, Guarantor and Borrower Parent in this Agreement and in the other Operative Documents to which it is a party, shall be true and accurate on and as of the date of such Utilization (except for any representations and warranties which are expressly stated to be given solely as of an earlier date, in which case such representation or warranty shall be true and correct in all respects on and as of such earlier date).
          (g) Financing Package. Ex-Im Bank shall have received, not less than ten (10) Business Days prior to the date of such Utilization, a complete Financing Package, in form and substance satisfactory to Ex-Im Bank, with respect to each Aircraft to be financed on such date of Utilization.
          (h) Supplements. Ex-Im Bank shall have received a Security Agreement Supplement with respect to the Utilization and the Aircraft to be financed on such date of Utilization.
          (i) Change in Law. No change in Applicable Laws shall have occurred after the date of this Agreement and prior to such date of Utilization that would make it unlawful for any party to execute, deliver or perform, or enjoy the benefit of the rights expressed to be enjoyed by such party, under the Operative Documents to which it is or will become a party.
          (j) Filings. The Security Trustee and Ex-Im Bank shall have received evidence satisfactory to each of them that UCC-1 financing statements covering all assets of Borrower and all capital stock issued by Borrower to Borrower Parent, as the case may be, including, without limitation, each Aircraft to be financed on such date of Utilization, the Eligible Agreement for each such Aircraft, the Pledged Account, the Shares and the other Collateral, shall have been authorized and delivered by the debtors thereto, and such financing statements shall have been duly filed in all places that Ex-Im Bank shall have reasonably requested and all other action reasonably requested by Ex-Im Bank to perfect in the United States security interests intended to be created by the Security Documents shall have been taken.
          (k) Registrations. The Security Trustee and Ex-Im Bank shall have received Priority Search Certificates identifying the registrations made with the International Registry with respect to the Aircraft to be financed on such date of Utilization as provided in Section 8.01 hereof in the priority set forth therein and confirming that no other undischarged registrations have been made with respect to such Aircraft.
          (l) Corporate Credit Ratings. Evidence that Textron Inc.’s long term corporate credit rating is BB- or higher from S&P and Fitch and Ba3 or higher by Moody’s.
          (m) Updated Cessna Letter. Cessna Aircraft Company shall have provided to Ex-Im Bank an updated Cessna Letter, reflecting the changes, if any, to the U.S. Content Percentage of the Eligible Aircraft.
          (n) Other Documents. Such other documents, certificates, instruments or information relating to this Agreement or the Note or the transactions contemplated hereby as Ex-Im Bank may have reasonably requested shall have been delivered in form and substance satisfactory to Ex-Im Bank.

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          (o) No Potential Default or Event of Loss. No (x) Potential Default or Event of Default or (y) Eligible Agreement Default or Eligible Agreement Event of Default under any Eligible Agreement or Event of Loss in respect of or relating to the Aircraft being financed on such date of Utilization has occurred and is continuing on such date of Utilization or will exist after giving effect to the requested Utilization.
     Section 8. Cape Town Registration.
     8.01 Registrations to be Made in the International Registry. The parties hereto agree that the following interests in respect of each Airframe and each Engine shall be registered with the International Registry and shall have the following order of priority (with the first listed having the highest priority under the Cape Town Convention and subsequent interests having decreasing priority), notwithstanding any variation from this order of priority which may appear according to the time of registration of such interest in the records of the International Registry:
          (a) if the Eligible Agreement is a lease structure:
          (i) the Contract of Sale under the Bill of Sale for each Airframe and each Engine with the Exporter, as seller, and Borrower, as buyer;
          (ii) the International Interest with respect to each Airframe and each Engine under the Security Agreement with the Security Trustee, as creditor, and Borrower, as debtor;
          (iii) if (x) the Eligible End User of the related Aircraft is “situated,” as such term is used in the Cape Town Convention, in a Contracting State or (y) the Airframe is registered in a Contracting State, the International Interest with respect to such Airframe and the related Engines under the related Eligible Agreement with such Eligible End User, as debtor, and Borrower, as creditor; and
          (iv) if the International Interest created by an Eligible Agreement is registered in accordance with clause (a)(iii) above, the assignment of International Interest under the Security Agreement in respect of such Eligible Agreement with the Security Trustee, as assignee, and Borrower, as assignor.
          (b) if the Eligible Agreement is a loan structure:
          (i) the Contract of Sale under the Bill of Sale for each Airframe and each Engine with the Exporter, as seller, and Eligible End User, as buyer;
          (ii) the International Interest with respect to each Airframe and each Engine under the Security Agreement with the Security Trustee, as creditor, and Borrower, as debtor (it being recognized by the parties hereto that such registration is being made solely for precautionary purposes and may be of no legal effect);
          (iii) if (x) the Eligible End User of the related Aircraft is “situated” as such term is used in the Cape Town Convention, in a Contracting State or (y) the Airframe is registered in a Contracting State, the International Interest with respect to

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such Airframe and the related Engines under the related Eligible Agreement with such Eligible End User, as debtor, and Borrower, as creditor; and
               (iv) if the International Interest created by an Eligible Agreement is registered in accordance with clause (b)(iii) above, the assignment of International Interest under the Security Agreement in respect of such Eligible Agreement with the Security Trustee, as assignee, and Borrower, as assignor.
     Each party (i) authorizes and consents to the registration with the International Registry of the foregoing interests and (ii) agrees that each of the above-referenced interests registered or to be registered with the International Registry shall be considered registered in the order specified above notwithstanding any variation from this order of priority which may appear according to the time of registration of such interests with the International Registry (and each of the parties shall have the relevant rights as if such interest were registered in such order of priority). Each party hereto agrees to cooperate and to take such actions, insofar as any such consent, cooperation or action of such party is required, as are necessary to timely effect the registration of the interests set forth above with the International Registry.
     Section 9. Fees and Expenses.
     9.01 Fees. Borrower shall pay or cause to be paid to Ex-Im Bank the following fees:
          (a) a loan commitment fee (“ASU Commitment Fee”) of two-tenths of one percent (0.20%) per annum on the uncancelled and undisbursed balance from time to time of the Credit, computed on the basis of the actual number of days elapsed (including the first day but excluding the last), using an actual 365-day year, accruing from May 21, 2009 to the Final Disbursement Date, and payable on March 20, June 20, September 20 and December 20 of each year, beginning on June 20, 2009;
          (b) no later than the third Business Day prior to each Disbursement Date, the Exposure Fee with respect to the related Reimbursement;
          (c) an arrangement and structuring fee (the “ASU Arrangement Fee”) of twenty-five one-hundredths of one percent (0.25%) of the Disbursement disbursed on a Disbursement Date, payable no later than the time of such Disbursement; and
          (d) an administration fee (the “ASU Administration Fee”) of two thousand three hundred twenty-four ten-thousandths of one percent (0.2324%) of the Disbursement disbursed on a Disbursement Date, payable no later than the time of such Disbursement.
The parties hereto acknowledge and agree that the ASU Commitment Fee shall continue to accrue and become due and payable as described above during any period in which Utilizations are suspended as described in Section 12.02(a).
     9.02 Indemnities.
          (a) “Claims” shall mean any and all liabilities (including any liability in tort), losses, damages, obligations, expenses, disbursements, penalties, costs, fees, actions, suits or

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Taxes of whatsoever kind and nature (and including reasonable legal fees and expenses) that may be imposed on, incurred by, suffered by, or asserted against an Indemnified Person, any Aircraft, any Airframe, any Engine or any part thereof or interest therein and, except as otherwise expressly provided in this Section 9.02(a), shall include (without duplication of any such amounts payable by Borrower directly to an Indemnified Person under any Operative Document to which Borrower is a party) amounts (other than principal of and interest on the Credit) payable by Borrower pursuant to the Operative Documents. A “Non-Tax Claim” shall mean any Claim other than a Claim for Taxes.
          (b) “Indemnified Person” shall mean, the Trust, Ex-Im Bank, the Security Trustee or Wells Fargo Bank Northwest, National Association and their respective successors, permitted assigns, permitted transferees, directors, officers, employees, shareholders (including corporate shareholders), servants, attorneys-in-fact and agents. In respect of any Indemnified Person (other than Ex-Im Bank), any of its directors, officers, employees, servants, attorneys-in-fact and agents shall be referred to herein as such Indemnified Person’s “Related Indemnitees”.
          (c) Subject to the exclusions stated in subsection (d) below, Borrower agrees on demand therefor (subject to subsection (k) below) to indemnify, defend and hold harmless each Indemnified Person on an After Tax Basis against Claims (including Claims for Taxes and Non-Tax Claims based on negligence, warranty, absolute, strict or product liability and any other theory of liability) imposed on, incurred by or asserted against any Indemnified Person, any Aircraft, any Airframe, any Engine or any Part (including, with respect to a Claim for Taxes, any part of any Aircraft, any Airframe or any Engine) in any way relating to, based on, measured by or arising out of (1) any Operative Document or any action or inaction of Borrower, Borrower Parent, Guarantor, the Exporter or any other supplier or seller in connection herewith or therewith or any user or person in possession of any Aircraft, any Airframe, any Engine or any Part, (2) the manufacture of any Aircraft, any Airframe, or any Engine or any Part thereof, the purchase, acceptance or rejection of any Aircraft, any Airframe, any Engine, the ownership, delivery, nondelivery, lease, sublease, possession, use, presence, assembly, installation, repossession, abandonment, replacement, storage, importation, exportation, registration, deregistration, modification, transfer of title, operation, repair, testing, maintenance, condition, sale, return or other disposition of any Aircraft, any Airframe, any Engine or any Part thereof (including all costs incurred in making it ready for sale or other disposition and including without limitation latent and other defects, whether or not discoverable by Borrower, Borrower Parent or Guarantor, and any claim for patent, trademark or copyright infringement) or the creation or existence of or otherwise with respect to the Collateral, (3) the rentals, receipts, income, earnings or gains arising from any Aircraft, any Airframe, any Engine or any Part thereof (including, but not limited to, rentals or other amounts payable under any Eligible Agreement), (4) any payment made pursuant to any Operative Document, (5) the execution, delivery, registration, recording, performance, or enforcement of any Operative Document or any other document executed and delivered by Guarantor, Borrower or Borrower Parent in connection with or relating to the Operative Documents (including, without limitation, in connection with the occurrence and continuance of any Potential Default, Event of Default, Eligible Agreement Default or Eligible Agreement Event of Default or with the recovery of possession of any Aircraft while any Event of Default is continuing or the carrying out of any work or inspections required for seeing that the condition of any Aircraft complies with that specified in the related Eligible Agreement) or (6) circumstances otherwise with respect to or in

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connection with the transactions contemplated by the Operative Documents (including preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution or impounding or detention of any Aircraft in accordance with the provisions of the Operative Documents). Borrower shall be obligated under this Section 9.02(c) whether or not any Indemnified Person is indemnified or insured against any Claim by any other Person under any other document. Notwithstanding anything to the contrary herein contained, any Indemnified Person may proceed directly and in its own name against Borrower with respect to the indemnities owed to such Indemnified Person set forth in the first sentence of this Section 9.02(c), without first resorting to any other rights of indemnification.
          (d) With respect to any Indemnified Person, the following are excluded from Borrower’s agreement to indemnify under Section 9.02(c):
               (i) any Claim incurred by, or imposed on, such Indemnified Person (other than Ex-Im Bank) to the extent it would not have been imposed if such Indemnified Person or a Related Indemnitee had not engaged in transactions or activities unrelated to those contemplated by this Agreement or any other Operative Document;
               (ii) with respect to any particular Indemnified Person, any Claim to the extent caused by the gross negligence, willful misconduct or fraud of such Indemnified Person or a Related Indemnitee (other than as may be imputed to such Indemnified Person as a result of its participation in the transactions contemplated by the Operative Documents);
               (iii) with respect to any particular Indemnified Person, any Claim to the extent arising as a result of the breach or non-compliance with any of the terms of, or any misrepresentation contained in, this Agreement or any other Operative Document or any agreement relating hereto or thereto by which such Indemnified Person or a Related Indemnitee is expressly bound, by such Indemnified Person or a Related Indemnitee; provided, however, that this clause shall not apply to any such non-compliance or misrepresentation by such Indemnified Person caused by the non-compliance or misrepresentation by any other party to this Agreement or any other Operative Document (other than a Related Indemnitee);
               (iv) with respect to any particular Indemnified Person (other than Ex-Im Bank), any Claim for Taxes imposed on or measured by the overall gross or net income, gross or net profits, gross or net receipts or gross or net gains, franchise Taxes, Taxes on doing business or Taxes on capital or net worth of any Indemnified Person by the jurisdiction in which it is incorporated or maintains its principal place of business or in any jurisdiction in which it conducts business from time to time (other than a jurisdiction in which it is deemed to conduct business solely as a result of the transactions contemplated by the Operative Documents or a jurisdiction in which it would not be subject to a Tax of such type but for the result of the operation, presence or registration of any Aircraft or other presence of any Eligible End User therein or the exercise by such Indemnified Person of any of its rights or remedies under any Operative Document or the receipt of any payment under any Operative Document); any Claim for Taxes that are being contested in accordance with the provisions of Section 7.02(i) during the pendency

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of such contest, except to the extent required to be paid or advanced by Borrower pursuant to Section 9.02(i) hereof; or
               (v) any Claim included in Transaction Costs but only to the extent such Transaction Costs are reimbursed under Section 9.03 on an After Tax Basis.
          (e) In the case of any Claim indemnified by Borrower hereunder that is covered by a policy of insurance maintained pursuant to an Eligible Agreement, each Indemnified Person agrees at Borrower’s expense to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may reasonably be required to retain the benefits of such insurance with respect to such Claim, so long as no such cooperation shall entail a material risk of (i) any criminal liability, (ii) unindemnified civil liability or (iii) the sale, loss, forfeiture or seizure of the Collateral.
          (f) An Indemnified Person shall give prompt notice of the existence of any circumstance that, in its reasonable opinion, is likely to give rise to a Non-Tax Claim and shall promptly (and in no event later than thirty (30) days after it becomes aware of such a Claim) notify Borrower of any Non-Tax Claim as to which indemnification is sought (provided that failure to give such notice shall not affect Borrower’s indemnity obligations hereunder except to the extent Borrower is precluded or prejudiced thereby). An Indemnified Person (other than Ex-Im Bank) asserting any Non-Tax Claim arising under any Operative Document shall, at no cost to itself, exercise all rights reasonably available to it under the terms thereof to mitigate such Non-Tax Claims. Subject to the rights of insurers under policies of insurance maintained pursuant to an Eligible Agreement, Borrower shall have the right to investigate, and the right in its sole discretion to defend or compromise in good faith in a commercially reasonable manner and with counsel reasonably satisfactory to the relevant Indemnified Person, any Non-Tax Claim for which indemnification is sought under this Section 9.02, and such Indemnified Person shall cooperate with all reasonable requests of Borrower in connection therewith; provided, that to the extent that other claims related or unrelated to the transactions contemplated hereby are part of the same proceeding involving such Non-Tax Claim, Borrower may assume responsibility for the control of such Non-Tax Claim (except for any Non-Tax Claim against Ex-Im Bank involving a Claim for criminal liability, any violation of law or (unless Borrower assures to Ex-Im Bank’s satisfaction payment thereof or for which an adequate bond has been posted in respect thereof) any material civil liabilities) to the extent that the same may be and is severed from such other claims and, if not severable, Borrower may assume joint control thereof with such Indemnified Person; provided, further, that no such Non-Tax Claim shall be compromised on a basis that admits any criminal violation or gross negligence or willful misconduct or other liability on the part of such Indemnified Person or would result in any material civil penalties without such Indemnified Person’s express consent unless Borrower at the time of such compromise pays or assures (to such Indemnified Person’s reasonable satisfaction) payment of such claim in full) any material civil penalties). Where Borrower or the insurers under a policy of insurance maintained by Borrower or any Eligible End User undertakes (whether solely or jointly with an Indemnified Person) the control of a severed Non-Tax Claim (with counsel reasonably satisfactory to such Indemnified Person and without reservation of rights against such Indemnified Person) pursuant to this Section 9.02(f), no additional legal fees or expenses of such Indemnified Person in connection with the defense of such Non-Tax Claim shall be indemnified hereunder unless such fees or expenses were incurred at the written request of Borrower or such

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insurers or where any conflict of interest may exist between Borrower or its insurers and such Indemnified Person. Subject to the requirements of any policy of insurance, an Indemnified Person may participate at its own expense in any judicial proceeding controlled by Borrower pursuant to the preceding provisions and such participation shall not constitute a waiver of the indemnification provided in this Section 9.02. Nothing contained in this Section 9.02(f) shall be deemed to require an Indemnified Person to contest any Non-Tax Claim or to assume responsibility for or control of any judicial proceeding with respect thereto. Notwithstanding the foregoing, upon Ex-Im Bank’s written notice to Borrower that Ex-Im Bank cannot permit Borrower to assume the defense or joint control of the defense of any Claim as a matter of Applicable Law or stated policy of Ex-Im Bank, Ex-Im Bank shall assume the defense of such Claim, at the sole cost and expense of Borrower.
          (g) To the extent that a Non-Tax Claim indemnified by Borrower under this Section 9.02 is in fact paid in full by Borrower or any insurer under a policy of insurance maintained pursuant to an Eligible Agreement, Borrower or such insurer, or both, as the case may be, shall, to the extent permitted by Applicable Laws, and, in the case of Ex-Im Bank, Ex-Im Bank’s stated policy, be subrogated to the rights and remedies of the Indemnified Person (other than under insurance policies independently maintained and available to such Indemnified Person) on whose behalf such Non-Tax Claim was paid with respect to the transaction or event giving rise to such Non-Tax Claim. Should an Indemnified Person receive any cash refund, in whole or in part, with respect to any Non-Tax Claim fully paid by Borrower hereunder, it shall, so long as no Potential Default or Event of Default shall have occurred and be continuing, promptly pay, subject to deduction of any Taxes levied, imposed, asserted or required to be deducted from such amount, the amount refunded (but not an amount in excess of the amount paid (plus the amount, if any, of any interest received by the Indemnified Person with such refund) to such Indemnified Person in respect of such Non-Tax Claim) over to Borrower. Notwithstanding the foregoing provisions of this Section 9.02(g), no such subrogation shall be permitted if it interferes with such Indemnified Person’s ability to enjoy its rights under the Operative Documents.
          (h) Any payment which Borrower shall be required to make to or for the account of any Indemnified Person with respect to any Claim which is subject to indemnification under this Section 9.02 shall be made on an After Tax Basis, taking into account all Taxes (without regard to the exclusions set forth in Section 9.02(d)), required to be paid by the Indemnified Person as a result of such payment, provided that such Indemnified Person shall provide such certificates or information reasonably requested by Borrower to minimize the amount of any such Claim which such Indemnified Person is qualified to submit.
          (i) If a Claim shall be made for any Tax (including Withholding Taxes) for which Borrower is obligated pursuant to this Section 9.02, Borrower shall be entitled to contest the imposition of such Tax and withhold payment during pendency of such contest, but only if such contest (1) is made in good faith by appropriate proceedings that do not involve any substantial risk of the sale, seizure, forfeiture or loss of any Collateral or title thereto, interest therein or use thereof, and in the case of such proceedings so long as adequate reserves are maintained in respect of such Taxes in accordance with generally accepted accounting principles, (2) is permitted by Applicable Laws (it being also understood that Borrower shall in no event be allowed to withhold payment of any Withholding Tax) and (3) does not involve any material risk

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of criminal or unindemnified civil penalties against the relevant Indemnified Person. Unless otherwise required by law or unless the contest shall involve a claim for Taxes not indemnified against by Borrower, any such contest shall be conducted by and in the name of Borrower (unless Ex-Im Bank is the Indemnified Person); provided that Borrower shall have acknowledged and agreed as between itself and the relevant Indemnified Person in writing, in form and substance satisfactory to such Indemnified Person, Borrower’s liability for such Taxes (if and to the extent Borrower does not prevail in such contest; provided, further, that such acknowledgement of liability will not be binding if the contest is resolved by a final decision of a court of competent jurisdiction which clearly states the reasons for its decision, and such reasons would not have resulted in an obligation of Borrower to indemnify such Indemnified Person under this Agreement in the absence of such acknowledgment, but only to the extent based on additional facts first becoming known to Borrower following the commencement of such defense). If a written Claim shall be made against and received by any Indemnified Person for any Tax for which Borrower is obligated to indemnify pursuant to this Section 9.02, such Indemnified Person shall notify Borrower promptly of such Claim and provide Borrower with all documents and information relating solely to such Claim as may reasonably be requested by Borrower. If as described above, the contest of such Claim is not to be conducted by and in the name of Borrower, upon written request from Borrower within thirty (30) days after receipt of such notice, which written request shall be accompanied by an opinion of independent tax counsel reasonably satisfactory to such Indemnified Person (as to counsel, substance and conclusion) that reasonable grounds exist for successfully contesting such Taxes, such Indemnified Person shall contest in good faith (including, without limitation, by pursuit of appeals) the validity, applicability or amount of such Taxes by, in such Indemnified Person’s sole discretion, (A) resisting payment thereof, (B) not paying the same except under protest, if protest shall be necessary and proper or (C) if payment shall be made, seeking a refund thereof in appropriate administrative and judicial proceedings; provided, that in conducting such contest, the Indemnified Person shall keep Borrower informed, at Borrower’s request, of the progress and nature of the contest and shall consult in good faith with Borrower regarding the conduct of the contest; provided further, however, that in no event shall such Indemnified Person be requested to contest or shall Borrower be permitted to contest the imposition of any Tax for which Borrower has an indemnity obligation pursuant to this Section 9.02 unless (V) no Event of Default shall have occurred and be continuing; (W) Borrower shall have acknowledged and agreed in writing, in form and substance satisfactory to such Indemnified Person, Borrower’s liability to pay as incurred on an After Tax Basis all reasonable costs and expenses that such Indemnified Person shall incur in connection with contesting such Claim whether or not successful (including, without limitation, all reasonable costs, expenses, legal and accounting fees and disbursements); (X) if such contest shall involve payment of the Claim, Borrower shall have advanced the amount thereof to such Indemnified Person on an interest-free and After Tax Basis; and (Y) unless the contest is conducted by and in the name of Borrower, such claim exceeds U.S.$25,000 and shall not involve a material risk of criminal liability, unindemnified civil liability or any material danger of the sale, loss, seizure or forfeiture of any Collateral or the imposition of any Lien (except if Borrower shall have adequately bonded such Lien or otherwise made provision to protect the interests of such Indemnified Person in a manner reasonably acceptable to such Indemnified Person and Ex-Im Bank) on any Collateral. Notwithstanding that the conditions set forth in the preceding sentence may have been satisfied, such Indemnified Person may elect not to contest pursuant to the preceding sentence or elect to discontinue any

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contest proceeding commenced pursuant to the preceding sentence, but such election shall constitute a waiver by such Indemnified Person of any right to payment of indemnification pursuant to this Section 9.02 with respect to the adjustment which was the subject of such proposed contest plus any subsequent Taxes the contest of which is precluded thereby and, if Borrower has theretofore paid such amounts or provided such Indemnified Person with funds to pay such amounts, such Indemnified Person shall promptly repay such funds, together with interest thereon at the same rate of interest as that paid, or which would have been paid, by Borrower in funding such payment of Taxes to Borrower. If such Indemnified Person shall obtain a refund of, or shall be granted a credit against Taxes all or any part of which Borrower shall have paid for such Indemnified Person or for which Borrower shall have reimbursed such Indemnified Person in connection with the contest of any Claim pursuant to this Section 9.02(i), such Indemnified Person shall pay to Borrower, but not before Borrower shall have made all payments then due to such Indemnified Person pursuant to this Section 9.02 and any other payments then due to such Indemnified Person from Borrower under any of the Operative Documents and such Indemnified Person shall have reasonably determined that funds have been made available to it as a result of such refund or credit, an amount equal to the amount of funds made available to it as a result of such refund or credit, including interest received thereon, plus any Tax benefit (or minus any net Tax detriment) realized by such Indemnified Person (in its own reasonable discretion) as a result of receipt or accrual of such refund or credit and payment by such Indemnified Person made pursuant to this sentence; provided that any such payment (or any part thereof) shall not be required to be made if the result of such payment would be to leave such Indemnified Person (in its own reasonable discretion) in a position less favorable than it would have been in had no such refund or credit been obtained or Tax Benefit been realized. If any Indemnified Person shall have paid Borrower any refund of all or part of any Tax paid by Borrower and it is subsequently determined that such Indemnified Person was not entitled to the refund, such determination shall be treated as the imposition of a Tax pursuant to the provisions of this Section 9.02 (but without giving effect to the exclusions in Section 9.02(d). Except in respect of any Tax Claim which the Indemnified Person is not obligated to contest, no Indemnified Person shall enter into a settlement or other compromise with respect to any Claim with respect to which Borrower would be required to indemnify hereunder without the prior consent of Borrower, unless such Indemnified Person waives its right to be indemnified with respect to such Claim under this Section 9.02 or unless an Event of Default is continuing.
          (j) Borrower agrees that all payments made by Borrower and Borrower Parent pursuant to this Agreement and any other Operative Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Taxes of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any Government Body or taxing authority (all such Taxes being herein referred to as “Withholding Taxes”). If any Withholding Taxes are so required to be withheld or deducted from any payment made by Borrower or Borrower Parent under any Operative Document, Borrower shall (A) pay to the appropriate Government Body the amount of such Withholding Taxes and make such reports and filings in connection therewith in the time and manner required by Applicable Laws, (B) at the time that the payment upon which the deduction or withholding applies is required to be made, pay to the relevant Indemnified Person any additional amount which is necessary in order for the net amounts received by such Indemnified Person, after deduction or withholding of such Withholding Taxes, to equal the amounts payable to such Indemnified Person had no such deduction or withholding been required and (C) promptly

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forward to the relevant Indemnified Person an official receipt or other documentation evidencing payment of such Withholding Taxes to such Government Body. Each Indemnified Person agrees to deliver to Borrower, at Borrower’s sole cost and expense, such official certificates or documents as may be reasonably requested by Borrower in writing from time to time completed and duly executed by such Indemnified Person to establish that payments by Borrower to such Indemnified Person hereunder or any other Operative Document are exempt from or are subject to a reduced rate of Withholding Tax imposed by any Government Body or taxing authority, so long as, in the Indemnified Person’s reasonable determination, it is entitled to claim such reduction or exemption. If requested by such Indemnified Person in connection with any request for certificates or documents hereunder, Borrower shall provide such Indemnified Person with blank forms and instructions for completion thereof.
          (k) If pursuant to Section 9.02(j), Borrower has paid any amount or withheld any amount from any payment in respect of any tax not indemnified by Borrower pursuant to this Section 9.02 and Borrower has paid over such withheld amount to the proper Government Body for the account of an Indemnified Person, Borrower shall notify such Indemnified Person of the amount of such withholding and provide to such Indemnified Person an official receipt or other document reasonably satisfactory to such Indemnified Person evidencing payment of the withheld amount, and such Indemnified Person shall promptly repay to Borrower the additional amount paid Borrower pursuant to Section 9.02(j) in respect of the amount paid or withheld together with any interest received thereon from such Government Body.
          (l) Except in the case of Withholding Taxes (payment of and indemnification with respect to which shall be governed by Section 9.02(j)), any amounts payable to an Indemnified Person pursuant to this Section 9.02 in respect of Taxes shall be paid within thirty (30) days after receipt of a written demand therefor from such Indemnified Person accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date such Tax is due. Any payments made pursuant to this Section 9.02 directly to an Indemnified Person or Borrower shall be made in the applicable currency in immediately available funds at such bank or to such account as is specified by the payee in written directions to the payor.
          (m) If an Indemnified Person is not a party to this Agreement, Borrower may require such Indemnified Person to agree in writing, in a form reasonably acceptable to Borrower, to the terms of this Section 9.02 prior to making any payment under this Section 9.02 to such Indemnified Person.
          (n) The general indemnification provisions of this Section 9.02 are not intended to waive or supersede any express provisions of this Agreement or any other Operative Document concerning the responsibility of any of the parties hereto or thereto for any Claims and the fact that a Claim is not excluded from indemnification under Section 9.02(d) shall in no event prevent any party hereto from bringing an action against Borrower or any Indemnified Person for any breach of any obligation owing by such party to such other party giving rise to such Claim.
          (o) Borrower shall, at its own expense, duly file all required reports and returns respecting all Taxes for which Borrower is directly responsible under this Section 9.02, to

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the extent Borrower is permitted to do so by law. If the same must be filed by an Indemnified Person, Borrower will advise such Indemnified Person of the necessity of filing the same and, in sufficient time before the same are due, furnish such Indemnified Person with a completed copy thereof and funds in the amount required to be submitted, together with any additional information and records relating thereto as such Indemnified Person may reasonably request. Borrower shall hold such Indemnified Person harmless from and against any Claims arising out of any insufficiency or inaccuracy in any such report or return to the extent such insufficiency or inaccuracy is not attributable to any act or omission of or information provided by such Indemnified Person or a Related Indemnitee. Borrower shall make available to the Indemnified Person such other information and records as are maintained by Borrower regarding the use of the Aircraft at Borrower’s principal place of business. If, in conjunction with the filing of any tax return or as a result of an audit, an Indemnified Person reasonably requests additional information, Borrower shall make available such other information and records as it maintains in the ordinary course of business or is reasonably available to it.
          (p) The indemnities and agreements provided for in this Section 9.02 shall survive the expiration or other termination of the Operative Documents.
     9.03 Expenses. Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, or reimburse Ex-Im Bank and the Security Trustee promptly upon demand for the payment of, all reasonable and duly documented costs and expenses arising in connection with the preparation, printing, execution, delivery, registration, implementation, modification of, or waiver or consent under, the Operative Documents, including, without limitation, the reasonable and duly documented out-of-pocket expenses of Ex-Im Bank (incurred in respect of telecommunications, mail or courier service, travel and the like), the reasonable fees and expenses of counsel for Ex-Im Bank, all Taxes (including, without limitation, interest and penalties, if any) which may be payable in respect of the Operative Documents and the initial and annual fees of the Security Trustee (collectively, the “Transaction Costs”). Borrower shall also pay all of the reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of counsel and all Taxes) incurred by or charged to Ex-Im Bank or the Security Trustee in connection with the amendment or enforcement of any of the Operative Documents or the protection or preservation of any right or claim of Ex-Im Bank or the Security Trustee arising out of any of the Operative Documents. All amounts payable by Borrower pursuant to this Section 9.03 shall be paid by Borrower in the currency in which the same has been incurred and is payable by Ex-Im Bank or the Security Trustee, as applicable.
     Section 10. Payments.
     10.01 Method of Payment.
          (a) All payments to be made by Borrower under this Agreement and the Note shall be made to Ex-Im Bank without set-off or counterclaim, in U.S. Dollars and in immediately available and freely transferable funds, no later than 11:00 a.m. (New York City time) on the date on which due, at the Federal Reserve Bank of New York for credit to Ex-Im Bank’s account: U.S. Treasury Department 021030004 TREAS NYC/CTR/BNF’/AC 4984 OBI=Export-Import Bank Due                      on EIB Credit No. AP084206XX — United States from Cessna Finance Export Corporation.

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          (b) Except as otherwise provided herein, whenever any payment would otherwise fall due on a day which is not a Business Day, the due date for payment shall be the immediately succeeding Business Day and interest and fees shall be computed in accordance with Section 14.01.
     10.02 Application of Payments. Ex-Im Bank shall apply payments received by it in respect of a Tranche (the “Relevant Tranche”) under this Agreement or the Note (whether at stated maturity, by reason of acceleration, prepayment or otherwise) in the following order of priority: (a) interest due pursuant to Section 6.02(b) in respect of or related to such Relevant Tranche; (b) ASU Commitment Fees, Exposure Fees, ASU Arrangement Fees, ASU Administration Fees and all other amounts due to Ex-Im Bank under this Agreement and not otherwise provided for under this Section 10.02 in respect of or related to such Relevant Tranche; (c) interest due pursuant to Section 6.02(a) in respect of or related to such Relevant Tranche; (d) principal due in respect of or related to such Relevant Tranche; (e) in respect of each Tranche other than the Tranche which, at the time of such application, constitutes the Relevant Tranche (the “Other Tranche”), in or towards payment of the amounts referred to in, and in the respective order of priorities set forth in clauses (a) through (d) of this Section 10.02 as if such references were for amounts due and owing in respect of or related to the Other Tranche; (f) installments of principal not yet due in inverse order of maturity in respect of or related to such Relevant Tranche; and (g) all other amounts due under this Agreement and not otherwise provided for in this Section 10.02. If the Note consists of more than one promissory note, payments with respect to the Note shall be applied pro rata to such promissory notes in accordance with the above priorities.
     Section 11. Representations, Warranties and Covenants.
     11.01 Representations and Warranties of Borrower. Borrower represents and warrants to Ex-Im Bank and the Security Trustee as of the date hereof and on each Disbursement Date that:
          (a) Existence and Authority. Borrower is duly organized and validly existing under the laws of the State of Delaware, with full power, authority and legal right to own its property and carry on its business as now conducted, and has taken all actions necessary or advisable to authorize it to execute, deliver, perform and observe the terms and conditions of the Borrower Documents.
          (b) Government Authorizations. All consents, licenses, authorizations and approvals of, and exemptions by, any Governmental Authority and any Other Governmental Authority that are necessary or advisable: (i) for the execution, delivery, performance and observance by Borrower of the Borrower Documents, including, without limitation, approvals relating to the availability and transfer of Dollars required to make all payments due under this Agreement and the Note; and (ii) for the validity, binding effect and enforceability of the Borrower Documents, have been obtained and are in full force and effect.
          (c) Restrictions. The execution, delivery and performance or observance by Borrower of the terms of, and consummation by Borrower of the transactions contemplated by, each of the Borrower Documents does not and will not conflict with or result in a breach or

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violation of: (i) the charter, by-laws or similar documents of Borrower; (ii) any law of the United States or any other ordinance, decree, constitutional provision, regulation or other requirement of any Governmental Authority (including, without limitation, any restriction on interest that may be paid by Borrower); or (iii) any order, writ, injunction, judgment or decree of any court or other tribunal. Further, the execution, delivery and performance or observance by Borrower of the terms of, and consummation by Borrower of the transactions contemplated by, each of the Borrower Documents does not and will not conflict with or result in a breach of any agreement or instrument to which Borrower is a party, or by which it or any of its revenues, properties or assets may be subject, or result in the creation or imposition of any Lien upon any of the revenues, properties or assets of Borrower pursuant to any such agreement or instrument.
          (d) Binding Effect. Borrower has duly executed and delivered this Agreement and the other Borrower Documents on or before the date hereof, and Borrower will also duly execute and deliver the Note and each of the other Borrower Documents that may hereafter be executed. Each of the Borrower Documents that has been executed and delivered constitutes, and each such Borrower Document that may hereafter be executed and delivered will constitute, a direct, general and unconditional obligation of Borrower that is legal, valid and binding upon Borrower and enforceable against Borrower in accordance with its respective terms, except as such enforceability may be limited by applicable insolvency, reorganization, liquidation, moratorium, readjustment of debt or other similar laws affecting the enforcement of creditors’ rights generally and by the application of general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity. Borrower’s payment obligations under this Agreement rank, and under the Note, when issued, will rank, in all respects at least pari passu in priority of payment with all other unsecured and unsubordinated payment obligations of Borrower.
          (e) Commercial Activity. The Borrower Documents and the transactions contemplated thereby constitute commercial activities (rather than governmental or public activities) of Borrower, and Borrower is subject to private commercial law with respect thereto. Neither Borrower nor any of its property, assets, or revenue enjoys any right of immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution, set-off, execution, or from any other legal process with respect to any of the obligations under this Agreement, the Note, or any of the other Borrower Documents. The waiver of immunity contained in Section 13.04 is valid and enforceable and would be effective to waive such immunity should Borrower become entitled to immunity in the future.
          (f) Legal Proceedings. No legal proceedings are pending or, to the best of Borrower’s knowledge, threatened before any court or Governmental Authority or Other Governmental Authority which might: (i) materially and adversely affect Borrower’s financial condition, business or operations; (ii) restrain or enjoin or have the effect of restraining or enjoining the performance or observance of the terms and conditions of any of the Borrower Documents; or (iii) in any other manner question the validity, binding effect or enforceability of any of the Borrower Documents.
          (g) No Taxes. There is no Tax imposed on or in connection with: (i) the execution, delivery or performance of any of the Borrower Documents; (ii) the enforcement of any of the Borrower Documents; or (iii) on any payment to be made to Ex-Im Bank or the

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Security Trustee under any of the Borrower Documents. In connection with the Credit, no Governmental Authority shall impose any reserve, special deposit, deposit insurance or assessment affecting Ex-Im Bank.
          (h) No Corrupt Practices. Neither Borrower nor any of its officers, directors or authorized employees, agents or representatives has paid, offered or promised to pay, or authorized the payment, directly or indirectly, of, any commission, bribe, pay-off or kickback or similar payment related to the Credit or the transactions contemplated thereby that violates any applicable law or entered into any agreement or arrangement under which any such payment will at any time be made.
          (i) Suspension and Debarment, etc. Borrower and each of its Principals (as such term is defined in the Debarment Regulations) individually, have not within the past 3 years been (a) debarred, suspended, declared ineligible from participating in, or voluntarily excluded from participation in, a Covered Transaction (as such term is defined in the Debarment Regulations), (b) formally proposed for debarment, with a final determination still pending, (c) indicted, convicted or had a civil judgment rendered against it for any of the offenses listed in the Debarment Regulations, or (d) delinquent on any substantial debts owed to Ex-Im Bank or any Other Governmental Authority of the United States as of the date hereof.
          (j) No Delinquency on Amounts Due to the United States. Borrower is not delinquent on any amounts due and owing to any Other Governmental Authority of the United States as of the date of this Agreement.
          (k) Security Agreement. The Security Agreement will create and, upon registration of the Security Agreement as required by this Agreement and Applicable Law, will perfect, in favor of the Security Trustee on behalf of the Secured Parties, legal, valid and enforceable security interests in the Collateral under the laws of the United States.
          (l) Single Purpose. Since its establishment, it has engaged in no business activity, and will engage in no other business activities, except (i) the purchasing and leasing of aircraft, (ii) the financing of the acquisition of aircraft and (iii) activities in respect of the transactions contemplated by the Operative Documents to which it is a party, and has incurred no Indebtedness other than as contemplated or permitted by the Operative Documents to which Borrower is a party.
          (m) Borrower Parent. Borrower Parent is the sole owner of all of the Pledged Shares.
          (n) Pledged Account. Borrower has established the Pledged Account.
          (o) Location. Borrower’s “location” is in the State of Delaware as such term is used in Section 9-307 of the Uniform Commercial Code.
          (p) No Event of Default. No Event of Default and no Potential Default has occurred and is continuing.

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     11.02 Additional Representations and Warranties of Borrower. In addition to the foregoing, Borrower represents and warrants to Ex-Im Bank and the Security Trustee as of each Disbursement Date that:
          (a) Government Authorizations. All consents, licenses, authorizations and approvals of, and exemptions by, any Governmental Authority and any Other Governmental Authority that are necessary or advisable for Borrower’s execution, delivery and performance of the Supply Contract in respect of the Goods to be financed as of such Disbursement Date and the exportation such Goods to the applicable Eligible End User’s Country have been obtained and are in full force and effect.
          (b) Recordation. To ensure the legality, validity, enforceability, priority or admissibility in evidence in the United States of any of the Borrower Documents relating to the Goods to be financed on such Disbursement Date, it is not necessary that any of the Borrower Documents be registered, recorded, enrolled or otherwise filed with any court or other Governmental Authority, or be notarized, or that any documentary, stamp or other similar tax, imposition or charge of any kind be paid on or in respect of any of the Borrower Documents except for (A) the filing of appropriate UCC financing statements in the State of Delaware with respect to the security interests created by the Security Documents and (B) the registrations with the International Registry contemplated by Section 8.01 hereof together with any other filings, recordings and/or registrations required pursuant to Section 7.02(j) and 7.02(k) hereof. The Eligible Agreement relating to the Goods to be financed on such Disbursement Date permits the assignment thereof pursuant to the Security Agreement.
          (c) Supply Contract(s). No Applicable Law is or will be violated by either any Supply Contract or Borrower’s performance of its obligations under any Supply Contract, in each case relating to the Goods to be financed on such Disbursement Date.
          (d) Title. Immediately prior to the entering into of the applicable Eligible Agreement which is a lease structure, Borrower was the legal owner of all right, title and interest in and to such Goods and in and to the related Eligible Agreement, free and clear of all Liens.
          (e) Eligible Agreements. Borrower has provided to Ex-Im Bank full, true and complete copies of the Eligible Agreement(s) relating to the Goods to be financed on such Disbursement Date. No facts or circumstances exist which give rise to any right of rescission, set off, counterclaim or defense to the obligations of the relevant Eligible End User under each such Eligible Agreement.
          (f) Use of Goods. To the best of Borrower’s knowledge, the Goods to be financed on such Disbursement Date will be used for lawful purposes and in conformity in all material respects with any insurance policies and any warranties of the manufacturer.
          (g) Re-export. To the best of Borrower’s knowledge, no Goods financed under this Agreement on such Disbursement Date will be re-exported from the relevant Eligible End User’s Country.
          (h) No Liens or Encumbrances. To the best of Borrower’s knowledge, other than Liens created by the Security Agreement or the Eligible Agreements and any Permitted

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Liens, no other Liens exist over or with respect to the Goods to be financed on such Disbursement Date.
          (i) Ordinary Course and in Conformity with Standard. Each Eligible Agreement relating to the Goods to be financed on such Disbursement Date (including the analysis and other due diligence in respect of the applicable Eligible End User) has been entered into in accordance with the Standard, in the ordinary course of the Servicer’s business.
     11.03 Affirmative Covenants of Borrower. Borrower covenants and agrees that until all amounts owing under this Agreement and the Note have been paid in full, unless Ex-Im Bank shall have consented in writing, Borrower will:
          (a) Notice of Defaults. Promptly, but in no event later than ten (10) days after the occurrence of an Event of Default or of any Potential Default, notify Ex-Im Bank by facsimile transmission or hand delivery of the particulars of such occurrence and the corrective action proposed to be taken by Borrower with respect thereto.
          (b) Inspections. Permit (and cause Guarantor to permit) representatives of Ex-Im Bank to make reasonable inspections of Borrower’s books and records in connection with this Agreement and the transactions contemplated hereby, and cause Borrower’s officers and employees to give full cooperation and assistance in connection therewith. The reasonable costs and duly documented expenses of such inspections shall be for the account of Borrower. In addition to the foregoing, Borrower will require each Eligible End User to permit representatives of Ex-Im Bank to make reasonable inspections of the related Aircraft following the occurrence and during the continuance of an Event of Default.
          (c) Notice of Disputes. Promptly give written notice to Ex-Im Bank of any material dispute that may exist between Borrower and (i) any Governmental Authority, (ii) any Other Governmental Authority, or (iii) any international financial institutions.
          (d) Government Authorizations. Promptly obtain and maintain all consents, licenses, authorizations and approvals of, and exemptions by, any Governmental Authority and any Other Governmental Authority that are necessary or advisable: (i) for the execution, delivery, performance and observance by Borrower of the Borrower Documents, including, without limitation, all approvals relating to the availability and transfer of U.S. Dollars required to make all payments due under this Agreement and the Note; (ii) for the validity, binding effect and enforceability of the Borrower Documents; and (iii) for the execution, delivery and performance of any Supply Contract and the exportation from the United States and importation and use of the Goods in each Eligible End User’s Country.
          (e) Pari Passu. Ensure that its payment obligations under this Agreement and the Note will at all times constitute the direct, general and unconditional obligations of Borrower and rank in all respects at least pari passu in priority of payment with all other unsecured and unsubordinated payment obligation of Borrower.
          (f) Notice of Suspension or Debarment. Provide prompt written notice to Ex-Im Bank if any time it learns that the representation set forth in Section 11.01(j) was erroneous when made or has become erroneous by reason of changed circumstances.

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          (g) Supply Contract(s). Obtain the prior written consent of Ex-Im Bank to any assignment of Borrower’s rights or obligations under any Supply Contract or to any material modification to or cancellation of any Supply Contract.
          (h) Status Report. Provide, no later than the 10th day of any calendar month, a completed report, in the form set forth on Annex I hereto, setting forth the aggregate Aircraft then subject to the facility hereunder, the status of each of the related Eligible Agreements and such other information set forth therein.
          (i) Change in U.S. Content. During the period beginning from the initial Disbursement Date and ending on the Final Disbursement Date, promptly (i) notify (or cause the applicable Exporter to notify) Ex-Im Bank of any “material change” (as defined in paragraph 6 under Part C of the Exporter’s Certificate) in the U.S. Content Percentage for any Eligible Aircraft set forth in the Cessna Letter (such notification to include the revised U.S. Content Percentage for such Aircraft), and (ii) provide Ex-Im Bank with such information concerning the U.S. Content of an Eligible Aircraft as Ex-Im Bank shall reasonably request.
          (j) Eligible Agreement. Cause each Aircraft (other than Off-Lease Aircraft which shall be subject to the terms of the Servicing Agreement) to be and remain subject to an Eligible Agreement and perform all of Borrower’s obligations thereunder.
          (k) Collateral Coverage. Within sixty (60) days of its receipt of a Section 11.03(k) Notice, (i) grant, pledge or deliver (as applicable) to Security Trustee, or cause Guarantor to grant, pledge or deliver (as applicable) to Security Trustee, Eligible Additional Collateral as additional Collateral for all obligations and indebtedness of Borrower under this Agreement, the Note and the other Operative Documents, and/or (ii) make a prepayment to Ex-Im Bank in an amount such that, as a result of all actions taken under the preceding clauses (i) and (ii), the Aggregate Collateral Value at the end of such sixty (60) day period (after giving effect to such Eligible Additional Collateral and prepayment) is not less than one hundred ten percent (110%) of the then outstanding unpaid principal balance of the Credit. Any prepayment made pursuant to this Section 11.03(k) shall not be subject to the payment of a Prepayment Premium pursuant to Section 6.03(a) of this Agreement.
          (l) Other Acts. From time to time, do and perform any and all acts and execute any and all documents as may be necessary or as reasonably requested by Ex-Im Bank in order to effect the purposes of this Agreement and to protect the interests of Ex-Im Bank in the Note.
     11.04 Negative Covenants of Borrower. Borrower covenants and agrees that until all amounts owing under this Agreement and the Note have been paid in full, it will not, without the prior written consent of Ex-Im Bank:
          (a) Liens on Goods. Create, assume or permit to exist any Liens on any of Borrower’s right, title or interest in the Goods, except for Permitted Liens.
          (b) Sale, Lease or Transfer of Goods. Sell, lease or otherwise transfer, or agree to sell, lease or otherwise transfer, or consent to the sale, lease or other transfer of, any Good or a component of any Good to any Person (other than to an Eligible End User); or cause

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or permit any Eligible End User to sell, lease, or otherwise transfer, or agree to sell, lease, or otherwise transfer any Goods (or a component thereof) to any Person except as otherwise authorized under the relevant Eligible Agreement and the Operative Documents.
          (c) Use of the Goods. Consent to the use of the Goods, or cause or consent to any Eligible End User to use or permit the use of the Goods, outside the relevant Eligible End User’s Country contrary to the restrictions set forth in Section 11.04(g)(vi) hereof.
          (d) Change in Business. Make any substantial change in the scope or nature of its business or operations.
          (e) Merger, Consolidation, Dissolution and Sale. Merge or consolidate with any other entity; dissolve or terminate its legal existence; sell, lease, transfer or otherwise dispose of any substantial part of its properties or any of its properties essential to the conduct of its business or operations, as now or hereafter conducted; or enter into any agreement to do any of, the foregoing; provided, however, that Borrower may, on at least twenty (20) days prior written notice to Ex-Im Bank and with Ex-Im Bank’s prior consent (which consent may be withheld in its reasonable discretion), merge or consolidate with another Person provided that Ex-Im Bank receives such executed documents and agreements as Ex-Im Bank may reasonably require to confirm that Ex-Im Bank and the Security Trustee will retain, after giving effect to such merger or consolidation, all collateral and credit support as they enjoyed under the Operative Documents prior to such merger or consolidation, including, without limitation, a first priority perfected interest in all capital stock issued by the successor by merger or consolidation and that the TFC Guarantee will, following such merger or consolidation, remain in full force and effect with respect to the obligations of any successor under the Operative Documents.
          (f) Suspension and Debarment, etc. Knowingly enter into any transactions in connection with the Goods with any person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations.
          (g) Special Covenants.
          (i) Enter into any business or other activity other than (A) the business of financing, acquiring and leasing aircraft and the exercise of rights under, and the performance of all obligations to be performed by it pursuant to, the Operative Documents or any documents executed or to be executed by it in connection with the transactions contemplated by the Operative Documents or the sale, lease or other disposition of such aircraft, (B) any lawful business and activities expressly consented to in writing by Ex-Im Bank, (C) paying expenses incurred in the ordinary course of the business contemplated by the Operative Documents, and (D) activities incidental to the foregoing;
          (ii) (A) commence any case, proceeding or other action under any existing or future law of any jurisdiction, within or outside the United States, relating to bankruptcy, insolvency, reorganization, arrangement, adjustment, winding-up,

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liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seek appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or make a general assignment for the benefit of its creditors; and not take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above;
          (iii) contract for, create, incur or assume any Indebtedness (including contingent liability therefor), grant any credit or guarantee any debts other than pursuant to the Operative Documents to which it is a party or (subject to the receipt of any consents required under the Operative Documents to which it is a party) as otherwise expressly permitted by the Operative Documents to which it is a party;
          (iv) enter into any contract or agreement with any Person, nor create or incur, any liability to any Person, other than such contracts or liabilities, or both, as expressly provided for or permitted or contemplated by the Operative Documents to which Borrower is a party, and contracts, liabilities, ordinary operating costs and overhead expenses as have arisen or may arise in the ordinary course of carrying on business in accordance with clause (i) above;
          (v) amend or modify its certificate of incorporation;
          (vi) issue any consent for any Aircraft (or suffer any Aircraft that is Off-Lease) to be (A) flown to or within an Excluded Country or operated or used by any Person that is a national of, or established under, the laws of, or whose principal place of business or principal place of aircraft operations is located in, an Excluded Country, (B) operated or used in contravention of the Ex-Im Bank Statutes or any United States law, regulation or stated policy (or interpretation thereof) restricting the operation or use of United States-manufactured aircraft and engines, (C) flown or operated for any military purpose, (D) located, operated or used in any war zone or hostile area, (E) principally used in, or operated or used by or for any Person which is a national of, or established under the laws of, or whose principal place of business or principal place of aircraft operations is located in, a Restricted Country, or (F) primarily based in one or more Restricted Countries; and, for the purposes of this Section 11.04(g)(vi), “primarily based” shall mean that during any consecutive seven (7) day period, the aggregate amount of time spent on the ground by an Aircraft in one or more Restricted Countries shall exceed fifteen per cent (15%) of the total amount of time spent on the ground during such seven (7) day period (provided that no Event of Default will occur in respect of this Section 11.04(g)(vi) if such Aircraft spends time on the ground in a Restricted Country so that any non-recurring emergency maintenance or other non-recurring emergency repairs can be performed on such Aircraft);
          (vii) without the consent of Ex-Im Bank, sell, assign, release, discharge or otherwise transfer (each, a “Disposition”), its interest in any Aircraft, any Eligible Agreement or any other item of Collateral (including any Disposition in connection with any enforcement of remedies, the pay off of a loan or the exercise of a purchase option or purchase obligation under or in connection with any Eligible Agreement), provided, that Borrower may cause a Disposition of an Aircraft and, if relevant, the related Eligible

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Agreement if each of the following conditions are satisfied: (i) no Potential Default has occurred and would continue to exist after such Disposition, and (ii) either (A) upon or prior to such Disposition, the Allocable Portion with respect to such Aircraft is prepaid in accordance with Section 6.04(a) and (b) hereof or (B) the proceeds of such Disposition are deposited in the Pledged Account in accordance with Section 6.04(d) hereof;
          (viii) set up, claim or seek to take advantage of any law now or hereafter in force in any jurisdiction where any Aircraft may be situated in order to prevent, hinder or delay any effort on the part of Ex-Im Bank or the Security Trustee, in accordance with the Security Documents, to de-register such Aircraft, regain possession of such Aircraft, or re-export such Aircraft from any jurisdiction in which such Aircraft may be located, and hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws;
          (ix) pledge the credit of any Secured Party for any maintenance, service repairs, overhaul of, or modifications to, or changes or alterations in any Aircraft or any Part, for the fees of any airport or air navigation authority or otherwise; and
          (x) enter into any Subtransaction except with respect to Eligible Aircraft which are the subject of an Eligible Agreement with an Eligible End User.
     11.05 Representations and Warranties of Guarantor. Guarantor represents and warrants to Ex-Im Bank as of the date hereof and as of each Disbursement Date that:
          (a) Existence and Authority. Guarantor is duly organized and validly existing under the laws of the State of Delaware, with full power, authority and legal right to own its property and carry on its business as now conducted, and has taken all actions necessary or advisable to authorize it to execute, deliver, perform and observe the terms and conditions of the Guarantor Documents.
          (b) Government Authorizations. All consents, licenses, authorizations and approvals of, and exemptions by, any Governmental Authority and any Other Governmental Authority that are necessary or advisable: (i) for the execution, delivery, performance and observance by Guarantor of the Guarantor Documents, including, without limitation, approvals relating to the availability and transfer of U.S. Dollars required to make all payments due under this Agreement and the Note; and (ii) for the validity, binding effect and enforceability of the Guarantor Documents, have, in each case, been obtained and are in full force and effect.
          (c) Recordation. To ensure the legality, validity, enforceability, priority or admissibility in evidence in the United States of any of the Guarantor Documents, it is not necessary that any of the Guarantor Documents be registered, recorded, enrolled or otherwise filed with any court or other Governmental Authority, or be notarized, or that any documentary, stamp or other similar tax, imposition or charge of any kind be paid on or in respect of this Agreement or the Note.
          (d) Restrictions. The execution, delivery and performance or observance by Guarantor of the terms of, and consummation by Guarantor of the transactions contemplated by, each of the Guarantor Documents does not and will not conflict with or result in a breach or

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violation of: (i) the charter, by-laws or similar documents of Guarantor; (ii) any law of the United States or any other ordinance, decree, constitutional provision, regulation or other requirement of any Governmental Authority (including, without limitation, any restriction on interest that may be paid); or (iii) any order, writ, injunction, judgment or decree of any court or other tribunal. Further, the execution, delivery and performance or observance by Guarantor of the terms of, and consummation by Guarantor of the transactions contemplated by, each of the Guarantor Documents does not and will not conflict with or result in a breach of any agreement or instrument to which Guarantor is a party, or by which it or any of its revenues, properties or assets may be subject, or result in the creation or imposition of any Lien upon any of the revenues, properties or assets of Guarantor pursuant to any such agreement or instrument.
          (e) Binding Effect. Guarantor has duly executed and delivered this Agreement, the Note and the other Guarantor Documents on or before the date hereof. Each of the Guarantor Documents that has been executed and delivered constitutes, and each such Guarantor Document that may hereafter be executed and delivered will constitute, a direct, general and unconditional obligation of Guarantor that is legal, valid and binding upon Guarantor and enforceable against Guarantor in accordance with its respective terms, except as such enforceability may be limited by applicable insolvency, reorganization, liquidation, moratorium, readjustment of debt or other similar laws affecting the enforcement of creditors’ rights generally and by the application of general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity. Guarantor’s payment obligations under this Agreement rank, and under the Note, when issued, will rank, in all respects at least pari passu in priority of payment with all other unsecured and unsubordinated payment obligations of Guarantor.
          (f) Commercial Activity. The Guarantor Documents and the transactions contemplated thereby constitute commercial activities (rather than governmental or public activities) of Guarantor, and Guarantor is subject to private commercial law with respect thereto. Neither Guarantor nor any of its property, assets, or revenue enjoys, any right of immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution, set-off, execution, or from any other legal process with respect to any of the obligations under this Agreement, the Note, or any of the other Guarantor Documents. The waiver of immunity contained in Section 13.04 is valid and enforceable and would be effective to waive such immunity should Guarantor become entitled to immunity in the future.
          (g) Legal Proceedings. There are no proceedings pending or, to the knowledge of Guarantor, threatened against Guarantor or any Subsidiary thereof in any court or before any governmental authority or arbitration board or tribunal which individually or in the aggregate is likely to materially and adversely affect the financial condition or business of Guarantor and its consolidated subsidiaries, taken as a whole, or impair the ability of Guarantor to perform its obligations under the Operative Documents or which questions the validity, binding effect or enforceability of any Operative Document or any action taken or to be taken pursuant thereto. Neither Guarantor nor any Subsidiary thereof is in default with respect to any order of any court or governmental authority or arbitration board or tribunal, the default under which would affect adversely the ability of Guarantor to perform its obligations under the Operative Documents.

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          (h) Guarantor Financial Statements. The Guarantor Financial Statements fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of Guarantor and its consolidated subsidiaries as of such date and the results of their operations for the period then ended. Since the date of the Guarantor Financial Statements, there has been no material adverse change in the condition, financial or otherwise, of Guarantor and its consolidated subsidiaries, taken as a whole, as shown on the financial statements of Guarantor as of such date.
          (i) No Taxes. There is no Tax imposed on or in connection with: (i) the execution, delivery or performance of any of the Guarantor Documents; (ii) the enforcement of any of the Guarantor Documents; or (iii) on any payment to be made to Ex-Im Bank under any of the Guarantor Documents. In connection with the Credit, no Governmental Authority shall impose any reserve, special deposit, deposit insurance or assessment affecting Ex-Im Bank.
          (j) No Corrupt Practices. Neither Guarantor nor any of its officers, directors or authorized employees, agents or representatives has paid, offered or promised to pay, or authorized the payment, directly or indirectly, of, any commission, bribe, pay-off or kickback or similar payment related to the Credit or the transactions contemplated thereby that violates any applicable law or entered into any agreement or arrangement under which any such payment will at any time be made.
          (k) Suspension and Debarment, etc. Guarantor and each of its Principals (as such term is defined in the Debarment Regulations) individually, have not within the past 3 years been (a) debarred, suspended, declared ineligible from participating in, or voluntarily excluded from participation in, a Covered Transaction (as such term is defined in the Debarment Regulations), (b) formally proposed for debarment, with a final determination still pending, (c) indicted, convicted or had a civil judgment rendered against it for any of the offenses listed in the Debarment Regulations, or (d) delinquent on any substantial debts owed to Ex-Im Bank or any Other Governmental Authority of the United States as of the date hereof.
          (l) No Delinquency on Amounts Due to the United States. Guarantor is not delinquent on any amounts due and owing to any Other Governmental Authority of the United States as of the date of this Agreement.
          (m) No Event of Default. No Event of Default and no Potential Default has occurred and is continuing.
     11.06 Affirmative Covenants of Guarantor. Guarantor covenants and agrees that until all amounts owing under this Agreement and the Note have been paid in full, unless Ex-Im Bank shall have consented in writing, Guarantor will:
          (a) Notice of Disputes. Promptly give written notice to Ex-Im Bank of any material dispute that may exist between Guarantor and (i) any Governmental Authority, (ii) any Other Governmental Authority, or (iii) any international financial institutions.
          (b) Government Authorizations. Promptly obtain and maintain all consents, licenses, authorizations and approvals of, and exemptions by, any Governmental Authority and any Other Governmental Authority that are necessary or advisable: (i) for the execution,

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delivery, performance and observance by Guarantor of the Guarantor Documents and Borrower Documents, including, without limitation, all approvals relating to the availability and transfer of U.S. Dollars required to make all payments due under this Agreement and the Note; (ii) for the validity, binding effect and enforceability of the Guarantor Documents.
          (c) Pari Passu. Ensure that its payment obligations under this Agreement and the Note will at all times constitute the direct, general and unconditional obligations of Guarantor and rank in all aspects at least pari passu in priority of payment with all other unsecured and unsubordinated payment obligation of Guarantor.
          (d) Notice of Suspension or Debarment. Provide prompt written notice to Ex-Im Bank if any time it learns that the representation set forth in Section 11.05(k) was erroneous when made or has become erroneous by reason of changed circumstances.
          (e) Corporate Credit Ratings. Notify Ex-Im Bank in writing in the event of any lowering of Textron Inc.’s long term corporate credit rating by either S&P, Fitch or Moody’s.
          (f) TFC Guarantee Covenants. Comply with the covenants of the Guarantor set forth in Section 9 of the TFC Guarantee.
          (g) Other Acts. From time to time, do and perform any and all acts and execute any and all documents as may be necessary or as reasonably requested by Ex-Im Bank in order to effect the purposes of this Agreement.
     11.07 Negative Covenants of Guarantor. Guarantor covenants and agrees that until all amounts owing under this Agreement and the Note have been paid in full, it will not, without the prior written consent of Ex-Im Bank:
          (a) Interference. Take any action that would prevent or interfere with the observance and performance by Borrower of any covenant, agreement or obligation of Borrower set forth in any of the Borrower Documents.
          (b) Subrogation. Exercise any rights of subrogation which it may acquire due to its payment of Borrower’s obligations pursuant to the TFC Guarantee unless and until all sums payable under this Agreement and the Note have been paid in full, and if any payment shall be made to Guarantor on account of such rights of subrogation, it shall promptly pay such amount to Ex-Im Bank.
          (c) Change in Business. Make any substantial change in the scope or nature of its business or operations; provided, however, that Ex-Im Bank acknowledges that Guarantor intends to exit all of its commercial finance business, other than that portion of the business supporting the financing of customer purchases of products which Textron manufactures, through a combination of orderly liquidation and selected sales of assets.
          (d) Suspension and Debarment, etc. Knowingly enter into any transactions in connection with the Goods with any person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or nonprocurement transactions with any

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United States federal government department or agency pursuant to any of the Debarment Regulations.
     11.08 Representations and Warranties of Borrower Parent. Borrower Parent represents and warrants to Ex-Im Bank as of the date hereof and as of each Disbursement Date that:
          (a) Existence and Authority. Borrower Parent is duly organized and validly existing under the laws of the State of Delaware, with full power, authority and legal right to own its property and carry on its business as now conducted, and has taken all actions necessary or advisable to authorize it to execute, deliver, perform and observe the terms and conditions of the Operative Documents to which it is a party.
          (b) Government Authorizations. All consents, licenses, authorizations and approvals of, and exemptions by, any Governmental Authority and any Other Governmental Authority that are necessary or advisable: (i) for the execution, delivery, performance and observance by Borrower Parent of the Operative Documents to which it is a party; and (ii) for the validity, binding effect and enforceability of the Operative Documents to which it is a party, have, in each case, been obtained and are in full force and effect.
          (c) Recordation. To ensure the legality, validity, enforceability, priority or admissibility in evidence in the United States of any of the Operative Documents to which it is a party, it is not necessary that any of the Operative Documents to which it is a party be registered, recorded, enrolled or otherwise filed with any court or other Governmental Authority, or be notarized, or that any documentary, stamp or other similar tax, imposition or charge of any kind be paid on or in respect of any such document.
          (d) Restrictions. The execution, delivery and performance or observance by Borrower Parent of the terms of, and consummation by Borrower Parent of the transactions contemplated by, each of the Operative Documents to which it is a party does not and will not conflict with or result in a breach or violation of: (i) the charter, by-laws or similar documents of Borrower Parent; (ii) any law of the United States or any other ordinance, decree, constitutional provision, regulation or other requirement of any Governmental Authority (including, without limitation, any restriction on interest that may be paid); or (iii) any order, writ, injunction, judgment or decree of any court or other tribunal. Further, the execution, delivery and performance or observance by Borrower Parent of the terms of, and consummation by Borrower Parent of the transactions contemplated by, each of the Operative Documents to which it is a party does not and will not conflict with or result in a breach of any agreement or instrument to which Borrower Parent is a party, or by which it or any of its revenues, properties or assets may be subject, or result in the creation or imposition of any Lien upon any of the revenues, properties or assets of Borrower Parent pursuant to any such agreement or instrument.
          (e) Binding Effect. Borrower Parent has duly executed and delivered this Agreement and the other Operative Documents to which it is a party on or before the date hereof, and Borrower Parent will also duly execute and deliver each of the other Operative Documents that may hereafter be executed. Each of the Operative Documents to which it is a party that has been executed and delivered constitutes, and each such Operative Document that may hereafter be executed and delivered will constitute, a direct, general and unconditional obligation of

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Borrower Parent that is legal, valid and binding upon Borrower Parent and enforceable against Borrower Parent in accordance with its respective terms, except as such enforceability may be limited by applicable insolvency, reorganization, liquidation, moratorium, readjustment of debt or other similar laws affecting the enforcement of creditors’ rights generally and by the application of general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity. Borrower Parent’s payment obligations under the Operative Documents to which it is a party rank in all respects at least pari passu in priority of payment with all other unsecured and unsubordinated payment obligations of Borrower Parent.
          (f) Commercial Activity. The Operative Documents to which it is a party and the transactions contemplated thereby constitute commercial activities (rather than governmental or public activities) of Borrower Parent, and Borrower Parent is subject to private commercial law with respect thereto. Neither Borrower Parent nor any of its property, assets, or revenue enjoys any right of immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution, set-off, execution, or from any other legal process with respect to any of the obligations under this Agreement or any of the other Operative Documents to which it is a party. The waiver of immunity contained in Section 13.04 is valid and enforceable, and would be effective to waive such immunity should Borrower Parent become entitled to immunity in the future.
          (g) Legal Proceedings. No legal proceedings are pending or, to the best of Borrower Parent’s knowledge, threatened before any court or Governmental Authority or Other Governmental Authority which might: (i) materially and adversely affect Borrower Parent’s financial condition, business or operations; (ii) restrain or enjoin or have the effect of restraining or enjoining the performance or observance of the terms and conditions of any of the Operative Documents to which it is a party; or (iii) in any other manner question the validity, binding effect or enforceability of any of the Operative Documents to which it is a party.
          (h) No Taxes. There is no Tax imposed on or in connection with: (i) the execution, delivery or performance of any of the Operative Documents to which it is a party; (ii) the enforcement of any of the Operative Documents to which it is a party; or (iii) any payment to be made to Ex-Im Bank under any of the Operative Documents to which it is a party.
          (i) No Corrupt Practices. Neither Borrower Parent nor any of its officers, directors or authorized employees, agents or representatives has paid, offered or promised to pay, or authorized the payment, directly or indirectly, of, any commission, bribe, pay-off or kickback or similar payment related to the Credit or the transactions contemplated thereby that violates any applicable law or entered into any agreement or arrangement under which any such payment will at any time be made.
          (j) Suspension and Debarment, etc. Borrower Parent and each of its Principals (as such term is defined in the Debarment Regulations) individually, have not within the past 3 years been (a) debarred, suspended, declared ineligible from participating in, or voluntarily excluded from participation in, a Covered Transaction (as such term is defined in the Debarment Regulations), (b) formally proposed for debarment, with a final determination still pending, (c) indicted, convicted or had a civil judgment rendered against it for any of the

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offenses listed in the Debarment Regulations, or (d) delinquent on any substantial debts owed to Ex-Im Bank or any Other Governmental Authority of the United States as of the date hereof.
          (k) No Delinquency on Amounts Due to the United States. Borrower Parent is not delinquent on any amounts due and owing to any Other Governmental Authority of the United States as of the date of this Agreement.
          (l) No Event of Default. No Event of Default or Potential Default has occurred and is continuing.
     11.09 Affirmative Covenants of Borrower Parent. Borrower Parent covenants and agrees that until all amounts owing under this Agreement and the Note have been paid in full, unless Ex-Im Bank shall have consented in writing, Borrower Parent will:
          (a) Notice of Disputes. Promptly give written notice to Ex-Im Bank of any material dispute that may exist between Borrower Parent and (i) any Governmental Authority, (ii) any Other Governmental Authority, or (iii) any international financial institutions.
          (b) Government Authorizations. Promptly obtain and maintain all consents, licenses, authorizations and approvals of, and exemptions by, any Governmental Authority and any Other Governmental Authority that are necessary or advisable: (i) for the execution, delivery, performance and observance by Borrower Parent of the Operative Documents to which it is a party; and (ii) for the validity, binding effect and enforceability of the Operative Documents to which it is a party.
          (c) Notice of Suspension or Debarment. Provide prompt written notice to Ex-Im Bank if any time it learns that the representation set forth in Section 11.08(j) was erroneous when made or has become erroneous by reason of changed circumstances.
          (d) Notice of Defaults. Promptly, but in no event later than ten (10) days after the occurrence of an Event of Default or of any Potential Default, notify Ex-Im Bank by facsimile transmission or hand delivery of the particulars of such occurrence and the corrective action proposed to be taken by the Borrower with respect thereto.
          (e) Other Acts. From time to time, do and perform any and all acts and execute any and all documents as may be necessary or as reasonably requested by Ex-Im Bank in order to effect the purposes of this Agreement and to protect the interests of Ex-Im Bank in the Note.
     11.10 Negative Covenants of Borrower Parent. Borrower Parent covenants and agrees that until all amounts owing under this Agreement and the Note have been paid in full, it will not, without the prior written consent of Ex-Im Bank:
          (a) Interference. Take any action that would prevent or interfere with the observance and performance by Borrower of any covenant, agreement or obligation of Borrower set forth in any of the Borrower Documents.

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          (b) Change in Business. Make any substantial change in the scope or nature of its business or operations which would cause it to engage in business activities beyond aircraft finance-related matters and/or the holding of capital stock in respect of companies involved in aircraft finance-related matters.
          (c) Merger, Consolidation, Dissolution and Sale. Merge or consolidate with any other entity; dissolve or terminate its legal existence; sell, lease, transfer or otherwise dispose of any substantial part of its properties or any of its properties essential to the conduct of its business or operations, as now or hereafter conducted; or enter into any agreement to do any of the foregoing; provided, however, that Borrower Parent may, on at least twenty (20) days prior written notice to Ex-Im Bank and with Ex-Im Bank’s prior consent (which consent may be withheld in its reasonable discretion), merge or consolidate with another person provided that Ex-Im Bank receives such executed documents and agreements as Ex-Im Bank may reasonably require to confirm that Ex-Im Bank and the Security Trustee will retain, after giving effect to such merger or consolidation, all collateral and credit support as they enjoyed under the Operative Documents prior to such merger or consolidation, including, without limitation, a first priority perfected interest in all capital stock issued by Borrower or its successor by merger or consolidation and that the TFC Guarantee will, following such merger or consolidation, remain in full force and effect with respect to the obligations of Borrower and any successor to Borrower under the Operating Documents.
          (d) Suspension and Debarment, etc. Knowingly enter into any transactions in connection with the Goods with any person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations.
     11.11 Representations and Warranties of the Security Trustee. The Security Trustee represents and warrants to each party hereto as of the date hereof and as of each Disbursement Date:
          (a) it, in its individual capacity, is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and it has the full banking power, authority and legal right to enter into the Operative Documents to which it is or will become a party, to perform its obligations thereunder and to carry out the transactions contemplated thereby;
          (b) it has duly authorized, executed and delivered the Operative Documents to which it is or will become a party and each of such Operative Documents constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);
          (c) the execution, delivery and performance by it of the Operative Documents to which it is or will become a party have been duly authorized by all necessary action on its

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part, do not require any approval of its shareholders or consent of any trustee or holder of its indebtedness or other obligations and are not in violation of its Articles of Association, by-laws or similar instrument or any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it is bound or to which any of its property or assets may be subject or of any constitutional provision, law, ordinance, decree or regulation of the United States or the State of Utah, or any agency, department or instrumentality of either thereof governing its banking and trust powers in effect at the time of execution and delivery of such Operative Documents, and binding on it and will not result in a Lien upon any of the Collateral except as contemplated by the Operative Documents; and
          (d) neither the execution and delivery by it of any of the Operative Documents to which it is or will become a party nor the consummation by it of any of the transactions contemplated thereby requires the consent or approval of, the giving of notice to, or the registration or filing with, or the taking of any other action in respect of, any Government Body of the United States or State of Utah governing its banking and trust powers.
     11.12 Covenant of the Security Trustee. The Security Trustee covenants and agrees not to consent to or permit any amendment, alteration, waiver, novation or substitution of any of the Operative Documents, or consent to any alteration, waiver, novation or substitution with respect to any of the Collateral, or give any approval or consent or permission or make any determination or election provided for in any Operative Document, except as expressly permitted by the Operative Documents.
     11.13 Quiet Enjoyment. Notwithstanding anything to the contrary contained herein or in any other Operative Document, each of the Security Trustee and Ex-Im Bank severally agrees and covenants that, unless an Eligible Agreement Event of Default shall have occurred and be continuing under the applicable Eligible Agreement, it will not take, and will not permit any Person lawfully claiming through it to take, or instruct the Security Trustee to take, any action inconsistent with any Eligible End User’s rights under the related Eligible Agreement or otherwise in any way interfere with or interrupt the quiet and peaceful enjoyment of the use, operation and possession of the related Aircraft, the Airframe, any Engine or any Part by such Eligible End User under such Eligible Agreement or other lease, assignment or transfer then in effect and permitted by the terms of such Eligible Agreement and the other Operative Documents.
     11.14 DISCLAIMER. EXCEPT FOR THE FOREGOING REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT AND ANY OTHER REPRESENTATIONS EXPRESSLY MADE BY ANY PARTY HERETO HEREIN OR IN ANY OTHER OPERATIVE DOCUMENT, NO PARTY HERETO MAKES OR SHALL BE DEEMED TO HAVE MADE OR TO MAKE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND, INCLUDING BUT NOT LIMITED TO (I) THE AIRWORTHINESS, VALUE, CONDITION, DESIGN, COMPLIANCE WITH SPECIFICATIONS, OPERATION OF, OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN, OR TITLE TO, OR ANY DEFECT IN, ANY AIRCRAFT, ANY AIRFRAME, ANY ENGINE, ANY PART, ANY DATA OR ANY OTHER THING DELIVERED, LEASED, SOLD OR TRANSFERRED UNDER THE OPERATIVE DOCUMENTS, (II) ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE, AGAINST INFRINGEMENT

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OR THE LIKE, OR ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (III) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT WITH RESPECT TO ANY AIRCRAFT, ANY AIRFRAME, ANY ENGINE, ANY PART, ANY DATA OR ANY OTHER THING DELIVERED, LEASED, SOLD OR TRANSFERRED UNDER THE OPERATIVE DOCUMENTS, WHETHER OR NOT IN STRICT OR ABSOLUTE LIABILITY OR ARISING FROM THE NEGLIGENCE OF EX-IM BANK OR THE SECURITY TRUSTEE , ACTUAL OR IMPUTED OR (IV) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF, OR DAMAGE TO, ANY AIRCRAFT, ANY AIRFRAME, ANY ENGINE, ANY PART, ANY DATA OR ANY OTHER THING, FOR ANY LOSS OF USE, REVENUE OR PROFIT, OR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES. NEITHER EX-IM BANK NOR THE SECURITY TRUSTEE SHALL BE LIABLE OR OTHERWISE RESPONSIBLE IN ANY MANNER FOR ANY REPRESENTATION OR WARRANTY MADE BY BORROWER, BORROWER PARENT OR GUARANTOR.
     Section 12. Cancellation, Suspension and Events of Default.
     12.01 Cancellation by Borrower. Borrower may cancel at any time all or any part of the undisbursed and uncancelled amount of the Credit, provided that (a) thirty (30) days’ irrevocable prior written notice is given to Ex-Im Bank, and (b) no Event of Default or Potential Default shall have occurred and be continuing at the time of cancellation. In the event of a cancellation of all or part of the Credit by Borrower, Borrower, on or before the proposed date of cancellation, shall pay to Ex-Im Bank all ASU Commitment Fees accrued and unpaid in respect of such cancelled portion under Section 9.01(a) and all other amounts due and payable to Ex-Im Bank under this Agreement as of the proposed date of cancellation.
     12.02 Suspension and Cancellation by Ex-Im Bank.
          (a) If an Event of Default should occur and be continuing, Ex-Im Bank, by written notice to Borrower, may: (i) suspend further Utilizations of the Credit until Ex-Im Bank is satisfied that the cause of such suspension has been removed; or (ii) cancel the unutilized and uncancelled amount of the Credit. In the event of a cancellation of all or part of the Credit by Ex-Im Bank, Borrower shall pay to Ex-Im Bank all ASU Commitment Fees accrued and unpaid under Section 9.01(a) and all other amounts due and payable to Ex-Im Bank under this Agreement as of the date of cancellation.
          (b) If all of the conditions precedent to the first Utilization, as described in Section 7.01, are not fulfilled to the satisfaction of Ex-Im Bank (in its sole discretion) on or prior to the “Required Operative Date” specified on the Term Sheet hereof, then, after taking into account the circumstances of such failure, Ex-Im Bank may, by written notice to Borrower, cancel the Credit.
     12.03 Events of Default. (a) Each of the following events or conditions shall be an “Event of Default” under this Agreement:
          (i) any failure by Borrower or Guarantor to pay when due any amount owing under this Agreement or the Note and, to the extent such failure to pay is the result

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of technical or administrative difficulties outside the control of Borrower or Guarantor, as the case may be, such failure shall continue for two (2) Business Days;
          (ii) any failure by Borrower or Guarantor to comply with its obligations under Section 11.03(a) or 11.06(a), respectively;
          (iii) any representation or warranty made or deemed made by Borrower, Guarantor or Borrower Parent in this Agreement or in connection herewith, or any statement made in any certificate, report or financial statement furnished by Borrower, Guarantor or Borrower Parent to Ex-Im Bank or any statement made in the legal opinions of Borrower, Guarantor or Borrower Parent concerning facts relating to Borrower, Guarantor or Borrower Parent or the transactions contemplated hereby, shall prove to have been false or misleading in any material respect when made (or deemed made);
          (iv) any failure by Borrower, Guarantor, Borrower Parent, Textron or the Servicer to perform or, as applicable, comply with any of the covenants or provisions set forth in this Agreement (exclusive of any events specified as an Event of Default in any other subsection of this Section 12.03(a)) or in any other Operative Document to which it is a party, which failure, if capable of being cured, remains uncured for a period of thirty (30) days after written notice thereof has been given to Borrower and Guarantor, and, if applicable, Borrower Parent, Textron or the Servicer, as the case may be, by Ex-Im Bank or the Security Trustee;
          (v) any failure by Borrower to pay when due, including any applicable period of grace or cure provided to Borrower with respect thereto, any amounts payable under any other agreement or instrument providing for the payment by Borrower of borrowed money or for the deferred purchase price of property or services received, or any such amount has, prior to the stated maturity thereof, become due, or any event specified in any such agreement or instrument shall occur the effect of which event is to cause, or (with the giving of notice or lapse of time or both) to permit any Person to cause, such amounts to become due, or to be repaid in full, as applicable, prior to their stated maturity;
          (vi) any failure by Guarantor, Textron or the Servicer to pay at maturity, after giving effect to any period of grace or cure provided to Guarantor, Textron or the Servicer, as applicable, with respect thereto, the outstanding principal amount payable under any other agreement or instrument providing for the payment by Guarantor, Textron or the Servicer, as applicable, of indebtedness for borrowed money in an aggregate principal amount in excess of $100,000,000, or any other default has occurred in respect of any such indebtedness which has resulted in the holder thereof causing such indebtedness to become due and payable in full, prior to the stated maturity thereof;
          (vii) any of Borrower, Guarantor, Borrower Parent, Textron or the Servicer shall (A) be unable to pay its debts as they fall due or shall admit in writing its inability to pay its debts as they fall due or shall become insolvent; or any of Borrower,

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Guarantor, Borrower Parent, Textron or the Servicer shall apply for or consent to the appointment of any liquidator, receiver, trustee or administrator for all or a substantial part of its business, properties, assets or revenues; or a liquidator, receiver, trustee or administrator shall be appointed for any of Borrower, Guarantor, Borrower Parent, Textron or the Servicer and such appointment shall continue undismissed, undischarged or unstayed for a period of thirty (30) days; (B) any of Borrower, Guarantor, Borrower Parent, Textron or the Servicer shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, arrangement, readjustment of debt, dissolution, liquidation or similar executory or judicial proceeding; or a bankruptcy, arrangement, readjustment of debt, dissolution, liquidation or similar executory or judicial proceeding shall be instituted against any of Borrower, Guarantor, Borrower Parent, Textron or the Servicer and shall remain undismissed, undischarged or unstayed for a period of thirty (30) days; (C) take any action seeking to take advantage of any other law relating to bankruptcy, insolvency, liquidation, termination, dissolution, winding up, or composition or readjustment of debts; or (D) take any corporate or similar action for the purpose of effecting any of the foregoing;
          (viii) any Lien other than Permitted Liens shall have been created upon the property of Borrower in an amount that, in the judgment of Ex-Im Bank, if Borrower was required to pay such amount, would affect materially and adversely the ability of Borrower to pay its indebtedness under this Agreement, the Note, or other Borrower Document, and such Lien has not been removed or discharged for a period of thirty (30) days from the date of its creation;
          (ix) any judgment or series of judgments against Borrower or Guarantor shall have been entered on a claim not covered by insurance in an aggregate amount in excess of $100,000,000, and such judgment(s) has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) days from the date of its entry;
          (x) any Governmental Authority or Other Governmental Authority shall have: (A) condemned, seized or expropriated all or substantially all of the property of Borrower, Guarantor, Borrower Parent, Textron or the Servicer; or (B) taken any action that, in the judgment of Ex-Im Bank, would affect materially and adversely the ability of Borrower or Guarantor to pay its indebtedness under this Agreement, the Note, or any other Borrower Document or Guarantor Document;
          (xi) any authorization, approval, consent, license, exemption, filing, registration, notarization or other requirement of any governmental, judicial or public body or authority necessary to enable each of Borrower, Guarantor, Borrower Parent, Textron or the Servicer to comply with its obligations hereunder or under the Note or any other Operative Document to which it is a party shall have been revoked, rescinded, suspended, held invalid or otherwise limited in effect in a manner that would affect materially and adversely such Person’s ability to perform its obligations hereunder or under the Note or under any other Operative Document to which it is a party; or any law, rule or regulation, decree or directive of any competent authority shall be enacted or issued that shall impair materially and adversely such Person’s ability or the right of

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Borrower, Guarantor, Borrower Parent, Textron or the Servicer to perform such obligations; or it shall become unlawful for Borrower, Guarantor, Borrower Parent, Textron or the Servicer to perform any such obligations;
          (xii) a Contravention Event shall have occurred with respect to any Supply Contract and Borrower shall not have prepaid the applicable Allocable Portion of the Credit in accordance with Section 6.04 hereof;
          (xiii) Borrower Parent shall cease to hold good legal title to all of shares, capital stock or other equity interests, as the case may be, of Borrower;
          (xiv) any change in the ownership or control of Borrower Parent, or any event occurs that results in Borrower Parent ceasing to be wholly-owned by Textron Inc., whether directly or indirectly;
          (xv) any change in the ownership or control of Guarantor, or any event occurs that results in Guarantor ceasing to be wholly-owned by Textron Inc.;
          (xvi) Borrower repudiates this Agreement or any other Borrower Document or does or causes to be done any act or thing evidencing an intention to repudiate this Agreement or any other Borrower Document;
          (xvii) Guarantor, Borrower Parent, Textron or the Servicer repudiates this Agreement or any other Operative Document to which it is a party or does or causes to be done any act or thing evidencing an intention to repudiate this Agreement or any other Operative Document to which it is a party;
          (xviii) any Operative Document or any material provision thereof ceases to be in full force and effect, is revoked or terminated, becomes unlawful or is declared null and void, or becomes unenforceable or the enforceability thereof is contested or disaffirmed by or on behalf of any party thereto other than Ex-Im Bank;
          (xix) any of the Security Documents ceases or shall cease to constitute a duly perfected and enforceable security interest in the United States over the property referred to therein (to the extent that such security interest is governed by the laws of the United States) free and clear of all Liens (other than Permitted Liens);
          (xx) an “event of default” or “acceleration event” or “termination event” (as defined therein) shall have occurred and be continuing beyond any applicable cure or grace period under any Other Operative Document or any other agreement (A) to which Guarantor or any Affiliate thereof and Ex-Im Bank are both parties or (B) in which any Indebtedness or other obligation of Guarantor or any Affiliate thereof is guaranteed, directly or indirectly, by Ex-Im Bank;
          (xxi) the Support Agreement (including the Support Agreement Supplement) shall cease to be in full force and effect for any reason or Textron shall seek to deny its obligations thereunder; or

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          (xxii) any failure by Borrower or Guarantor to comply with its obligations under Sections 11.03(k) of this Agreement within the time period specified therein.
          (b) Remedies. Upon the occurrence of any Event of Default, and at any time thereafter, if such event is continuing, Ex-Im Bank, by written notice to Borrower and Guarantor, may declare immediately due and payable (i) all or any portion of the principal amount of the Credit and the Note then outstanding, including accrued interest thereon to the date of payment, and (ii) all other amounts owing under this Agreement. Except as expressly provided above in this Section 12.03(b), presentment, demand, protest and all other notices of any kind are hereby expressly waived. The aforementioned right to accelerate is in addition to and not a substitute for any other rights and remedies available to Ex-Im Bank under this Agreement and the Note and under Applicable Laws.
     Section 13. Governing Law and Jurisdiction.
     13.01 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, U.S.A., INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
     13.02 Submission to Jurisdiction. Borrower, Guarantor and Borrower Parent each hereby irrevocably agrees that any legal suit, action or proceeding arising out of or relating to any of the Operative Documents or any of the transactions contemplated thereby, may be instituted by Ex-Im Bank or any other party to any Operative Document in the Courts of the State of New York or the Federal Courts sitting in the Borough of Manhattan, City of New York, State of New York. Borrower, Guarantor and Borrower Parent each, in respect of itself and its properties and revenues, hereby irrevocably waives, to the fullest extent permitted by law, any objection which Borrower, Guarantor and Borrower Parent, as the case may be, may have now or hereafter to the laying of the venue or any objection based on forum non conveniens or based on the grounds of jurisdiction with respect to any such legal suit, action or proceeding, and Borrower, Guarantor and Borrower Parent each irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such suit, action or proceeding. Borrower, Guarantor and Borrower Parent each agrees that a judgment in any such action or proceeding shall be conclusive and binding upon Borrower, Guarantor and Borrower Parent, as the case may be, and may be enforced in any other jurisdiction, by suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment.
     13.03 Service of Process.
          (a) In the case of the Courts of the State of New York or of the Federal Courts sitting in the State of New York, each of Borrower, Guarantor and Borrower Parent hereby designates, appoints and empowers CT Corporation, with an address on the date hereof at CT Corporation Systems, 111 Eighth Avenue, New York, New York 10911, as its respective authorized agent to accept, receive and acknowledge, for and on behalf of Borrower, Guarantor and Borrower Parent, respectively, its properties and revenues, service of any and all process which may be served in any action, suit or proceeding of the nature referred to above in the State

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of New York, which appointment shall be irrevocable until the appointment and acceptance of a successor authorized agent pursuant to the provisions of Section 13.03(d).
          (b) Borrower, Guarantor and Borrower Parent each further agrees that such service of process may be made personally or by mailing or delivering a copy of the summons and complaint or other legal process in any such legal suit, action or proceeding to Borrower, Guarantor or Borrower Parent, as the case may be, in care of its respective agent designated above at the aforesaid address, and each such agent is hereby authorized to accept, receive and acknowledge the same for and on behalf of Borrower, Guarantor or Borrower Parent, as the case may be, and to admit service with respect thereto. Service upon each such agent shall be deemed to be personal service on Borrower, Guarantor or Borrower Parent, as the case may be, and shall be legal and binding upon Borrower, Guarantor and Borrower Parent, as the case may be, for all purposes notwithstanding any failure to mail copies of such legal process to Borrower, Guarantor or Borrower Parent, as the case may be, or any failure on the part of Borrower, Guarantor or Borrower Parent, as the case may be, to receive the same, and shall be deemed completed upon the delivery thereof to such agent whether or not such agent shall give notice thereof to Borrower, Guarantor or Borrower Parent, as the case may be, or upon the earliest other date permitted by applicable law (including, without limitation, the United States Foreign Sovereign Immunities Act of 1976, as amended).
          (c) To the extent permitted by Applicable Law, Borrower, Guarantor and Borrower Parent each further irrevocably agrees to the service of process of any of the aforementioned courts in any suit, action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, return receipt requested, to Borrower or Guarantor, as the case may be, at the address referenced in Section 14.02, such service to be effective upon the date indicated on the postal receipt returned from Borrower, Guarantor or Borrower Parent, as the case may be.
          (d) Borrower, Guarantor and Borrower Parent each agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties and revenues, and, in the event that for any reason its agent designated above shall not serve as agent for Borrower, Guarantor or Borrower Parent as the case may be, to receive service of process in the State of New York on its behalf, Borrower, Guarantor or Borrower Parent, as the case may be, shall promptly appoint a successor satisfactory to Ex-Im Bank so to serve, advise Ex-Im Bank thereof, and deliver to Ex-Im Bank evidence in writing of the successor agent’s acceptance of such appointment. The foregoing provisions constitute, among other things, a special arrangement for service between the parties to this Agreement for the purposes of 28 U.S.C. §1608.
     13.04 Waiver of Immunity. Borrower, Guarantor and Borrower Parent each hereby irrevocably agrees that, to the extent that Borrower, Guarantor or Borrower Parent, as the case may be, or any of its assets has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon the Credit or the Note or any other liability or obligation of Borrower, Guarantor or Borrower Parent related to or arising from the transactions contemplated by any of the Borrower Documents or the Guarantor Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or

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judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, Borrower, Guarantor or Borrower Parent each hereby expressly and irrevocably waives any such immunity and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere.
     13.05 Waiver of Security Requirements. To the extent Borrower, Guarantor and Borrower Parent may, in any action or proceeding arising out of or relating to any of the Borrower Documents or the Guarantor Documents brought in the United States or elsewhere, be entitled under applicable law to require or claim that Ex-Im Bank post security for costs or take similar action, Borrower, Guarantor and Borrower Parent each hereby irrevocably waives and agrees not to claim the benefit of such entitlement.
     13.06 No Limitation. Nothing in this Section 13 shall affect the right of Ex-Im Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower or Guarantor in United States or in any other jurisdiction.
     Section 14. Miscellaneous.
     14.01 Computations. Each determination of an interest rate or fee by Ex-Im Bank pursuant to any provision of this Agreement or the Note, in the absence of manifest error, shall be conclusive and binding on Borrower and Guarantor. All computations of interest and fees hereunder and under the Note shall be made on the basis of a year of three hundred sixty-five (365) days and actual days elapsed.
     14.02 Notices. Except as otherwise specified, all notices given hereunder shall be in writing in the English language, shall include the applicable Transaction Number and shall be given by mail, courier, facsimile, or personal delivery and shall be deemed to be given for the purposes of this Agreement on the day that such notice is received by the intended recipient thereof, except for notices given by Ex-Im Bank pursuant to Section 12, which shall be deemed given on the day such notice is deposited in the mail or sent by facsimile or personal delivery, or on the Business Day following the Business Day on which the notice was delivered to such courier. Unless otherwise specified in a notice delivered in accordance with this Section 14.02, all notices shall be delivered to the parties hereto at their respective addresses indicated on the Term Sheet.
     14.03 Disposition of Indebtedness. Ex-Im Bank may sell, assign, transfer, pledge, negotiate, grant participations in or otherwise dispose of all or any part of its interest in all or any part of Borrower’s indebtedness under this Agreement and the Note to any party (collectively, a “Disposition of Indebtedness”), and any such party shall enjoy all the rights and privileges of Ex-Im Bank under this Agreement and the Note that is the subject of such Disposition of Indebtedness. Borrower, Guarantor and Borrower Parent shall, at the request of Ex-Im Bank, execute and deliver to Ex-Im Bank, or to any party that Ex-Im Bank may designate, any such further instruments as may be necessary or desirable to give full force and effect to a Disposition of Indebtedness by Ex-Im Bank. Notwithstanding anything to the contrary contained herein, none of Borrower, Guarantor or Borrower Parent may assign or otherwise transfer any of its

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debts or obligations under this Agreement or the Note without the prior written consent of Ex-Im Bank.
     14.04 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.
     14.05 Disclaimer. Ex-Im Bank shall not be responsible in any way for the performance of any Supply Contract, and no claim against any Exporter or any other person with respect to the performance of any Supply Contract, will affect the obligations of Borrower, Guarantor or Borrower Parent under any of the Operative Documents.
     14.06 No Waiver; Remedies Cumulative. No failure or delay on the part of Ex-Im Bank in exercising any right, power or privilege under this Agreement or the Note or any other Operative Document and no course of dealing between Borrower, Guarantor and/or Ex-Im Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under the Note or any other Operative Document preclude any other right, power or privilege hereunder or thereunder. The rights and remedies expressly provided herein are cumulative and not exclusive of any rights or remedies that Ex-Im Bank would otherwise have. No notice to or demand on Borrower, Guarantor or Borrower Parent in any case shall entitle Borrower, Guarantor or Borrower Parent, as the case may be, to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Ex-Im Bank to any other or further action in any circumstances without notice or demand.
     14.07 Entire Agreement. This Agreement contains the entire agreement among the parties hereto regarding the Credit.
     14.08 Amendment or Waiver. This Agreement may not be changed, discharged or terminated without the written consent of the parties hereto, and no provision hereof may be waived without the written consent of the party to be bound thereby.
     14.09 Counterparts. This Agreement may be signed in separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
     14.10 Judgment Currency. All payments of principal, interest, fees or other amounts due hereunder and under the Note shall be made in U.S. Dollars, regardless of any law, rule, regulation or statute, whether now or hereafter in existence or in effect in any jurisdiction, which affects or purports to affect such obligations. The obligation of Borrower and Guarantor in respect of any amount due under this Agreement or the Note, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), shall be discharged only to the extent of the amount in U.S. Dollars that the Person entitled to receive that payment may, in accordance with normal banking procedures, purchase with the sum paid in that other currency (after any premium and costs of exchange) on the Business Day immediately succeeding the day on which that Person receives that payment. If the amount in U.S. Dollars that may be so purchased for any reason falls short of the amount originally due, Borrower and Guarantor shall pay such additional amounts, in U.S. Dollars, to compensate for the shortfall. Any obligation of Borrower or Guarantor not discharged by that payment shall continue to be due as a separate and

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independent obligation and shall accrue interest in accordance with Section 6.02 until discharged as provided herein.
     14.11 English Language. All documents to be delivered by any party hereto pursuant to the terms hereof shall be in the English language or, if originally written in another language, shall be accompanied by an accurate English translation upon which the other parties hereto shall have the right to rely for all purposes under this Agreement and the Note.
     14.12 Severability. To the extent permitted by Applicable Law, the illegality or unenforceability of any provision of this Agreement shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement.
     14.13 Waiver of Jury Trial. FOR THE PURPOSES OF THIS AGREEMENT AND EACH OTHER OPERATIVE DOCUMENT, EACH OF BORROWER, GUARANTOR, BORROWER PARENT, THE SECURITY TRUSTEE AND EX-IM BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, WITH ANY COURSE OF CONDUCT, WITH ANY COURSE OF DEALING, WITH ANY STATEMENTS (WHETHER VERBAL OR WRITTEN), OR WITH ANY ACTIONS OR OMISSIONS OF ANY PARTY HERETO OR ANY OTHER PERSON RELATING TO THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EX-IM BANK TO ENTER INTO THIS AGREEMENT.
     14.14 Further Assurances. Borrower, Borrower Parent and Guarantor shall from time to time, at its cost and expense, do and perform such other and further acts and duly execute and deliver such further documents and assurances as may be reasonably requested by any Secured Party to establish, maintain and protect the respective rights and remedies of such Secured Party and to carry out and effect the intent and purpose of this Agreement and the other Operative Documents. The foregoing shall include, to the extent not unduly costly or burdensome, making such filings, recordings or registrations in respect of any of the Security Documents in any Relevant Jurisdiction in order to establish, protect, preserve and/or perfect the Security Trustee’s interest in the relevant Aircraft and/or related Collateral.
     Section 15. Security Trustee.
     15.01 Creation of Trust; the Security Trustee.
          (a) Creation of Trust. Subject to the terms hereof, each of Ex-Im Bank and the Security Trustee has (or, upon execution and delivery hereof, will have) irrevocably established and each does (or, upon execution and delivery hereof, will) hereby irrevocably establish a trust (the “Trust”) for the benefit of the Secured Parties; and Ex-Im Bank, has (or, upon execution and delivery hereof, will have) granted, bargained, sold and conveyed, absolutely, and by these presents does (or, upon execution and delivery hereof, will) hereby grant, bargain, sell and convey, absolutely, unto the Security Trustee and its successors in the Trust hereby created and their permitted assigns, all of their estate, right, title and interest in, to

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and under (i) any and all of the Collateral, including, without limitation, any and all proceeds (as such term is defined in the Uniform Commercial Code) from the exercise thereof pledged or conveyed by Borrower, Borrower Parent or Guarantor for the benefit of Ex-Im Bank and the Security Trustee or either of them and (ii) all of the rights of the Secured Parties to elect any course of conduct under any Security Document or otherwise in respect of the Collateral against Borrower, Borrower Parent or any other Person other than pursuant to this Agreement, and all other rights and remedies of the Secured Parties directly or indirectly relating to the foregoing, into the Trust:
     TO HAVE AND TO HOLD all and singular the Trust, whether now owned or held or hereafter acquired, now or hereafter existing, unto the Security Trustee, its successors in the Trust created hereby and its permitted assigns, forever;
     IN TRUST, NEVERTHELESS for the benefit and security, to the extent provided herein, of the Secured Parties, with the priority expressly provided herein, and for the enforcement of the payment of the Secured Obligations in accordance with their terms, and the observance and performance of the provisions of this Agreement, and for the benefit of the Secured Parties, without preference, priority or distinction between each other except as expressly provided herein and in the Security Documents, regardless of the order of any filing or perfection thereof, or any law or judicial decision, now or hereafter existing.
     In confirmation of the foregoing, and in order to secure the Secured Obligations, each of Borrower, Borrower Parent and Guarantor hereby confirms that it has granted, bargained, sold, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, confirmed and created each and all of the Liens represented by the Security Documents in favor of the Security Trustee, for the benefit of the Secured Parties, as mortgagee, assignee, pledgee or secured party, over all of Borrower’s, Borrower Parent’s and Guarantor’s right, title and interest in, to and under any and all of the property comprising the Trust (including all substitutions, replacements, accessions, additions, and after-acquired property constituting a part thereof and all products and proceeds thereof) pursuant to the respective terms of the Security Documents. The Security Trustee shall be entitled to all of the rights of a secured party or creditor under Applicable Law (including the Uniform Commercial Code as in effect in any jurisdiction and the Cape Town Convention) with respect to the Collateral.
     IT IS HEREBY COVENANTED, DECLARED AND AGREED by each of the parties hereto that the Secured Obligations are to be secured, and that the Trust is to be held and disposed of by the Security Trustee, upon and subject to the provisions of this Agreement and the other Security Documents, and in the event of any conflict between the terms of any Security Document and the terms hereof, as among the Secured Parties, the terms of this Agreement shall prevail.
          (b) Appointment as Security Trustee. The Secured Parties hereby appoint Wells Fargo Bank Northwest, National Association, to act as their security trustee under the Security Documents.
          (c) Acceptance of Trust. Wells Fargo Bank Northwest, National Association, in its individual capacity and as Security Trustee, hereby confirms its and the Security Trustee’s

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acceptance, pursuant to this Agreement, of the Trust and the duties hereby created and covenants and agrees to perform and observe all of the Security Trustee’s covenants and undertakings upon the terms of this Agreement and the other Security Documents, which shall govern the duties and responsibilities of the Security Trustee to the Secured Parties and the rights of the Security Trustee with respect to the Secured Parties. The Security Trustee shall not be answerable or accountable under any circumstances, except for its own willful misconduct or gross negligence and its failure to use ordinary care in receiving, handling or disbursing funds.
     15.02 Duties of the Security Trustee.
          (a) Administration of Collateral in the Ordinary Course of Business. As provided for in Sections 8 and 11 of this Agreement, the Security Trustee shall diligently and timely perform its duties to allow for the necessary Liens to be registered and recorded against the Collateral including registrations with the International Registry in order to allow for timely Reimbursements. Furthermore, the Security Trustee shall diligently and, subject in all cases to the terms of Section 5.13 of the Mortgage, timely release and discharge any Liens against Collateral and Affected Aircraft upon Borrower’s compliance with Section 6.04 and 11.04(g)(vii) pertaining to mandatory prepayments including escrowing of lien releases and other documents as customary and necessary in advance of any such compliance in order to allow Borrower to fulfill its obligations to Eligible End Users under the Eligible Agreements.
          (b) Notices to Secured Parties. In the event the Security Trustee shall have knowledge of the occurrence of a Potential Default under this Agreement, the Security Trustee shall give prompt written notice thereof to Borrower and Ex-Im Bank, which notice shall set forth in reasonable detail the circumstances known to the Security Trustee with respect to such Potential Default. The Security Trustee shall take such action, or refrain from taking such action, with respect to such Potential Default (including with respect to the exercise of any rights or remedies hereunder) as the Security Trustee shall be instructed in writing by Ex-Im Bank in accordance with this Agreement.
          (c) Action Upon Instructions.
          (i) Upon written instructions at any time and from time to time of Ex-Im Bank, the Security Trustee shall take such of the following actions as may be specified in such written instructions: (i) exercise such election or option, or make such decision or determination, or give such notice, consent, waiver or approval or exercise such right, remedy or power or take such other action hereunder or under any other Operative Document or in respect of any part or all of the Collateral as shall be specified in such written instructions; (ii) approve as satisfactory to the Security Trustee all matters expressly required by the terms hereof or of any other Operative Document to be satisfactory to the Security Trustee, it being understood that without such written instructions, the Security Trustee shall not approve any such matter as satisfactory to the Security Trustee; (iii) take such action with respect to, or to preserve or protect, the Collateral (including the discharge of Liens) as shall be specified in such written instructions and as are consistent with this Agreement and the other Operative Documents; and (iv) take such other action in respect of the subject matter of this Agreement as shall be specified in such written instructions. No implied duties or

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obligations shall be read into this Agreement or any other Operative Document against the Security Trustee. Nothing in this Section 15.02(b) shall impair the right of (nor impose any obligation on) the Security Trustee, in its discretion, to take or omit to take in good faith any action that the Security Trustee in good faith determines to be reasonably necessary or appropriate in order to carry out said written instructions or to perform any of its duties expressly set forth herein or in any other Operative Document.
          (ii) The Security Trustee agrees to provide to Borrower and Ex-Im Bank, concurrently with the taking by the Security Trustee of any action pursuant to Section 15.02(b)(i), with written notice of the taking of such action by the Security Trustee; provided that the failure to give any such notice to such persons shall not affect the validity of such exercise.
          (iii) Subject to Section 15.02(b)(i), if the Security Trustee shall not have received written instructions from Ex-Im Bank as provided in Section 15.02(a) within twenty (20) days after the mailing of notice of such Potential Default to Ex-Im Bank, the Security Trustee may, subject to written instructions thereafter received pursuant to the provisions of Section 15.02(a), take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to such Potential Default as it shall determine advisable in the best interests of the Secured Parties and shall use the same degree of care and skill in connection therewith as a prudent person would use under the circumstances in the conduct of his or her own affairs. In the absence of actual knowledge of an officer in the corporate trust department or its equivalent of the Security Trustee, the Security Trustee shall not be deemed to have knowledge of any Potential Default under this Agreement unless notified in writing of such Potential Default by Ex-Im Bank, Borrower or Guarantor.
          (d) Indemnification. The Security Trustee shall not be required to take any action or refrain from taking any action under this Agreement or any other Operative Document unless the Security Trustee shall have been indemnified against any liability, cost or expense (including legal fees) which may be incurred in connection therewith. The Security Trustee shall not be under any obligation to take any action under this Agreement and nothing contained in this Agreement (other than the second sentence of Section 15.02(a)(i)) or in any other Operative Document shall require the Security Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Security Trustee shall not be required to take any action under Section 15.02(a) or 15.02(b), nor shall any other provision of this Agreement be deemed to impose a duty on the Security Trustee to take any action, if the Security Trustee shall have been provided an opinion of its counsel (such opinion to be addressed and delivered to Ex-Im Bank) that such action is contrary to the terms hereof, of any Eligible Agreement or of the other Operative Documents or is otherwise contrary to law.
          (e) Notices, Etc. The Security Trustee shall deliver to Ex-Im Bank promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements, opinions and other instruments received by the Security Trustee from

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Borrower, Borrower Parent or Guarantor in connection with the Collateral or under or pursuant to any Operative Document. If the notice or other written communication requests the Security Trustee to take any action or give any consent, waiver, approval or acknowledgment of satisfaction, other than as the Security Trustee is expressly permitted by the terms hereof or of any other Operative Document (as specified in such notice or written communication) to take or give without the prior consent of Ex-Im Bank, the Security Trustee shall request Ex-Im Bank to provide written instructions with respect thereto.
          (f) Release. Upon (i) the final payment in full of all amounts due under this Agreement and (ii) the final payment and discharge in full of the outstanding Secured Obligations and provided no Potential Default shall have occurred and be continuing, the Security Trustee shall release the Lien of the Security Documents, and the Security Trustee shall forthwith deliver, or cause to be delivered, evidence of the release of such Liens and any remaining Collateral to Borrower (or to the Person that shall be entitled thereto), at the sole cost and expense of Borrower.
     15.03 The Security Trustee.
          (a) Absence of Duties.
          (i) The Security Trustee shall not have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with any Aircraft or any other part of the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Agreement or any part of the Collateral, except as expressly provided by the terms of this Agreement or as expressly provided in written instructions from Ex-Im Bank as provided in this Agreement and the other Operative Documents, and no implied duties or obligations shall be read into this Agreement against the Security Trustee. The Security Trustee agrees that it will, in its individual capacity and at its own cost and expense (and without any right of indemnity from any other party to this Agreement) promptly take such action as may be necessary to duly discharge all Liens on any part of the Collateral which result from claims against it in its individual capacity not related to any Aircraft or the administration of the Collateral or any other transaction pursuant to this Agreement or any document included in the Collateral.
          (ii) The Security Trustee shall have no duty (i) to see to any registration of any Aircraft or any recording or filing of any Eligible Agreement or of this Agreement or any other document, or to see to the maintenance of any such registration, recording or filing, (ii) to see to any insurance on any Aircraft, (iii) other than as provided in Section 15.03(a)(i), to see to the payment or discharge of any Lien of any kind against any part of the Collateral, (iv) to confirm, verify or inquire into the failure to receive any financial statements of Guarantor or (v) to inspect any Aircraft at any time or ascertain or inquire as to the performance or observance of any of Borrower’s, Borrower Parent’s or Guarantor’s covenants under this Agreement with respect to any Aircraft.
          (b) No Representations or Warranties as to any Aircraft or Operative Documents. THE SECURITY TRUSTEE HAS NOT, IN ITS INDIVIDUAL CAPACITY OR

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AS TRUSTEE HEREUNDER, MADE NOR SHALL IT BE DEEMED TO HAVE MADE, AND HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, WORKMANSHIP, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF ANY AIRCRAFT OR ANY AIRFRAME OR ANY ENGINE OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO ANY AIRCRAFT OR ANY AIRFRAME OR ANY ENGINE OR ANY PART THEREOF WHATSOEVER. The Security Trustee does not, except as expressly provided by the Security Trustee in any Operative Document, make, nor shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Agreement or any of the other Operative Documents or as to the correctness of any statement contained in any thereof.
          (c) No Segregation of Moneys. Except for escrow amounts, reserves and security deposits held pursuant to Eligible Agreements for use and application in accordance with the terms of such Eligible Agreements (which amounts shall be held and used by Security Trustee solely in accordance with the terms and requirements of such Eligible Agreements), any moneys paid to or retained by the Security Trustee pursuant to any provision hereof and not then required to be distributed to any Secured Party, Borrower or Guarantor pursuant to the terms of this Agreement or any other Operative Document need not be segregated in any manner except to the extent provided herein or as otherwise required by law, and may, except as aforesaid, be deposited under such general conditions as may be prescribed by law to preserve the Trust, and the Security Trustee shall not be liable for any interest thereon; provided that any payments received or applied hereunder by the Security Trustee shall be accounted for by the Security Trustee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.
          (d) Reliance; Agents; Advice of Counsel. The Security Trustee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. As to the amount outstanding under this Agreement or the other Operative Documents, the Security Trustee may rely on a certificate signed by an authorized officer of Ex-Im Bank or an authenticated telex, as to the amount outstanding. As to any fact or matter relating to any Eligible End User, the manner of ascertainment of which is not specifically described herein, the Security Trustee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of Guarantor, as to such fact or matter, and such certificate shall constitute full protection to the Security Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. The Security Trustee shall assume, and shall be fully protected in assuming, that each of Borrower, Borrower Parent and Guarantor is authorized to enter into this Agreement and the other Security Documents, respectively, and to take all action to be taken by it pursuant to the provisions hereof and thereof, and shall not be required to inquire into the authorization of Borrower, Borrower Parent or Guarantor, as the case may be, with respect thereto. In the administration of the trusts

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hereunder, the Security Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the reasonable expense of the Collateral, consult with counsel, accountants and other skilled persons to be selected and retained by it, and the Security Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written advice or written opinion of any such counsel, accountants or other skilled persons.
          (e) Capacity in Which Acting. Wells Fargo Bank Northwest, National Association, as Security Trustee acts hereunder solely as trustee as herein provided and not in its individual capacity, except as otherwise expressly provided herein.
          (f) Compensation. The Security Trustee shall be entitled to reasonable compensation, including expenses and disbursements (except expenses and disbursements incurred in connection with the second sentence of Section 15.02(a)(i) hereof and, in respect of fees, only to the extent agreed prior to the initial Disbursement Date), for all services rendered hereunder (other than routine administration of the transactions contemplated by the Operative Documents), which compensation shall have a first priority claim on the Collateral for the payment of such compensation, to the extent that such compensation shall not have been paid by Borrower. The Security Trustee agrees that it shall have no right against any Secured Party or Borrower for any fee as compensation for its services as Security Trustee under this Agreement and the other Security Documents.
          (g) Funds May Be Held by Security Trustee. Any monies held by the Security Trustee under the Operative Documents as part of the Trust shall, until paid out by the Security Trustee as provided in the Operative Documents, be carried by the Security Trustee on deposit with itself and the Security Trustee shall not have any liability for interest upon any such monies.
     15.04 Enforcement; Consent of Secured Parties.
          (a) General. The provisions of this Section 15.04 shall, notwithstanding any other provision of the Operative Documents, exclusively govern the exercise of rights, powers, remedies and discretions by the Security Trustee under the terms of this Agreement and the other Security Documents. Except as provided in this Section 15.04 or otherwise provided in Section 15.02(b)(iii), the Security Trustee shall not exercise any of its rights, powers, remedies or discretions under or pursuant to this Agreement and the other Security Documents except upon receiving written instructions from Ex-Im Bank.
          (b) Consent of Secured Parties. The Security Trustee at the request of Borrower and Guarantor, and in consideration of Ex-Im Bank agreeing and undertaking on the terms contained herein and in the other Operative Documents, hereby consents to the execution, delivery and, where applicable, registration in favor of Ex-Im Bank of the Borrower Guarantee.
     15.05 Right to Exercise Remedies.
          (a) General. So long as an Event of Default under this Agreement shall have occurred and be continuing, then and in every such case, the Security Trustee, acting pursuant to this Agreement and the other Security Documents as applicable, may exercise any or all of the

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rights and powers and pursue any and all of the remedies available to the Security Trustee under the Security Documents or, pursuant thereto, the Operative Documents and may proceed to protect and enforce all or any of the foregoing, by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein or therein contained or in execution or aid of any power herein or therein granted, or for foreclosure under any Security Document, or for the appointment of a receiver or receivers for the Collateral or any portion thereof, or for the recovery of judgment for the Indebtedness secured by the Liens created under the Security Documents or for the enforcement of any other proper, legal or equitable remedy available under applicable law, may recover judgment in its own name as the Security Trustee against the Collateral and may take possession of all or any part of the Collateral and may exclude Borrower, Borrower Parent and Guarantor and all Persons claiming under any of them wholly or partly therefrom. In connection therewith, the Security Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the Indebtedness secured under the Security Documents allowed in any judicial proceedings relating to each of Borrower, Borrower Parent and Guarantor, its creditors, or its property, as applicable, in any jurisdiction.
          (b) Cumulative Remedies. Each and every right, power and remedy herein given to the Security Trustee specifically or otherwise in this Agreement or in any other Operative Document shall be cumulative and shall be in addition to every other right, power and remedy whether specifically herein given or otherwise existing, may be exercised from time to time and as often in such order as may be deemed expedient by the Security Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Security Trustee in the exercise of any right, remedy or power or in pursuing any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Borrower or Guarantor or to be an acquiescence therein.
          (c) Proceedings.
          (i) Notwithstanding any other provisions hereof, if any payment of principal of, or interest on, the Credit under any Operative Document shall not be made when and as the same shall become due and payable, the Security Trustee shall be entitled to recover judgment, in its own name and as trustee of an express trust, upon such Operative Document for the whole amount of such principal, interest or Rental and Other Payment Obligations, as the case may be, remaining unpaid, and each Secured Party shall take all such action as the Security Trustee may reasonably request in order to accomplish the foregoing.
          (ii) The Security Trustee may maintain any proceeding to enforce the rights of any Secured Party hereunder or under any other Operative Document to which it is a party even if it does not possess any Operative Document or does not produce any of them in any proceeding. A delay or omission by the Security Trustee or any Secured Party in exercising any right or remedy accruing upon a Potential Default or an Event of Default under this Agreement shall not impair any right or remedy in respect of, or constitute a waiver of or acquiescence in, such Potential Default or Event of Default.

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          (d) Power of Attorney. In consideration for the entry by the Security Trustee into this Agreement each of Borrower, Borrower Parent and Guarantor does hereby irrevocably constitute and appoint the Security Trustee its true and lawful attorney-in-fact, exercisable upon the occurrence and during the continuation of an Event of Default, with full power (in the name of such grantor or otherwise) and at the expense of Borrower as herein provided, and for the use and benefit of the Secured Parties, which power is irrevocable, is given in connection with security, and is coupled and deemed coupled with an interest, to ask for, require, demand, receive, collect, compound and give acquittance and discharge for, any and all rights, claims, proceeds (as such term is defined in the Uniform Commercial Code), moneys due and to become due arising out of the Collateral, to endorse checks, instruments, pleadings, writs; and apply for orders, injunctive relief and court intervention in any jurisdiction in connection therewith, and to settle, compromise, compound or adjust all of the foregoing; including any powers or remedies of any kind and description arising out of the Liens on the Collateral, whether in the name of Borrower, Borrower Parent, Guarantor or for itself, and to prosecute, compromise and settle any suits, actions or proceedings in any court in any jurisdiction, to collect all such proceeds (as such term is defined in the Uniform Commercial Code) or enforce all such rights in respect thereof and in respect of all other claims, rights, powers and remedies of every kind and description of the Secured Parties and the Security Trustee’s own and individual capacity arising out of this Agreement, the Trust and the Liens on the Collateral; and, in accordance with the terms of the other Operative Documents, to sell, assign, transfer, pledge, make any agreement with respect to and otherwise deal with the Collateral (including, without limitation, any Aircraft, any Engine or any Part), and any of such other claims, rights, powers and remedies as fully and completely as though the Security Trustee, pursuant to the irrevocable power coupled with an interest granted hereby, were the absolute legal and beneficial owner thereof for all purposes; and at such times, in such manner and in such order as may seem to the Security Trustee from time to time to be reasonably necessary, advisable or proper, all in its absolute discretion, in furtherance of the irrevocable power coupled with an interest granted to it pursuant to this Section 15.04(d). In the event that the Security Trustee shall at any time enforce its rights in respect of the Collateral under any of the Security Documents, the Security Trustee shall forthwith notify Ex-Im Bank thereof. For the avoidance of doubt, the Security Trustee (without limitation) is specifically entitled hereunder, in accordance with the terms of the other Operative Documents, to foreclose any Lien on any Aircraft pursuant to the rights and remedies provided herein, in the other Security Documents, and is specifically entitled and authorized, in furtherance of the foregoing, to apply for and obtain the de-registration such Aircraft in any jurisdiction, including the State of Registration, and to re-register such Aircraft, in any other jurisdiction, all as the Security Trustee may select, pursuant to the irrevocable power coupled with an interest granted by this Section 15.04(d). The Security Trustee has agreed to assume the obligations imposed upon it under this Agreement in consideration for, among other things, the irrevocable power coupled with an interest set forth in this Section 15.04(d), which power is of the essence of this Agreement.
     15.06 Successor Trustees.
          (a) Resignation or Removal of Security Trustee; Appointment of Successor.
          (i) The Security Trustee or any successor thereto may resign at any time without cause by giving at least thirty (30) days’ prior written notice to Borrower, Guarantor, and Ex-Im Bank, such resignation to be effective upon the acceptance of the

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trusteeship by a successor security trustee agreed by Ex-Im Bank and, so long as no Potential Default shall have occurred and be continuing, consented to by Guarantor (such consent not to be unreasonably withheld or delayed). In addition, the Security Trustee may be removed by Ex-Im Bank at any time, such removal to be effective upon the acceptance of the trusteeship by a successor security trustee selected by Ex-Im Bank. Ex-Im Bank may appoint a successor security trustee by an instrument signed by Ex-Im Bank and, so long as no Potential Default shall have occurred and be continuing, consented to by Guarantor (such consent not to be unreasonably withheld or delayed). If a successor security trustee shall not have been appointed within thirty (30) days after such notice of resignation or removal, the Security Trustee or Ex-Im Bank may apply to any court of competent jurisdiction to appoint a successor security trustee to act until such time, if any, as a successor shall have been appointed as above provided. The successor security trustee so appointed by such court shall immediately and without further act be superseded by any successor security trustee appointed as above provided.
          (ii) Any successor security trustee, however appointed, shall execute and deliver to Borrower, Guarantor and Ex-Im Bank and to the predecessor Security Trustee an instrument accepting such appointment, and thereupon such successor security trustee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Security Trustee hereunder in the trusts hereunder applicable to it with like effect as if originally named the Security Trustee herein; but nevertheless upon the written request of such successor security trustee, such predecessor Security Trustee shall execute and deliver an instrument transferring to such successor security trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Security Trustee, and such predecessor Security Trustee shall duly assign, transfer, deliver and pay over to such successor security trustee all moneys or other property then held by such predecessor Security Trustee hereunder.
          (iii) Any successor security trustee, however appointed, (A) shall be a bank or trust company organized under the laws of the United States of America or a state thereof, (B) shall have a combined capital and surplus of at least $500,000,000 and experience in the administration of Ex-Im Bank supported aircraft financings, and (B) shall be willing, able and legally qualified to perform the duties of the security trustee hereunder upon reasonable or customary terms.
          (iv) Any corporation into which the Security Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Security Trustee shall be a party, or any bank or trust company succeeding to all or substantially all of the corporate trust business of the Security Trustee, shall, subject to the terms of Section 15.06(a)(iii), be the Security Trustee under this Agreement without further act. At its own expense, the Security Trustee agrees to cooperate with Ex-Im Bank to maintain the validity and priority of any Lien created by the Security Documents.
          (b) Appointment of Separate or Co-Security Trustee. The Security Trustee may, and upon instructions of Ex-Im Bank shall, by an instrument in writing delivered to

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Borrower, Guarantor and Ex-Im Bank, appoint a bank or trust company or an individual to act as separate trustee or co-trustee with respect to any Operative Document in any jurisdiction where the Security Trustee is disqualified from acting or for any other purpose deemed by the Security Trustee or Ex-Im Bank to be necessary to preserve or protect the respective interests of the Secured Parties, such separate trustee or co-trustee to exercise only such rights and to have only such duties as shall be specified in the instrument of appointment (which rights and duties shall not exceed the rights or duties of the Security Trustee set forth herein and which rights shall be exercised and duties shall be performed only as expressly set forth in such instrument or as set forth in written instructions from the Security Trustee). Each party hereto by its execution or other acceptance of the terms hereof agrees to the appointment of any such separate trustee or co-trustee and Guarantor further agrees that it will cause to be paid the reasonable compensation and expenses of any such separate trustee or co-trustee, which if not paid shall be additional expenses hereunder. If requested by the Security Trustee, such separate trustee or co-trustee or Ex-Im Bank, each party hereto affected thereby will enter into an amendment to this Agreement, satisfactory in substance and form to the Security Trustee, such separate trustee or co-trustee, Guarantor and Ex-Im Bank, confirming the rights and duties of such separate trustee or co-trustee.
     Section 16. Application of Collateral Proceeds.
     16.01 Application of Collateral. All payments received and amounts held or realized by the Security Trustee (including any amounts realized by the Security Trustee from the exercise of any remedies pursuant to any Security Document) after an Event of Default shall have occurred and be continuing (including all amounts then held in the Pledged Account) shall be held by the Security Trustee upon trust and forthwith upon receipt paid in accordance with the following order of priorities:
     First, in or towards payment or reimbursement of all fees, costs and expenses of the Security Trustee in connection with its entering upon, taking possession of, holding, operating, managing, selling or otherwise disposing of any Aircraft or any portion of the Trust, any and all Taxes, assessments or other charges of any kind imposed on the Security Trustee in connection with any Aircraft or any portion of the Trust or on any Aircraft or the related portion of the Trust in priority to the Liens of any Security Document that the Security Trustee determines in good faith to pay or be paid pursuant to written instructions from Ex-Im Bank, and any other amounts payable to the Security Trustee hereunder or under any other Security Document in respect of any indemnities or other obligations of Borrower and/or Guarantor relating thereto;
     Second, in or towards payment of all accrued default interest then owing by Borrower under the Operative Documents to Ex-Im Bank;
     Third, in or towards payment of all accrued and unpaid interest (other than default interest) then owing by Borrower to Ex-Im Bank;
     Fourth, in or towards repayment, or as the case may be, prepayment of all principal then owing by Borrower to Ex-Im Bank;

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     Fifth, in or towards payment of any other amount, indebtedness or obligation then owing under any Operative Document (other than the Borrower Guarantee) to Ex-Im Bank;
     Sixth, in or towards payment of any other amount, indebtedness or obligation then owing under the Borrower Guarantee to Ex-Im Bank; and
     Seventh, the balance, if any, thereof thereafter remaining to Borrower or any other Persons as may then lawfully be entitled thereto;
     it being understood and agreed that Borrower shall remain liable to the extent of any deficiency between the amount of such proceeds and the aggregate amount of the obligations referred to in clauses “First” through “Sixth” of this Section 16.01.
     16.02 Time of Payments.
          (a) Unless the Security Trustee shall have received written instructions in accordance with the provisions hereof as to the times at which any amounts are to be distributed pursuant to Section 16.01 (in which case the Security Trustee shall promptly comply with such instructions), all distributions pursuant to Section 16.01 shall be made as promptly as the Security Trustee shall in its good faith and discretion determine to be reasonable and practicable under the circumstances. The Security Trustee shall at all times have the right to request distribution instructions, including as to the time of such distribution.
          (b) If the Security Trustee shall fail to apply such amounts as set out in Section 16.01, the Security Trustee (in its individual capacity) shall, on demand of the relevant Person, pay to such Person interest at the contemplated rate pursuant to Section 6.02(b) hereof for the period from (and including) the date when the Security Trustee was obliged to apply such amounts to (but excluding) the actual date of application.
          (c) The Security Trustee covenants and agrees that if the Security Trustee, prior to 9:30 a.m. (New York time) on any Business Day has possession of any money distributable to Borrower or Ex-Im Bank under any of the Operative Documents or any such monies have been credited, or received for credit, to the Security Trustee’s account and the Security Trustee (in its individual capacity), because of its own negligence or willful misconduct, fails to transmit such money to the relevant Person before 11:00 a.m. (New York time) on the same Business Day, then the Security Trustee shall on demand pay interest on such amount from the date of such credit or receipt to the date of payment to the relevant Person at a rate per annum equal to the contemplated rate pursuant to Section 6.02(b) hereof from time to time.
     16.03 Investment of Amounts. Pending the disbursement thereof pursuant to the terms of this Agreement, all cash from time to time held by the Security Trustee shall be invested by the Security Trustee pursuant to written instructions of Guarantor (or, if an Event of Default shall have occurred and be continuing, Ex-Im Bank) in Permitted Investments. All reasonable commissions and other costs and expenses incurred by the Security Trustee in connection with the acquisition or disposition by it of Permitted Investments may be deducted by the Security Trustee from the income received by the Security Trustee with respect thereto, and all losses, if any, shall be charged against the principal so invested. Income from each investment shall be credited to the account in which the invested funds were held. The Security Trustee shall not be

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liable or responsible for any losses on investments made pursuant to this Agreement. Guarantor shall be liable and responsible for any losses on investments made pursuant to this Agreement and shall reimburse the Security Trustee therefor on demand.
     16.04 Application of Other Amounts.
          (a) Subject to Sections 16.01, 16.02 and 16.03 hereof, any payments received by the Security Trustee for which provision as to the application thereof is made in an Operative Document but not elsewhere in this Agreement (including fees and indemnities) shall be paid to the Person specifically described in the applicable Operative Document and applied to the purposes for which such payments were made in accordance with the provisions of such Operative Document.
          (b) Any payments received by the Security Trustee for which no provision as to the application thereof is made in this Agreement or any other Operative Document shall be held by the Security Trustee in trust as additional security for the Secured Obligations and applied in accordance with Section 16.01.
[The next page is the signature page]

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Credit Agreement to be duly executed and delivered as of the date first above written.

CESSNA FINANCE EXPORT CORPORATION
By:	/s/ Thomas Low
	Name:	Thomas Low
	Title:	President

TEXTRON FINANCIAL CORPORATION
By:	/s/ Warren Lyons
	Name:	Warren Lyons
	Title:	President & CEO

TEXTRON FINANCE HOLDING COMPANY
By:	/s/ Jeffrey Spielvogel
	Name:	Jeffrey Spielvogel
	Title:	Senior Vice President-Group Controller & Treasurer

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Security Trustee
By:	/s/ Val T Orton
	Name:	Val T Orton
	Title:	Vice President

EXPORT-IMPORT BANK OF THE UNITED STATES
By:	/s/ Robert A. Morin
	Name:	Robert A. Morin
	Title:	Vice President

Ex-Im Bank Transaction No. AP084206XX — United States

APPENDIX A
Ex-Im Bank Credit No. AP084206XX — United States

APPENDIX A
DEFINITIONS AND CONSTRUCTION
Part I. Definitions
     Unless the context otherwise requires, the following terms shall have the following meanings.
     “Account Bank” shall have the meaning set forth in the Account Pledge Agreement.
     “Account Collateral” shall mean all rights of Borrower in and to, collectively, the Pledged Account and all cash, investment property, Permitted Investments, other investments, securities, instruments or other property (including all “financial assets” within the meaning of Section 8-102(a)(9) of the UCC) at any time or from time to time credited to the Pledged Account.
     “Account Pledge Agreement” shall mean the Account Pledge Agreement, dated as of the Signing Date, among Borrower, the Account Bank and the Security Trustee.
     “Additional Chattel Paper Collateral” shall mean one or more equipment leases, conditional sales agreements, installment sale agreements, secured loan agreements or other chattel paper which satisfy each of the following criteria on the date of pledging thereof to the Security Trustee pursuant to Section 11.03(k): (a) Borrower or Guarantor is the lessor or secured party thereunder, (b) Borrower or Guarantor is the sole holder and owner thereof, (c) such chattel paper covers leased Aircraft owned by Borrower or Guarantor or grants to Borrower or Guarantor a first priority perfected security interest in Aircraft, and (d) such chattel paper is not in default on the date that it is included as Collateral for the Credit. In order to qualify as Additional Chattel Paper Collateral, Borrower or Guarantor, as applicable, shall be required to grant to Security Trustee a perfected first priority security interest in such chattel paper as additional Collateral for the Credit, subject only to Permitted Liens.
     “Affected Aircraft” shall have the meaning set forth in Section 6.04(a) of the Credit Agreement.
     “Affiliate” of any Person shall mean any other Person directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with, such Person; or if such Person is a partnership, any general partner of such Person or a Person controlling such general partner. For purposes of this definition, “control” (including “controlled by” and “under common control with”) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.
     “After Tax Basis” shall mean, in respect of any payment to be made under any Operative Document, an amount that, after deduction of all Taxes required to be deducted or withheld from such payment (as increased by reason of being paid on an After Tax Basis) and all Taxes payable by the recipient of such payment on such payment (as so increased) or as a result of the receipt or accrual of such amount by such recipient, is equal to the payment due.
APPENDIX A

     “Aggregate Collateral Value” shall mean the sum of (a) the aggregate undrawn face amount of all Eligible Letters of Credit then securing the Credit, (b) the aggregate amount of all Eligible Cash Collateral then securing the Credit, and (c) the aggregate book value of all Eligible Agreements and all Additional Chattel Paper Collateral then securing the Credit as calculated in accordance with the standard accounting and financial practices and policies of Guarantor and Borrower, as reduced to reflect specific reserves taken for non-performing or non-accrual assets included therein.
     “Aggregate Credit Amount” shall mean the amount set forth as such on the Term Sheet.
     “Aircraft” shall mean (i) individually, each Airframe, together with the Engines identified therewith in the Security Agreement Supplement related to such Aircraft, that satisfies the definition of Eligible Aircraft, whether or not any of such Engines may at any time of determination be installed on such Airframe or installed on any other airframe, and the Manuals and Technical Records in respect thereof and (ii) collectively, all such Aircraft.
     “Aircraft Object” shall have the meaning assigned to the term “aircraft object” in the Cape Town Convention.
     “Aircraft Related Agreements” shall mean, in respect of an Aircraft, the documents, notices, letters and other agreements described and listed in Section III to Schedule I of the Security Agreement Supplement related to such Aircraft.
     “Airframe” shall mean, with respect to an Aircraft, the airframe constituting part of such Aircraft as more particularly described in the Security Agreement Supplement related to such Aircraft (excluding the associated Engines and any other engines from time to time installed thereon), and any and all Parts, so long as the same shall be incorporated or installed in or attached to such Airframe or so long as title thereto or a security interest therein, as applicable, shall remain vested in Borrower in accordance with the terms of the related Eligible Agreement after the removal from such Airframe and, where the context permits, references to the “Airframe” shall include the Manuals and Technical Records for such Airframe.
     “Airworthiness Directive” shall mean any airworthiness directive and similar mandatory requirement for the inspection, repair or modification of an Aircraft or any associated Engine or Part as issued by the Civil Aviation Authority applicable to such Aircraft.
     “Allocable Portion” shall mean, with respect to an Aircraft as of any date of determination, that portion of the applicable Disbursement relating to such Aircraft which shall remain outstanding as of such date of determination (as determined by Ex-Im Bank).
     “Amended Exporter’s Certificate” shall mean any Exporter’s Certificate amending an Initial Exporter’s Certificate (or any previously delivered Exporter’s Certificate).
     “Anti-Lobbying Certificate” shall mean a certificate in the form set forth in Exhibit 3 to Annex B to the Credit Agreement.
     “Applicable Laws” shall mean all applicable laws, ordinances, judgments, decrees, injunctions, writs, rules, regulations, conventions (including, without limitation, the Cape Town
APPENDIX A

Convention if and to the extent in effect in any relevant jurisdiction), orders, interpretations, licenses, permits and orders of any court, arbitrator or Government Body.
     “Applicable Rate” shall mean, for each Tranche, the rate of interest applicable to such Tranche, which rate shall be notified by Ex-Im Bank to Borrower on the applicable Disbursement Date and shall be equal to the relevant CIRR-2 rate, as defined in, and calculated in accordance with, the New ASU.
     “Associated Rights” shall have the meaning assigned to the term “associated rights” in the Cape Town Convention.
     “ASU Administration Fee” shall have the meaning set forth in Section 9.01(d) of the Credit Agreement.
     “ASU Arrangement Fee” shall have the meaning set forth in Section 9.01(c) of the Credit Agreement.
     “ASU Commitment Fee” shall have the meaning set forth in Section 9.01(a) of the Credit Agreement.
     “Authorized Officer” shall mean, with respect to any Person, the chief executive officer, the president, any vice president, any assistant vice president, the chief financial officer or treasurer, the assistant treasurer or equivalent officers of such Person and any other officer or legal representative of such Person acceptable to Ex-Im Bank, in each case whose name and position appears on a certificate of incumbency delivered pursuant to Section 7.01(c) of the Credit Agreement, as such certificate of incumbency may be amended from time to time to identify names of the individuals then holding such offices or the names of such representatives (and who are authorized to act under such Person’s charter documents or Applicable Law) and the capacity in which they are acting.
     “Availability Period” shall mean, for each Tranche, the period set forth in the definition of such Tranche.
     “Bankruptcy Code” shall mean Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§101 et seq.
     “Bill of Sale” shall mean, in respect of an Aircraft, the bill of sale for such Aircraft executed by the applicable Exporter (or an authorized distributor of such Exporter as approved by Ex-Im Bank) in favor of Borrower.
     “Borrower” shall mean Cessna Finance Export Corporation, a Delaware corporation.
     “Borrower Documents” shall mean the Credit Agreement, the Note, the Security Agreement, each Security Agreement Supplement, the Account Pledge Agreement, the Servicing Agreement, the First Loss Agreement, the Borrower Guarantee, and all other documents and instruments to be executed and delivered by Borrower under or in connection with the Credit Agreement.
APPENDIX A

     “Borrower Guarantee” shall mean the Borrower Guarantee, dated as of the Signing Date, by Borrower in favor of Ex-Im Bank in respect of the obligations of Guarantor to Ex-Im Bank under the transactions contemplated by the Other Ex-Im Bank Transactions.
     “Borrower Parent” shall mean Textron Finance Holding Company, a Delaware corporation.
     “Borrower’s Country” shall mean the United States of America.
     “Business Day” shall mean any day on which the Federal Reserve Bank of New York is open for business.
     “Cape Town Convention” shall mean the Convention together with the Protocol.
     “Cash Payment” shall have the meaning set forth in Section 5.01(a) of the Credit Agreement.
     “Cessna Letter” shall mean the letter from Cessna Aircraft Company setting forth the U.S. Content Percentage for each Eligible Aircraft other than Bell helicopters which will be set forth in the applicable Exporter’s Certificate.
     “Civil Aviation Authority” shall mean, with respect to an Aircraft, each Government Body or other Person who shall from time to time be vested with the control and supervision of, or have jurisdiction over, the registration, airworthiness and operation of aircraft in the State of Registration for such Aircraft.
     “Claims” shall have the meaning set forth in Section 9.02(a) of the Credit Agreement.
     “Closed Country” shall mean any country listed on the Ex-Im Bank Country Limitation Schedule that has an “X” indicating that “support is not available” for any or all of the “Up to 1 year” and/or “1 to 7 years” and/or “Over 7 years” categories under “Public Sector Risk” or “Private Sector” risk, as appropriate.
     “Collateral” shall mean all property subject to the Lien of the Security Documents.
     “Compliant Agreement” shall have the meaning set forth on Schedule 1 to the Credit Agreement.
     “Contract of Sale” shall have the meaning assigned to the term “contract of sale” in the Cape Town Convention.
     “Contract Price” shall mean with respect to any Good, the invoice amount of such Good as appearing in the Exporter’s invoice therefor.
     “Contracting State” shall have the meaning assigned to such term in the Cape Town Convention.
APPENDIX A

     “Contravention Event” shall mean a determination by Ex-Im Bank, in its reasonable judgment and as notified to Borrower, that any Supply Contract, or the performance by any party thereto of such party’s obligations thereunder, contravenes any Applicable Law.
     “Convention” shall mean The Convention on International Interests in Mobile Equipment, concluded in Cape Town, South Africa, on November 16, 2001 (utilizing the English-language version thereof).
     “Core Agreement Provisions” shall mean the requirements specified on Schedule 1 to the Credit Agreement.
     “Credit” shall have the meaning set forth in recital (A) to the Credit Agreement.
     “Credit Agreement” shall mean the Credit Agreement, dated as of the Signing Date, among Borrower, Borrower Parent, Guarantor, the Security Trustee and Ex-Im Bank.
     “Debarment Regulations” shall mean, collectively: (1) the Export-Import Bank’s Nonprocurement Debarment and Suspension regulations, 2 C.F.R. Part 3513, adopting by reference, the OMB Guidelines to Agencies on Governmentwide Debarment and Suspension (Nonprocurement), 2 C.F.R. Part 180; and (2) the Debarment, Suspension, and Ineligibility provisions of the Federal Acquisition Regulation, 48 C.F.R. Subpart 9.4.
     “Deferral Period” shall have the meaning set forth in Section 6.04(d) of the Credit Agreement.
     “Disbursement” shall mean a Reimbursement.
     “Disbursement Date” shall mean, in relation to any Disbursement, the Business Day on which such Disbursement is made by Ex-Im Bank.
     “Disbursement Percentage” shall mean, in respect of the Exporter’s Certificate relating to any Supply Contract, the lesser of (i) eighty-five percent (85%) and (ii) the U.S. Content Percentage set forth in such Exporter’s Certificate.
     “Disposition” shall have the meaning set forth in Section 11.04(g)(vii) of the Credit Agreement.
     “Disposition of Indebtedness” shall have the meaning set forth in Section 14.03 of the Credit Agreement.
     “Dollars”, “U.S. Dollars”, “U.S.$”, “US$” and “$” shall mean immediately available and freely transferable lawful currency of the United States of America from time to time.
     “Eligible Additional Collateral” shall mean security and collateral provided by Borrower or Guarantor in response to the Section 11.03(k) Notice which consists of some combination of any or all of the following: (a) one or more clean irrevocable letters of credit issued to Ex-Im Bank by a financial institution located in the United States which is reasonably acceptable to Ex-Im Bank (the “Eligible Letters of Credit”), (b) cash collateral in the form of a
APPENDIX A

first priority perfected pledge to Security Trustee of a deposit account maintained with a bank organized and existing under the laws of the United States or a State within the United States, subject to an executed control agreement in form and substance reasonably acceptable to Security Trustee (the “Eligible Cash Collateral”), and (c) Additional Chattel Paper Collateral; provided that notwithstanding the foregoing, in no event shall Borrower or Guarantor be entitled to provide Eligible Additional Collateral in the form of Eligible Cash Collateral or Additional Chattel Paper Collateral without the prior written consent of Ex-Im Bank as determined in its sole and absolute discretion (which consent may, at Ex-Im Bank’s option include additional conditions to the provision of such Eligible Additional Collateral as it may specify).
     “Eligible Agreement” shall mean a lease, debt, installment sales contract or substantively similar structure for the purchase financing of (a) an Aircraft, (b) to an Eligible End User, (c) the provisions of which conform, in all material respects, to the Core Agreement Provisions, (d) that is in a form as is reasonably consistent with the Standard, (e) that has a term which expires not earlier than six (6) months prior to, and no later than, the Final Maturity Date for the Tranche under which such Aircraft is to be financed, (f) that provides that the first payment is due within the first 180 days of the commencement of the term of such agreement, (g) that requires the payment of (x) the applicable Cash Payment up front and (y) the Rental and Other Payment Obligations on a basis not less frequently than quarterly, and (h) that provides that all scheduled Rental and Other Payment Obligations shall be denominated and payable in Dollars.
     “Eligible Agreement Default” shall mean an event that with the lapse of time or the giving of notice, or both, would become an Eligible Agreement Event of Default.
     “Eligible Agreement Event of Default” shall mean, in respect of an Eligible Agreement, the occurrence of an “event of default” or “termination event” or similar term or circumstance under such Eligible Agreement that gives Borrower the right to terminate such Eligible Agreement on account of a default by the relevant Eligible End User.
     “Eligible Aircraft” shall mean a factory new aircraft, helicopter and related engines listed on Schedule 3 to the Credit Agreement (as such schedule may be amended from time to time by agreement of the Borrower and Ex-Im Bank), or any other aircraft, helicopter or engine approved by Ex-Im Bank, which are acquired from an Exporter or a distributor of an Exporter, financed by Borrower and subject to an Eligible Agreement.
     “Eligible Cash Collateral” shall have the meaning given to such term in the definition of Eligible Additional Collateral.
     “Eligible End User” shall mean any Person that, at the time of determination, (a) (i) does not have its principal office, and is not otherwise based, in the United States, an Excluded Country, a Restricted Country or a Closed Country, (ii) is authorized under Applicable Law to operate the Aircraft to be leased and/or financed by it or will have entered into a Compliant Agreement with a Person duly authorized to operate the Aircraft, (iii) is not an Affiliate of the Exporter and (iv) does not have a liquidator, trustee, receiver, administrator, or similar officer appointed to it or the whole or a substantial part of its business, assets or revenues and is not
APPENDIX A

subject to any insolvency, reorganization, bankruptcy or similar proceedings or (b) is approved by Ex-Im Bank in its sole discretion.
     “Eligible End User’s Country” shall mean, in respect of an Eligible End User, the jurisdiction of domicile and/or organization of such Eligible End User, the principal source of repayment of the related Eligible Agreement and/or the habitual base of the related Aircraft.
     “Eligible Letters of Credit” shall have the meaning given to such term in the definition of Eligible Additional Collateral.
     “Engine” shall mean, with respect to an Aircraft, (a) the engine or engines bearing manufacturer’s model and serial numbers set forth in the Security Agreement Supplement related to such Aircraft, whether or not from time to time installed on the associated Airframe or any other airframe so long as title thereto remains vested in Borrower pursuant to the terms of the related Eligible Agreement, and (b) each replacement thereof, in each case, together with all Parts from time to time belonging to, installed in or appurtenant to any such engine so long as title thereto remains vested in Borrower pursuant to the terms of the related Eligible Agreement.
     “Event of Default” shall mean an “Event of Default” under Section 12.03(a) of the Credit Agreement.
     “Event of Loss” shall mean, in respect of any Aircraft, any Airframe or any Engine, any of the following events:
     (a) (i) the loss of such property or the use thereof due to the destruction of or damage to such property that renders repair uneconomic or that renders such property permanently unfit for normal use;
          (ii) any damage or loss to or other circumstance in respect of such property that results in an insurance settlement in respect of such property on the basis of a total loss, or a constructive or arranged total loss;
          (iii) the confiscation or nationalization of, or requisition of title to, such property by any Government Body that shall have resulted in the loss of title to such property by Borrower;
          (iv) the theft or disappearance of such property that shall have resulted in the loss of possession of such property by the relevant Eligible End User for a period in excess of the lesser of ninety (90) consecutive days and the balance of the Final Maturity Date for the Tranche related thereto;
          (v) the seizure of, or requisition for use of, such property by any Government Body that shall have resulted in the loss of possession of such property by the relevant Eligible End User and such requisition for use shall have continued beyond the earlier of (i) the lesser of one hundred eighty (180) consecutive days and the balance of the Final Maturity Date for the Tranche related thereto and (ii) the date of receipt of insurance or condemnation proceeds with respect thereto; or
APPENDIX A

     (b) at any time that any Aircraft, any Airframe or any Engine is subject to an Eligible Agreement, the occurrence of any “Event of Loss”, “Total Loss”, “Casualty Event” or other similar event or circumstance under such Eligible Agreement.
     An Event of Loss in respect of an Aircraft shall be deemed to have occurred if an Event of Loss occurs in respect of the associated Airframe.
     For purposes of the Operative Documents, an Event of Loss in respect of an Aircraft shall be deemed to have occurred:
          (a) in the case of an actual total loss, at 12:00 noon (London time) on the actual date such Aircraft was lost or, if such date is not known, 12:00 noon (London time) on the day on which such Aircraft was last heard from;
          (b) in the case of any of the events described in paragraph (a)(i) of the definition of Event of Loss above (other than an actual total loss), upon the date such destruction or damage is determined to be uneconomic to repair or the date on which such property is determined to be permanently unfit for normal use;
          (c) in the case of any of the events described in paragraph (a)(ii) of the definition of Event of Loss above (other than an actual total loss), upon the date that notice claiming the loss of such Aircraft is given to the relevant insurers, unless the insurers do not forthwith admit such claim, then at the date and time at which either such loss is subsequently admitted by the insurers or a competent court or arbitration tribunal issues a judgment to the effect that such loss has occurred; and
          (d) in the case of any of the events referred to in paragraph (a)(iii), (iv) or (v) or (b) of the definition of Event of Loss above, upon the occurrence thereof.
     “Excluded Country” shall mean any country that is the subject of an order or resolution by the United Nations Security Council which has the effect of restricting aviation activities to or from such country, for so long as such resolutions or orders remain in effect.
     “Excluded Property” shall mean (a) proceeds of public liability insurance (or government indemnities in lieu thereof) paid or payable as a result of insurance claims made, or losses suffered, by Borrower, Borrower Parent or Guarantor that are payable directly to such Person for its own account, (b) proceeds of insurance maintained in respect of an Aircraft by Borrower for its own account or benefit and not required by the Operative Documents and (c) aircraft and engines, loans, leases, installment sale contracts and similar agreements, and their proceeds, which are owned by Borrower but for which Reimbursement was either not requested by Borrower or was rejected by Ex-Im Bank.
     “Ex-Im Bank” shall mean the Export-Import Bank of the United States, an agency of the United States of America.
     “Ex-Im Bank Country Limitation Schedule” shall mean the country limitation schedule as published from time to time by Ex-Im Bank, which schedule is currently found at http://www.exim.gov/tools/country/country_limits.cfm.
APPENDIX A

     “Ex-Im Bank Statutes” shall mean each of 12 U.S.C. 635(b)(2), (b)(4), (b)(5), and (b)(6), 22 U.S.C. 2291, et seq., 22 U.S.C. 2371, applicable Executive Orders issued by the President of the United States, and applicable laws and regulations of the United States of America, including, but not limited to those provisions contained in the annual Foreign Operations, Export Financing and Related Programs Appropriations Act, and such other Applicable Law of the United States that may be in effect from time to time which may affect, limit or prohibit the ability of Ex-Im Bank to issue loans, guarantees or insurance, or to do business in certain countries or to participate in transactions in which an item purchased with the benefit of Ex-Im Bank support is to be used in certain countries or by an agency or national thereof (except to the extent that the President of the United States has made a determination in accordance with the provisions of Applicable Law that the conduct of business by Ex-Im Bank with any such country is in the interest of the United States), as well as all applicable sanctions and regulations of the United Nations.
     “Exporter” shall mean a Person (a) identified in Schedule 3 to the Credit Agreement as approved by Ex-Im Bank and/or otherwise specified by Ex-Im Bank, and (b) who, in the sole determination of Ex-Im Bank, is located and regularly doing business in the United States.
     “Exporter’s Certificate” shall mean a certificate of an Exporter in the form set forth in Exhibit 1 to Annex B of the Credit Agreement.
     “Exposure Fee” shall mean, with respect to each Reimbursement, the product of (a) the Exposure Fee Percentage multiplied by (b) the amount of such Reimbursement.
     “Exposure Fee Amount” shall mean the amount set forth as such on the Term Sheet.
     “Exposure Fee Percentage” shall mean the percentage set forth as such on the Term Sheet.
     “FAA” shall mean the Federal Aviation Administration of the United States of America and any successor governmental authority.
     “Final Disbursement Date” shall mean the earliest of (a) December 20, 2010, (b) the date on which the Credit is disbursed in full, or (c) the date on which the full remaining balance of the Credit is cancelled by either (i) Borrower in accordance with Section 12.01 of the Credit Agreement or (ii) Ex-Im Bank in accordance with Section 12.02 of the Credit Agreement, in each case, provided that, if the Final Disbursement Date would otherwise occur on a day that is not a Business Day, the Final Disbursement Date shall be the immediately preceding Business Day.
     “Final Maturity Date” shall mean February 20, 2021; and, as the context may require,
          For Tranche 1: November 20, 2019;
          For Tranche 2: January 20, 2020;
          For Tranche 3: June 20, 2020;
APPENDIX A

          For Tranche 4: September 20, 2020;
          For Tranche 5: October 20, 2020; and
          For Tranche 6: February 20, 2021.
     “Financed Portion” shall mean, in respect of any Goods, the portion of the Net Contract Price of such Goods that may be covered under the Credit as approved by Ex-Im Bank.
     “Financing Package” shall mean, with respect to an aircraft proposed by Borrower to be financed under the Credit Agreement, a certificate signed by a Authorized Officer of Borrower satisfying each of the following:
          (a) describing such aircraft, including type, model and serial numbers of the airframe and engines (except that serial numbers shall not be required on engines of less than 550 rated takeoff shaft horsepower or less than 1750 lbs takeoff thrust);
          (b) attaching a copy of the related Eligible Agreement certified as true, correct and complete by Borrower, together with a certificate of acceptance or other evidence of the acceptance of the aircraft by the applicable Eligible End User;
          (c) stating that the agreement(s) delivered pursuant to clause (b) above qualifies as an Eligible Agreement and that the lessee or borrower thereunder, as applicable, qualifies as an Eligible End User;
          (d) stating the State of Registration of such aircraft;
          (e) attaching the current insurance and, if applicable, reinsurance certificates for such aircraft evidencing compliance with the Insurance Requirements;
          (f) attaching an opinion or opinions of local counsel for (i) the country of organization of the lessee or owner, as applicable, of such aircraft (unless such country is the United States), (ii) if different, the country in which such aircraft is primarily based and (iii) the country of any Person providing support for the Subtransaction in the form of a guarantee as the need for such guarantor legal opinion is determined to be necessary by Borrower according to the Standard, similar in substance to the form local law opinion attached as Annex H to the Credit Agreement; and
          stating the initial payment or any other amounts that have been paid by the lessee or owner, as applicable, of such aircraft to Borrower or any Affiliate thereof in connection with the purchase and/or lease of such aircraft.
     “First Loss Agreement” shall mean the First Loss Agreement, dated as of the Signing Date, by Textron in favor of Borrower.
     “Fitch” shall mean Fitch Ratings.
APPENDIX A

     “Foreign Content” shall mean, with respect to a Supply Contract, the amount representing the foreign content in such contract as specified in Part A of the relevant Exporter’s Certificate; provided that Ex-Im Bank shall determine what does and does not constitute Foreign Content, and such determination, in the absence of manifest error, shall be conclusive and binding for all purposes.
     “GAAP” shall mean generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, in respect of any Person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such Person’s financial statements.
     “Goods” shall mean goods (a) purchased in the United States under a Supply Contract and exported from the United States to the applicable Eligible End User’s Country and (b) constituting Eligible Aircraft; provided that Ex-Im Bank shall determine what does and does not constitute Goods, and such determination, in the absence of manifest error, shall be conclusive and binding for all purposes.
     “Government Body” shall mean any nation or government, any state or other political subdivision thereof, any international, multi-national or other agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.
     “Governmental Authority” shall mean the government or any political subdivision of the government of the Borrower’s Country, or of the country of any Eligible End User, any agency, department or any other administrative authority or instrumentality thereof, including, without limitation, any local or other governmental agency or other authority within the Borrower’s Country or the Eligible End User’s Country.
     “Guarantor” shall mean Textron Financial Corporation, a Delaware corporation.
     “Guarantor Documents” shall mean the Credit Agreement, the TFC Guarantee, the Servicing Agreement, and all other documents and instruments to be executed and delivered by Guarantor under the Credit Agreement.
     “Guarantor Financial Statements” shall mean the audited financial statements of Textron dated January 3, 2009, and the unaudited financial statements of Textron dated March 31, 2009, which Guarantor has furnished to Ex-Im Bank prior to the date of the Credit Agreement.
     “Guarantor’s Guarantee Endorsement” shall have the meaning set forth in Section 4 of the Credit Agreement.
     “Hedge Agreement” shall mean all exchange agreements and all swaps, caps or collar agreements or similar arrangements dealing with interest rate or currency exchange rates or the exchange of nominal interest obligations either generally or under specific contingencies.
APPENDIX A

     “Indebtedness” of any Person shall mean the following: (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services other than in the ordinary course of business, (d) all obligations of such Person, as a lessee, under capitalized leases, (e) all net indebtedness secured by a Lien on any asset of such Person, whether or not such Person has assumed or is otherwise liable for such indebtedness, (f) all Indebtedness of others guaranteed in any manner, directly or indirectly, by such Person (or in effect guaranteed indirectly by such Person through an agreement intended to have the effect of Indebtedness or to assure the holder of Indebtedness of such obligor against loss, whether through an obligation of such Person to purchase property or services or to maintain such obligor’s financial condition or otherwise), (g) all net reimbursement obligations of such Person in respect of letters of credit, foreign currency sale agreements and bankers’ acceptances, except such as are obtained by such Person to secure performance of obligations (other than for borrowed money or similar obligations) incurred in the ordinary course of such Person’s business and (h) all obligations of such Person under the Hedge Agreements.
     “Indemnified Person” shall have the meaning set forth in Section 9.02(b) of the Credit Agreement.
     “Initial Eligibility Date” shall mean October 1, 2008.
     “Initial Exporter’s Certificate” shall mean an initial Exporter’s Certificate delivered to Ex-Im Bank prior to the first Disbursement with respect to any Supply Contract.
     “Insurance Requirements” shall mean the undertakings set forth in Schedule 2 to the Credit Agreement.
     “Interest Repayment Date” shall mean:
With respect to Tranche 1, February 20, May 20, August 20, and November 20 of each year, beginning on November 20, 2009, and ending on the applicable Final Maturity Date.
With respect to Tranche 2, January 20, April 20, July 20, and October 20 of each year, beginning on January 20, 2010, and ending on the applicable Final Maturity Date.
With respect to Tranche 3, March 20, June 20, September 20, and December 20 of each year, beginning on June 20, 2010, and ending on the applicable Final Maturity Date.
With respect to Tranche 4, March 20, June 20, September 20, and December 20 of each year, beginning on September 20, 2010, and ending on the applicable Final Maturity Date.
With respect to Tranche 5, January 20, April 20, July 20, and October 20 of each year, beginning on October 20, 2010, and ending on the applicable Final Maturity Date.
APPENDIX A

With respect to Tranche 6, February 20, May 20, August 20, and November 20 of each year, beginning on February 20, 2011, and ending on the applicable Final Maturity Date.
     “International Interest” shall have the meaning assigned to the term “international interest” in the Cape Town Convention.
     “International Registry” shall have the meaning assigned thereto in the Cape Town Convention.
     “Itemized Statement of Payments” shall mean the itemized statement of payments in the form attached as Exhibit 2(a) of Annex B to the Credit Agreement.
     “Lien” shall mean any lien, lease, mortgage, pledge, charge, hypothecation, right of usufruct, preferential arrangement relating to payments, attachment, levy, or other encumbrance or security interest of whatever nature.
     “Manuals and Technical Records” shall mean, with respect to any Aircraft, Engine or Part, all books, logs, manuals and data, and inspection, maintenance, modification and overhaul records (including all job cards) and any certificates or documents as are required to be maintained with respect to such Aircraft, Engine or Part under applicable rules and regulations of the relevant Civil Aviation Authority or by applicable supplier warranties to be kept or maintained with regard to such Aircraft, Engine or Part.
     “MARAD” shall have the meaning set forth in Section 5.01(b) of the Credit Agreement.
     “Maturity Period” shall have the meaning set forth in Section 6.03(a) of the Credit Agreement.
     “Moody’s” shall mean Moody’s Investors Service, Inc.
     “MSN” shall mean the manufacturer’s serial number.
     “Net Contract Price” shall mean, with respect to a Supply Contract, the U.S. Content plus the Foreign Content.
     “New ASU” shall mean the Sector Understanding on Export Credits for Civil Aircraft dated July 27, 2007 prepared under the auspices of the Organisation for Economic Co-operation and Development.
     “Non-Performing Asset” shall mean any Eligible Agreement (a) as to which there is a payment one-hundred twenty (120) or more days past due, (b) as to which the obligor thereunder shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law or shall have consented to the entry of an order for relief in an involuntary case under any such law, (c) with respect to which the obligor thereunder has voluntarily surrendered to Servicer, or Servicer has otherwise repossessed or acquired possession of, the related Aircraft that is the subject of such Eligible Agreement, or (d) as to which Servicer determines (in
APPENDIX A

accordance with the standards specified in the Servicing Agreement) on the basis of currently existing facts and conditions that collection in full is doubtful.
     “Non-Tax Claim” shall have the meaning set forth in Section 9.02(a) of the Credit Agreement.
     “Note” shall mean, individually and collectively, any promissory note issued pursuant to Section 6.05 of the Credit Agreement, and, if applicable, any replacement promissory note or notes issued pursuant to the Credit Agreement.
     “Off-Lease” shall mean, in respect of an Aircraft, that, at the time of determination, (i) has been returned to Borrower following the expiration of the related Eligible Agreement constituting a lease or (ii) has been surrendered to or repossessed by Borrower, and is no longer subject to an Eligible Agreement.
     “Operative” shall mean that all conditions to the initial Utilization and Disbursement of the Credit, as set forth in the Credit Agreement and/or any other Operative Document, have been fulfilled to the satisfaction of Ex-Im Bank (in its sole discretion) or waived.
     “Operative Date” shall mean the date on which Ex-Im Bank determines that the Credit is Operative.
     “Operative Documents” shall mean the Credit Agreement, the Note, the TFC Guarantee, the Security Agreement, each Security Agreement Supplement, the Share Pledge Agreement, the Support Agreement, the Support Agreement Supplement, the First Loss Agreement, the Servicing Agreement, the Borrower Guarantee and the Account Pledge Agreement, and all other documents and instruments to be executed and delivered under or in connection with the Credit Agreement.
     “Other Ex-Im Bank Transactions” shall mean any direct or indirect, past, present or future Ex-Im Bank-supported financing (whether by way of a direct loan, a lease or a guarantee) for or for the benefit of Guarantor or any Affiliate of Guarantor.
     “Other Governmental Authority” shall mean any government or any political subdivision of a government, any agency, department or any other administrative authority or instrumentality thereof, including, without limitation, any local or other governmental agency or other authority.
     “Other Operative Documents” shall mean the “Operative Documents,” “Operative Agreements,” “Basic Agreements,” “Borrower Documents” or other similar terms as used and defined in any Other Ex-Im Bank Transaction.
     “Other Secured Obligations” shall mean, in respect of any Other Ex-Im Bank Transaction, the “Secured Obligations” as used and defined in documentation for such Other Ex-Im Bank Transactions.
     “Parts” shall mean, in respect of any Aircraft or any Engine, all appliances, components, parts, instruments (including avionics), appurtenances, accessories, furnishings and other
APPENDIX A

equipment of whatever nature (other than complete Engines or engines), that may from time to time be incorporated or installed in or attached to the associate Airframe or Engine or removed from such Airframe or Engine so long as title thereto remains vested in Borrower in accordance with the terms of the Eligible Agreement therefor and any replacement thereof which may from time to time be substituted for a Part.
     “Payment Default” shall mean any failure to pay in full when due, whether at stated maturity, by acceleration or otherwise, all or any part of principal, accrued interest, fees or other amounts owing by Borrower under the Credit Agreement, the Note or any other Operative Document.
     “Payment Default Date” shall mean the date due, whether at stated maturity, upon voluntary or mandatory prepayment, by acceleration or otherwise, of any principal, accrued interest, fees or other amounts owing by Borrower under the Credit Agreement, the Note or any other Operative Document that is the subject of a Payment Default.
     “Permitted Investments” each of the following Dollar-denominated investments (which investments shall, except as expressly provided below, mature within ninety (90) days of the date of purchase thereof and be payable in Dollars):
     (i) direct obligations of the United States of America;
     (ii) obligations fully guaranteed by the United States of America;
     (iii) certificates of deposit issued by, or bankers’ acceptances of, or time deposits or a deposit account with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof, having a combined capital and surplus of at least U.S.$100,000,000 and having an AA rating from S&P (or an equivalent rating from a similar rating agency);
     (iv) commercial paper issued by companies in the United States of America that directly issue their own commercial paper and that are doing business under the laws of the United States of America or one of the states thereof and in each case having a rating assigned to such commercial paper by S&P (or a similar rating agency) equal to the highest rating assigned by such organization;
     (v) obligations of the type described in clauses (i) and (ii) above, purchased from any bank, trust company or banking association referred to in clause (iii) above pursuant to repurchase agreements obligating such bank, trust company or banking association to repurchase any such obligation not later than ten (10) days after the purchase of any such obligations;
     (vi) liquid U.S. Government treasury money market funds with a constant $1 net asset value per share whose investments are comprised of the types of investments referred to in clauses (i) and (ii) above; or
     (vii) money market mutual funds that are registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and operating in
APPENDIX A

accordance with Rule 2a-7 and that at the time of such investment are rated Aaa by Moody’s and/or AAA by S&P.
     “Permitted Liens” shall mean (a) the respective rights of each of the parties to the Operative Documents as provided in the Operative Documents, (b) during any time that any Aircraft is subject to an Eligible Agreement, any “Permitted Liens” (as defined, or the equivalent term used, in such Eligible Agreement), (c) Liens for fees or charges of any airport or air navigation authority either not yet overdue or being contested in good faith by appropriate proceedings that do not involve any imminent likelihood of the sale, seizure, forfeiture or loss of any Aircraft, title thereto, interest therein or use thereof, (d) Liens for Taxes either not yet overdue or being contested in good faith by appropriate proceedings that do not involve any imminent likelihood of the sale, seizure, forfeiture or loss of any Aircraft, title thereto, interest therein or use thereof and that do not involve any risk of criminal liability, and in the case of such proceedings so long as adequate reserves are maintained (to the extent required under the Eligible Agreement) in respect of such Taxes in accordance with generally accepted accounting principles, (e) materialmen’s, mechanics’, workmen’s, repairmen’s, employees’ or other like Liens on any Aircraft, any Airframe or any Engine or any other Collateral arising in the ordinary course of business or by statute or by operation of law for amounts the payment of which is either not yet due or which are being contested in good faith by appropriate proceedings that do not involve any imminent likelihood of the sale, seizure, forfeiture or loss of such Aircraft, title thereto, interest therein or use thereof and in the case of such proceedings so long as adequate reserves are maintained (to the extent required under the Eligible Agreement) in respect of such amounts in accordance with relevant generally accepted accounting principles, (f) Liens arising out of judgments or awards against any Eligible End User with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith by appropriate proceedings that do not involve any imminent likelihood of the sale, seizure, forfeiture or loss of any Aircraft, title thereto, interest therein or use thereof and in the case of such proceedings so long as adequate reserves are maintained (to the extent required) in respect of such amounts in accordance with relevant generally accepted accounting principles, (g) salvage or similar rights of insurers under insurance policies maintained pursuant to and in accordance with any Eligible Agreement, (h) Liens created under, or expressly permitted by, the Operative Documents and (i) any Lien created or permitted to exist with the prior written consent of the Security Trustee.
     “Person” shall mean an individual, corporation, partnership, trust, unincorporated organization or any other enterprise, or a Governmental Authority or Other Governmental Authority.
     “Pledged Account” shall have the meaning ascribed to the term “Account” in the Account Pledge Agreement
     “Pledged Shares” shall have the meaning set forth in Section 2(i) of the Share Pledge Agreement.
     “Potential Default” shall mean an event that with the lapse of time or the giving of notice, or both, would become an Event of Default.
APPENDIX A

     “Prepayment Premium” shall have the meaning set forth in Section 6.03(a) of the Credit Agreement.
     “Principals” shall mean any officer, director, owner, partner, key employee, or other Person with primary management or supervisory responsibilities with respect to, or any other Person (whether or not an employee) who has critical influence on or substantive control over, the transaction covered by the Credit Agreement.
     “Priority Search Certificate” shall have the meaning assigned to the term “priority search certificate” in the regulations issued on October 26, 2005 pursuant to Article 17(2)(d) of the Convention and Article XVIII of the Protocol.
     “Process Agent” shall mean CT Corporation or such other respective successor process agent appointed pursuant to Section 13.03(a) of the Credit Agreement.
     “Protocol” shall mean the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, concluded in Cape Town, South Africa, on November 16, 2001 (utilizing the English-language version thereof).
     “Purchase Event” shall mean, in respect of an Aircraft, the acquisition or sale of an Aircraft by or at the request of an applicable Eligible End User, whether pursuant to the exercise by the applicable Eligible End User or other Person of its purchase option right under the related Eligible Agreement which is a lease, or exercise of an Eligible End User’s right to prepayment of an Eligible Agreement which is a loan or similar structure, or other similar event.
     “Reimbursement” shall mean an advance from Ex-Im Bank to Borrower reimbursing Borrower for payments to an Exporter in accordance with the reimbursement procedure set forth in Section II of Annex B to the Credit Agreement.
     “Reimbursement Documents” shall have the meaning set forth in Annex B to the Credit Agreement.
     “Related Indemnitee” shall have the meaning set forth in Section 9.02(b) of the Credit Agreement.
     “Relevant Jurisdiction” shall mean, from time to time, (a) in respect of any Eligible End User, the jurisdiction of organization of such Eligible End User, (b) in respect of Borrower, the jurisdiction of organization of Borrower and (c) in respect of any Aircraft, any or all of (i) the State of Registration from time to time and (ii) the jurisdiction of organization of the relevant Eligible End User.
     “Rental and Other Payment Obligations” shall mean, all rents and/or debt service, engine/maintenance reserves, usage fees, and/or other amounts payable by or on behalf of an Eligible End User under or in respect of any Eligible Agreement.
APPENDIX A

     “Repayment Date” shall mean:
With respect to Tranche 1, February 20, May 20, August 20, and November 20 of each year, beginning on November 20, 2009, and ending on the applicable Final Maturity Date.
With respect to Tranche 2, January 20, April 20, July 20, and October 20 of each year, beginning on January 20, 2010, and ending on the applicable Final Maturity Date.
With respect to Tranche 3, March 20, June 20, September 20, and December 20 of each year, beginning on June 20, 2010, and ending on the applicable Final Maturity Date.
With respect to Tranche 4, March 20, June 20, September 20, and December 20 of each year, beginning on September 20, 2010, and ending on the applicable Final Maturity Date.
With respect to Tranche 5, January 20, April 20, July 20, and October 20 of each year, beginning on October 20, 2010, and ending on the applicable Final Maturity Date.
With respect to Tranche 6, February 20, May 20, August 20, and November 20 of each year, beginning on February 20, 2011, and ending on the applicable Final Maturity Date.
     “Request for Reimbursement” shall mean a request substantially in the form of Exhibit 2 to Annex B of the Credit Agreement.
     “Restricted Country” shall mean (a) any country identified or listed in (or designated by the President of the United States or the Secretary of State of the United States pursuant to authority granted by) the Ex-Im Bank Statutes (except to the extent, in each case, that the President of the United States has made a determination in accordance with the provisions of the applicable act that the conduct of business by Ex-Im Bank with any such country is in the interest of the United States), (b) any country or nation which is engaged in armed conflict, declared or otherwise, with the Armed Forces of the United States, and (c) any other country or nation with which Ex-Im Bank is prohibited from doing business by law, order, resolution or stated policy of the United States.
     “S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
     “SEC” shall mean the U.S. Securities and Exchange Commission.
     “Section 11.03(k) Notice” shall mean the written notice, if any, provided by Ex-Im Bank to each of Borrower and Guarantor (which notice may, for the avoidance of doubt, be provided by Ex-Im Bank more than once and as frequently as it may determine in its sole and absolute discretion), which (x) states that either (A) Ex-Im Bank has made a determination that one or more events or circumstances has occurred and is continuing which, in the reasonable judgment of Ex-Im Bank, is likely materially and adversely to affect the ability of Borrower, Guarantor or
APPENDIX A

Textron to pay all or any of its respective indebtedness or respective financial obligations under this Agreement and the Note or under any other Operative Document to which it is a party, or (B) an event, as specified in any agreement or instrument providing for the payment by Guarantor, Textron or the Servicer, as applicable, of indebtedness for borrowed money in an aggregate principal amount in excess of $100,000,000, has occurred (and any applicable grace or cure period has expired), the effect of which is to permit any Person to cause such indebtedness to become due and payable in full, or to be repaid in full, prior to its stated maturity, (y) includes a brief description of the events or circumstances which are the basis for such determination, and (z) states that Ex-Im Bank, as a result of such determination, is invoking its rights under Section 11.03(k) of the Credit Agreement to require Borrower and Guarantor to grant and/or deliver Eligible Additional Collateral and/or make a prepayment in respect of the Credit in accordance with the provisions of said Section 11.03(k).
     “Secured Obligations” shall mean (a) any and all monies, indebtedness, liabilities and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money, and including, without limitation, any obligation to pay damages or indemnities) which are now or which may at any time and from time to time hereafter be due, owing, payable, or incurred or expressed to be due, owing, payable or incurred from or by Borrower or Guarantor to the Secured Parties (or any of them under the Operative Documents, including, without limitation or duplication, all obligations of (i) Borrower in respect of the principal of and interest on the Credit and (ii) Guarantor under the TFC Guarantee, (b) any and all sums advanced by the Secured Parties (or any of them) in accordance with the Operative Documents following the occurrence and during the continuance of an Event of Default in order to protect or preserve the Collateral or preserve their interest in the Collateral, (c) any and all monies, obligations and/or liabilities which are stated to form part of the Secured Obligations by any express provision of any Operative Document and (d) the Other Secured Obligations.
     “Secured Parties” shall mean, collectively, the Security Trustee and Ex-Im Bank, and “Secured Party” shall mean any of them.
     “Security Agreement” shall mean the Mortgage and Security Agreement, dated as of the Signing Date, by Borrower in favor of the Security Trustee, together with each Security Agreement Supplement thereto, in each case in form and substance acceptable to Ex-Im Bank.
     “Security Agreement Supplement” shall mean each mortgage and security agreement supplement to the Security Agreement to be entered into between Borrower and the Security Trustee substantially in the form of Exhibit A to the Security Agreement.
     “Security Documents” shall mean, collectively, the Security Agreement, Share Pledge Agreement, the Account Pledge Agreement and the Borrower Guarantee.
     “Security Trustee” shall mean Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as security trustee.
     “Servicer” shall mean Textron Financial Corporation, a Delaware corporation, as servicer under the Servicing Agreement and its successors and permitted assigns.
APPENDIX A

     “Servicing Agreement” shall mean the Servicing Agreement, dated on or prior to the Signing Date, between Borrower and the Servicer in form and substance acceptable to Ex-Im Bank.
     “Share Pledge Agreement” shall mean the Share Pledge Agreement, dated as of the Signing Date, between Borrower Parent, as pledgor, and the Security Trustee, as pledgee, in form and substance acceptable to Ex-Im Bank.
     “Shares” shall have the meaning ascribed to the term “Pledged Shares” in the Share Pledge Agreement.
     “Signing Date” shall mean July 14, 2009.
     “Standard” shall mean, in relation to any Eligible Agreement and any particular issue or matter, the standard which Servicer applies in the applicable circumstances having regard to the standard of care it exercises in relation to the administration and maintenance of its own loan and lease portfolio of leased and financed aircraft and at all times in a manner consistent with the practice of a prudent company in the management and servicing of a loan and lease aviation portfolio of the same or similar type as the Eligible Agreements.
     “State of Registration” shall mean, in respect of an Aircraft, the state of registration for such Aircraft.
     “Subsidiary” shall mean any Person of which or in which another Person or its other Subsidiaries own directly or indirectly more than 50% of:
     (i) the combined voting power of all classes of stock or shares having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person (if it is a corporation or company);
     (ii) the capital interest or profits interest of such Person (if it is a partnership, limited liability company, joint venture or similar entity);
     (iii) the beneficial interest of such Person (if it is a trust, association or other unincorporated organization); or
     (iv) any other Person whose financial results are required under GAAP to be consolidated with the financial results of such Person.
     “Subtransaction” shall have the meaning set forth in recital (D) to the Credit Agreement.
     “Supply Contract” shall mean any contract between an Eligible End User and an Exporter (or an authorized distributor of such Exporter as approved by Ex-Im Bank) for the purchase of goods in the United States for export to such Eligible End User’s Country.
     “Support Agreement” means the Support Agreement dated as of May 25, 1994 between Textron and Guarantor.
APPENDIX A

     “Support Agreement Supplement” shall mean the letter agreement, dated as of the Signing Date, by Textron to Ex-Im Bank, pursuant to which Textron extends the terms of the Support Agreement to cover Guarantor’s obligations under the TFC Guarantee, in form and substance acceptable to Ex-Im Bank.
     “Tax” or “Taxes” shall mean any taxes, fees, levies, imposts, duties or charges of whatsoever nature (whether imposed by withholding or deduction or otherwise) imposed by any Governmental Authority (including, without limitation, any taxing authority), or by any other jurisdiction from which payments required hereunder or under the Note are made.
     “Term Sheet” shall mean the term sheet immediately preceding the table of contents and preamble to the Credit Agreement.
     “Textron” means Textron Inc., a Delaware corporation.
     “TFC Guarantee” shall mean the TFC Guarantee, dated as of the Signing Date, by Guarantor in favor of the Security Trustee and Ex-Im Bank, together with each TFC Guarantee Confirmation.
     “Tranche” shall mean, any or all, as the context may require, of Tranche 1, Tranche 2, Tranche 3, Tranche 4, Tranche 5 and Tranche 6.
     “Tranche 1” shall mean any Disbursement made from, and including the Signing Date to, and including, September 20, 2009.
     “Tranche 2” shall mean any Disbursement made from, and including, September 21, 2009 to, and including, December 20, 2009.
     “Tranche 3” shall mean any Disbursement made from, and including, December 21, 2009 to, and including, March 20, 2010.
     “Tranche 4” shall mean any Disbursement made from, and including, March 21, 2010 to, and including, June 20, 2010.
     “Tranche 5” shall mean any Disbursement made from, and including, June 21, 2010 to, and including, September 20, 2010.
     “Tranche 6” shall mean any Disbursement made from, and including, September 21, 2010 to, and including, December 20, 2010.
     “Transaction Costs” shall have the meaning set forth in Section 9.03 of the Credit Agreement.
     “Transaction Number” shall mean “Ex-Im Bank Transaction No. AP084206XX”, as specified on the Term Sheet.
     “Trust” shall have the meaning set forth in Section 15.01(a) of the Credit Agreement.
APPENDIX A

     “Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in New York, New York.
     “U.S.” or “United States” shall mean the United States of America.
     “U.S. Content” shall mean, with respect to a Supply Contract, the amount representing the U.S. content in such contract as specified in Part A of the relevant Exporter’s Certificate; provided that Ex-Im Bank shall determine what does and does not constitute U.S. Content, and such determination, in the absence of manifest error, shall be conclusive and binding for all purposes.
     “U.S. Content Percentage” shall mean, with respect to a Supply Contract, the percentage specified as such in Part A of the relevant Exporter’s Certificate. For all purposes of the Operative Documents, the U.S. Content Percentage of any Goods to be financed thereunder shall be, on the Disbursement Date in respect thereof, as set forth on Schedule 3 to the Credit Agreement (as such percentage may be adjusted in accordance with Section 5.03 of the Credit Agreement).
     “U.S. Dollars” or “U.S.$” shall mean the lawful currency of the United States of America.
     “Utilization” shall mean the making of a Reimbursement in accordance with the “Reimbursement Procedure” set forth in Part II of Annex B of the Credit Agreement.
     “Utilization Procedures” shall mean the procedures for Utilization specified in Annex B to the Credit Agreement.
     “Withholding Taxes” shall have the meaning set forth in Section 9.02(j) of the Credit Agreement.
Part II. Rules of Construction
     (a) Section headings and the table of contents in each Operative Document are inserted for convenience of reference only and shall be ignored in the interpretation of said Operative Document.
     (b) In each Operative Document, unless the context otherwise requires:
     (i) references to Sections, Clauses, Appendices, Exhibits and Schedules are to be construed as references to the sections of, clauses of, and appendices, exhibits and schedules to, said Operative Document as in force for the time being and as amended in accordance with the terms of said Operative Document, or, as the case may be, with the agreement of the relevant parties;
     (ii) references to Sub-sections or Sub-clauses are to be construed as references to a sub-section or sub-clause of the Section or Clause in which such reference appears;
APPENDIX A

     (iii) references to any Operative Document include its Appendices, Exhibits and Schedules;
     (iv) references to (or to any specified provision of) any Operative Document or any other document shall be construed as references to said Operative Document, that document or that provision as in force for the time being and as amended in accordance with the terms hereof or thereof, or, as the case may be, with the agreement of the relevant parties;
     (v) references to any law or enactment shall be deemed to include references to such law or enactment as re-enacted, amended, extended, consolidated or replaced and any orders, decrees, proclamations, regulations, instruments or other subordinate legislation made thereunder;
     (vi) words importing any gender shall be construed as including every gender;
     (vii) words importing the plural shall include the singular and vice versa;
     (viii) any reference to any Person (including each of the Parties to any Operative Document) shall include such Person and its successors, permitted assigns, and permitted transferees; and
     (ix) the word “including” shall be construed as “including but not limited to.”
APPENDIX A

[Credit Agreement]
ANNEX A
Form of Note
CESSNA FINANCE EXPORT CORPORATION
SECURED PROMISSORY NOTE

No. ___	______, 20___
$_______________
     FOR VALUE RECEIVED, CESSNA FINANCE EXPORT CORPORATION, a company incorporated under the laws of the State of Delaware (“Borrower”), hereby unconditionally promises to pay to the order of Export Import Bank of the United States (“Ex Im Bank”) at the Federal Reserve Bank of New York, the principal sum of Five Hundred Million United States Dollars (U.S.$500,000,000), or such lesser amount of Disbursements made by Ex-Im Bank to Borrower and recorded on the grid set forth in Schedule I attached hereto in installments as hereinafter provided and to pay interest on the principal balance hereof from time to time outstanding, as hereinafter provided, at the Applicable Rate. All capitalized terms not defined herein have the meanings assigned to them in the Credit Agreement.
     All Disbursements by Ex-Im Bank to Borrower shall be recorded by Ex-Im Bank on the grid set forth in Schedule 1 attached hereto; provided, that the failure of Ex-Im Bank to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Disbursements made by Ex-Im Bank.
     The principal hereof advanced in respect of any Tranche shall be paid in forty (40) successive equal quarterly installments, the first of which shall be due and payable commencing on the first Repayment Date for such Tranche occurring after the expiry of the Availability Period in respect of such Tranche and thereafter on each succeeding Repayment Date in respect of such Tranche (or if any such day is not a Business Day, on the next succeeding Business Day); provided that, on the Final Maturity Date in respect of such Tranche, Borrower shall repay in full the principal amount hereof in respect of such Tranche then outstanding.
     Interest on this Note is payable at the Applicable Rate for each Tranche on each applicable Interest Payment Date. Interest will be calculated on the basis of the actual number of days elapsed (including the first day, but excluding the last day) over a year of 365 days.
     If any amount of the principal or accrued interest on this Note is not paid in full when due (whether at stated maturity, by acceleration, or otherwise), Borrower shall pay to Ex-Im Bank on demand interest on such unpaid amount (to the extent permitted by applicable law) for the period from the date such amount was due (“Payment Default Date”) until such amount shall have been paid in full, at an interest rate per annum equal to the higher of: (i) the Applicable Rate plus one percent (1.00%) per annum; or (ii) the applicable rate of interest specified in the Federal Reserve Statistical Release H.15(519) as the average monthly rate for the month immediately preceding the Payment Default Date, available at http://www.federalreserve.gov/

Annex A — Page 1

[Credit Agreement]
releases/H15/data.htm under the heading of “U.S. government securities” and the subheading of “Treasury constant maturities,” for a maturity closest to the duration of the Payment Default plus one percent (1.0%).
     This is one of the Notes referenced in Section 6.05 of the Credit Agreement, dated as of July 14, 2009 (the “Credit Agreement”) among Borrower, TEXTRON FINANCE HOLDING COMPANY, as Borrower Parent, Textron Financial Corporation, as Guarantor, Wells Fargo Bank Northwest, National Association, as Security Trustee, and Ex-Im Bank. This Note is entitled to the benefits of, and is governed in all respects by, the terms of the Credit Agreement, which Credit Agreement, among other things, contains provisions for the payment of principal and interest (including default interest) hereon without set-off, counterclaim, deduction, withholding on account of taxes levied or imposed under the laws of the government of the United States, restrictions and conditions of whatever nature, and for acceleration of the maturity hereof upon the happening of certain stated events. The principal amount hereof may be prepaid in accordance with terms of the Credit Agreement. All payments received hereunder shall be applied in accordance with the order of priority set forth in Section 10.02 of the Credit Agreement.
     Any notations by Ex-Im Bank on this Note regarding payments made on account of the principal thereof, in the absence of manifest error, shall be conclusive and binding. Upon the payment in full of this Note, Ex-Im Bank shall promptly cancel this Note, and surrender it to Borrower upon Borrower’s request.
     Borrower hereby waives demand, diligence, presentment, protest, and notice of every kind, and warrants to the holder that all actions and approvals required for the execution and delivery hereof as a legal, valid, and binding obligation of the undersigned, enforceable in accordance with the terms hereof, have been duly taken and obtained.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, U.S.A. WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

CESSNA FINANCE EXPORT CORPORATION
By:
Name:
Title:

AP084206XX — United States
Promissory Note No. ___

Annex A — Page 2

[Credit Agreement]
GUARANTEE
     FOR VALUE RECEIVED, the undersigned, as primary obligor, hereby unconditionally and irrevocably guarantees the full, prompt and complete payment when due (whether at scheduled maturity, be reason of acceleration or otherwise) of the principal of and interest on the foregoing promissory note, and hereby waives acceptance, diligence, presentment, demand, protest or notice of any kind whatsoever (including notice of default or non-payment), as well as any requirement that the holder exhaust any right or take any action against the maker of the foregoing promissory note, and hereby consents to any extension of time or renewal or other modification thereof. This is a continuing, absolute and unconditional guarantee of payment and not merely of collection. To the maximum extent permitted by applicable law, the undersigned hereby waives all defenses of a surety or guarantor to which it might be entitled by statute or otherwise.
     This guarantee is issued pursuant to the terms of the Credit Agreement and is subject to the terms and entitled to the benefits thereof.

TEXTRON FINANCIAL CORPORATION
By:
Name:
Title:

[Credit Agreement]

SCHEDULE I TO THE PROMISSORY NOTE
SCHEDULE OF DISBURSEMENTS

Disbursement Date	Principal Loan Amount	Tranche	Notation Made By:

[Credit Agreement]
SCHEDULE II TO THE PROMISSORY NOTE
PRINCIPAL REPAYMENT SCHEDULE
TRANCHE [   ]**
APPLICABLE RATE: [   ]

Repayment Date	Principal Repayment*	Interest Payment	Total Payment

*	Principal amount to be repaid in 40 equal quarterly installments.

**	A separate repayment schedule shall be included for each Tranche.

[Credit Agreement]
ANNEX B
UTILIZATION PROCEDURES FOR DIRECT CREDITS
     I. Introduction
     Funds shall be disbursed under the Credit to finance Goods and Services in accordance with the “Reimbursement Procedure”, which is described below. No other disbursement methods are permitted to finance Goods.
     II. Reimbursement Procedure
     The Borrower may from time to time request that Ex-Im Bank make Disbursements to the Borrower’s account at a commercial bank in the United States selected by the Borrower, and acceptable to Ex-Im Bank, to reimburse the Borrower for the Ex-Im Bank-approved portion of any payments made by the Borrower to an Exporter. The Borrower shall not submit more than one request for Reimbursement per month.
     To obtain Disbursements under the Reimbursement Procedure:
     A. The Borrower shall deliver to Ex-Im Bank copies of the following documents (collectively, the “Reimbursement Documents”), all of which must be satisfactory in form and substance to Ex-Im Bank:
     1. An original Request for Reimbursement to Borrower’s Account, in the form of Exhibit 2, signed by an Authorized Officer(s) of the Borrower, and accompanied by an Itemized Statement of Payments, in the form of Exhibit 2(a) for each Exporter.
     2. Copies of the invoice(s) for the Goods to be financed under the requested Disbursement, bearing a U.S. street address (unless otherwise agreed by Ex-Im Bank), and bearing or accompanied by evidence that the Exporter(s) (the “Payee”), has been paid. Evidence of payment may be any of the following: (a) a “paid” stamp on the invoice signed by the Payee; (b) a copy of a U.S. commercial bank’s “Advice of Payment” to the Payee; (c) a copy of both sides of a cancelled check made payable to the Payee; or (d) a letter from the Payee acknowledging payment.
     3. An original completed Exporter’s Certificate(s) in the form of Exhibit 1, signed by an authorized officer of the relevant Exporter(s) (with attachments, if required).
     4. The original Anti-Lobbying Certificate in the form of Exhibit 3 signed by authorized officer(s) of the relevant Exporter(s), the case maybe, unless an Anti-Lobbying Certificate has been previously provided by such Exporter; provided, however, that no such certificate is required if the relevant Supply Contract has an aggregate value of $100,000 or less.
     5. With respect to each Aircraft that is to be financed under the requested Disbursement, if such Aircraft is not flown out of the United States under its own power for export (i.e., is shipped as cargo), copies of signed, clean, on-board ocean, airway, railway or other bills of lading evidencing shipment of the Aircraft from the United States to the relevant

Annex B — Page 1

[Credit Agreement]
Eligible End-User’s Country (or, in the case that the Eligible End-User’s Country is either Canada or Mexico, a destination in the United States which is a point of importation into Canada or Mexico, respectively). Ocean bills of lading must either show shipment on vessels of U.S. registry or be accompanied by an appropriate MARAD waiver (as described in Section IV below).
     6. With respect to each Aircraft that is to be financed under the requested Disbursement, if such Aircraft is flown out of the United States under its own power for export (i.e., not as cargo), FAA Export Certificate of Airworthiness for foreign registered Aircraft, or the FAA Declaration of International Operations and an FAA issued fly wire or alternative documentation acceptable to Ex-Im Bank if the relevant Aircraft is N-registered; and
     7. Such other documents, statements, certificates, information and evidence as Ex-Im Bank may from time to time reasonably request.
     Ex-Im Bank may receive copies of the Reimbursement Documents, except for (i) the Request for Reimbursement to Borrower’s Account, (ii) any Anti-Lobbying Certificate and (iii) any Exporter’s Certificate, each of which must be a manually signed original.
     B. Upon approval of the Reimbursement Documents Ex-Im Bank will reimburse the Borrower for the Ex-Im Bank-approved portion of the Goods. The amount so reimbursed to the Borrower shall constitute a Disbursement under the Credit.
     III. Ocean Transportation — MARAD Waivers
     If any of the Goods are to be exported on ocean vessels that are not vessels of U.S. registry, the Borrower must obtain a waiver from the provisions of 46 U.S.C. §1241-1 (Public Resolution No. 17 of the 73rd Congress of the United States, as amended). An application for waiver must be submitted to the U.S. Maritime Administration (“MARAD”) at the following address: Director, Office of Cargo Preference, Maritime Administration, MAR 730 Mail Stop W2B-453, Southeast Federal Center, 1200 New Jersey Avenue, S.E., Washington, D.C. 20590 (with a copy to Ex-Im Bank). For further information about PR17 waivers, please contact MARAD or go to its website at http://www.marad.dot.gov. Each application for such waiver must be submitted to MARAD sufficiently in advance of the intended shipping date in order to allow MARAD adequate opportunity to process the application. If any of the Goods are or were shipped on ocean vessels of non-U.S. registry without a MARAD waiver, or contrary to the provisions of a MARAD waiver, such Goods will not be eligible for financing under the Credit.
     Exhibits to Annex B:

1	-	Form of Exporter’s Certificate
2	-	Form of Request for Reimbursement to Borrower’s Account
2(a)	-	Form of Itemized Statement of Payments
3	-	Form of Anti-Lobbying Certificate

Annex B — Page 2

[Credit Agreement]
     The following is included for informational purposes only and is not part of the Credit Agreement:
     Because the Exporter(s) are not parties to the Credit Agreement, the Borrower will need to take the following steps to ensure that the Credit is disbursed in a timely fashion:
     The Borrower shall advise the Exporter(s) of the provisions of this Credit Agreement that will require its cooperation, including, without limitation, the requirement that an Exporter’s Certificate be completed and submitted by each relevant Exporter prior to each Utilization/Disbursement. The Borrower shall also advise each Exporter of its obligation, as described in Section 6 of the Exporter’s Certificate, to submit an amended Exporter’s Certificate if the information or certifications set forth in a previously submitted Exporter’s Certificate become untrue.

Annex B — Page 3

[Credit Agreement]
EXHIBIT 1 to Annex B
FORM OF EXPORTER’S CERTIFICATE
Name and U.S. Street Address of Exporter:
Date:	, 20___

RE:	Ex-Im Bank Credit/Guarantee/Insurance Number: AP084206XX — United States Purchaser: __________________ Supply Contract/Purchase Order No.(s) __________________

Check one:	• Initial Exporter’s Certificate

• Amended Exporter’s Certificate. The following has changed: [specify]
We understand that the Export-Import Bank of the United States (“Ex-Im Bank”) provides credit support to promote U.S. export sales, and that Ex-Im Bank will determine the scope of its support for our sale to the Purchaser based on the information provided below. To aid in this determination, we, the Exporter, hereby certify:
PART A: CONTENT
Content. This information is based on our best efforts to assess the value of the goods and services (“Goods and Services”) to be provided under the above-referenced supply contract(s) or signed purchase order(s) with the Purchaser (the “Supply Contract(s)/Purchase Order(s)”). Content changes may need to be reported via an amended Exporter’s Certificate (see Part C below). Check one:
•	The Goods and Services contain only U.S. Content: the U.S. Content Percentage is 100% (i.e., no Foreign Content, Local Costs, or Excluded Goods and Services (defined below)). Please do not complete the chart if this box is checked.

•	The Goods and Services contain less than 100% U.S. Content. Please complete the chart if this box is checked.

		Definition	USD

A.	Supply Contract/Purchase Order(s)	The aggregate price of all Goods and Services in the Supply Contract/ Purchase Order(s).

B.	Excluded Goods and Services	The aggregate price of all Goods and Services that are not eligible for (or excluded from) Ex-Im Bank support (e.g., goods not shipped from the U.S.)

C.	Contract Price	A minus B
EXHIBIT 1 to ANNEX B

[Credit Agreement]

		Definition	USD

D.	Local Costs	The aggregate price of all Goods originated/manufactured in the Purchaser’s country and all Services provided by residents of the Purchaser’s country.

E.	Net Contract Price	C minus D

F.	Foreign Content
The aggregate cost to the Exporter of any Goods (or components thereof) that were produced or manufactured outside the U.S., Services provided by third country-resident personnel, and foreign freight costs and foreign insurance included in the Net Contract Price for Goods exported from the U.S. (Such amount shall not include any Local Costs.)

G.	U.S. Content	E minus F

H.	U.S. Content Percentage	G divided by E, expressed as a percentage.		%

I.	Disbursement Percentage	Input the lower of (i) 85% and (ii) the percentage in H.		%
PART B: CERTIFICATIONS
We hereby certify, as to ourselves and the Ex-Im Bank-approved Goods and Services sourced from the U.S. and the Purchaser’s country, as follows:
1.	15% Cash Payment. We (i) have received (or will receive) payment for at least 15% of the Net Contract Price, and/or (ii) have financed (or will finance) such amount at market rates. We have submitted (or will submit) evidence of payment of our invoices. (For 100% U.S. Goods and Services, “Net Contract Price” means the aggregate price of such Goods and Services.)

2.	Invoices and Shipment. We have provided (or will provide) copies of (i) invoices describing the Goods and Services and (ii) signed, clean, onboard bills of lading evidencing that the Goods included in the Net Contract Price have been shipped from the U.S. to the Purchaser’s country. For Services, progress payments for Goods prior to shipment, and/or Local Costs, the value of the work performed at the time the invoices therefor are submitted for payment shall equal or exceed the amount so invoiced (or we have obtained Ex-Im Bank’s prior consent to an alternative arrangement).

3.	Suspension and Debarment. We and each of our Principals individually, have not within the past 3 years been a) debarred, suspended, declared ineligible from participating in, or voluntarily excluded from participation in, a Covered Transaction, b) formally proposed for debarment, with a final determination still pending, c) indicted, convicted or had a civil judgment rendered against us for any of the offenses listed in the Regulations, or
EXHIBIT 1 to ANNEX B

[Credit Agreement]
d) delinquent on any substantial debts owed to the U.S. Government or its agencies or instrumentalities as of the date of execution of this certification; or we have received a written statement of exception from Ex-Im Bank attached to this certification, permitting participation in this Covered Transaction despite an inability to make certifications a) through d) in this paragraph.

We further certify that we have not and will not knowingly enter into any agreements in connection with the Goods and Services with any individual or entity that has been debarred, suspended, declared ineligible from participating in, or voluntarily excluded from participation in a Covered Transaction. All capitalized terms not defined herein shall have the meanings set forth in the Government-wide Non-procurement Suspension and Debarment Regulations — Common Rule (Regulations). In addition, we are not listed on any of the publicly available debarment lists of the following international financial institutions: World Bank Group, African Development Bank, Asian Development Bank, European Bank for Reconstruction and Development and the Inter-American Development Bank.
4.	Other Payments; Legal Compliance. Without Ex-Im Bank’s written consent, a copy of which is attached, we have not and will not agree to, offer to, cause to, or arrange for, directly or indirectly, any payment, discount, allowance, rebate, commission, fee or other payment in connection with the sales of the Goods and Services under (or obtaining) the Supply Contract/Purchase Order(s) or Ex-Im Bank Credit/Guarantee/Insurance, except for a) payment of manufacturing costs or for the purchase of the Goods, b) the regular remuneration of our regular full-time directors, officers and employees; c) regular commissions or fees, if any, to our regular sales agent, broker or representative and readily identifiable on our books and records as to amount, purpose and recipient; d) any discounts, allowances, or rebates to the Purchaser that are disclosed in our invoices; or e) any letter of credit or other fees paid to commercial banks or any payments made to Ex-Im Bank in connection with the Ex-Im Bank Credit/Guarantee/Insurance.

In addition, neither we nor anyone acting on our behalf, such as agents, have engaged, or will engage, in any activity in connection with this transaction that is a violation of the Foreign Corrupt Practices Act of 1977, 15 U.S.C. 78dd-1, et seq. (which provides for civil and criminal penalties against companies and individuals who directly or indirectly make or facilitate corrupt payments to foreign officials to obtain or keep business).

Further, neither we nor anyone acting on our behalf in connection with this transaction are currently under charge or have been, within the past 5 years, convicted in any court or been subject to national administrative measures of any country for bribery of foreign public officials.

To the best of our knowledge, the Supply Contract/Purchase Order(s) and the performance by the parties of their respective obligations thereunder does not violate any applicable law.
EXHIBIT 1 to ANNEX B

[Credit Agreement]
5.	Munitions List. Except as described on our attached statement, none of the Goods and Services are on the U.S. Munitions List (part 121 of Title 22 of the Code of Federal Regulations).
PART C: CHANGES AND EX-IM BANK RELIANCE
6.	Changes to Certifications. With respect to Part A, we will promptly complete and submit an amended Exporter’s Certificate if there has been a “material change” in the U.S. Content Percentage (together with a copy of the completed “Disbursement Percentage Calculator” found at www.exim.gov/tools/disbcalc.html) prior to any further presentation of invoices for payment. A “material change” in the U.S. Content Percentage occurs if (a) the U.S. Content Percentage has decreased by more than 5% (as compared to the U.S. Content Percentage reported in the initial Exporter’s Certificate) and (b) aggregate foreign content is over 20% (i.e., the new U.S. Content Percentage is less than 80%).

With respect to Parts B or C, if any of the certifications made therein become untrue, we will promptly submit an amended Exporter’s Certificate, noting the changes and with any required attachments, prior to any further presentation of invoices for payment.

7.	Ex-Im Bank Reliance. With knowledge that Ex-Im Bank will rely on the certifications and representations made in this Exporter’s Certificate, we agree we are liable for any damages suffered by Ex-Im Bank’s reliance. We understand that these certifications are subject to the penalties for fraud provided in Article 18 U.S.C., Section 1001. We agree that presentation of invoices for payment under the Ex-Im Bank Credit/Guarantee/ Insurance is a confirmation by us of the information and certifications made herein. By his signature, the person signing this Exporter’s Certificate on behalf of the Exporter represents that he is fully authorized to do so. We agree to provide additional information with respect to any of the matters covered in this Exporter’s Certificate upon Ex-Im Bank’s reasonable written request.

[EXPORTER]
By:
(Authorized Officer or Employee)
Name:
Title:

EXHIBIT 1 to ANNEX B

[Credit Agreement]
INSTRUCTIONS TO EXPORTERS:
Please note the following special instructions for Ex-Im Bank Transaction No. AP084206XX — United States:
1.	Only select the box for “Initial Exporter’s Certificate”, unless amending a previously submitted but untrue Exporter’s Certificate.

2.	The Exporter must deliver a separate Exporter’s Certificate for each disbursement for which the Exporter delivers invoices.

3.	The Exporter should make the required certifications with respect to the goods and services included in the invoices delivered by the Exporter in connection with the disbursement request (not necessarily all goods and services in the contract with the purchaser).
Part A: Content
The information provided in Part A will be used to determine the total amount of Ex-Im Bank loan support for a transaction. Please refer to Ex-Im Bank’s Fact Sheets on Foreign Content, Local Costs, and Ancillary Services at http://www.exim.gov/products/index.html for a further explanation of Ex-Im Bank’s content and cover policies.
Part B: Certifications
The certifications in Part B cover those Goods and Services sourced from U.S. (or the Purchaser’s country) and approved as eligible for coverage under an Ex-Im Bank Credit/Guarantee/Insurance. If you have any question about what Goods and Services are approved by Ex-Im Bank, please contact your Ex-Im Bank credit officer. “Goods and Services” are those listed in the current Schedule 3 to the Credit Agreement between (among others) the Borrower and Ex-Im Bank.
Initial Exporter’s Certificate
The Exporter’s Certificate must be completed by the Exporter and presented prior to or simultaneously with the borrower’s request for disbursement relating to that exporter’s invoices under the Ex-Im Bank-supported credit.
Amended Exporter’s Certificates
If an amended Exporter’s Certificate is required pursuant to Section 7 of the Certificate, the Exporter should check the “Amended Exporter’s Certificate” box at the top of the Certificate and note the change being reflected in the amended Certificate. The Exporter should contact Ex-Im Bank of instructions on where to send the Amended Exporter’s Certificate.
For a change to Part A (Content), the Exporter should contact the Operations Division at Ex-Im Bank for instructions on how to calculate the new disbursement percentage for the transaction.
EXHIBIT 1 to ANNEX B

[Credit Agreement]
Changes to Sections 3 and 4 of the Part B require the relevant Ex-Im Bank approval to be attached.
Links and Additional Information
For information regarding the Exporter’s Certificate (and other helpful facts), go to http://www.exim.gov/. Should you have any further questions regarding the Exporter’s Certificate, please call Ex-Im Bank’s Operations Division at (202) 565-3470. For insurance transactions, please contact your insurance broker or appropriate Ex-Im Bank regional office.
CONTENT REPORTS AND AGGREGATE FOREIGN CONTENT CAUSE REPORTS:
For informational and reporting purposes only, Ex-Im Bank requests that Exporters submit a Content Report with each Exporter’s Certificate. Ex-Im Bank may contact Exporters to reconfirm the information provided in the Content Report.
The processing or approval of, or disbursements under, an Ex-Im Bank Credit transaction will not be affected by the submission (or not) of Content Reports.
Content Report forms and instructions can be found at http:/www.exim.gov/pub/txt/eib01-02.doc and http://www.exim.gov/pub/txt/eib01-02a.doc. Should you have any questions regarding the Content Report, please call the Policy & Planning Group at (202) 565-3760.
EXHIBIT 1 to ANNEX B

[Credit Agreement]
EXHIBIT 2 to Annex B
REIMBURSEMENT PROCEDURE
REQUEST FOR REIMBURSEMENT TO BORROWER’S ACCOUNT
                    , 20__
Export-Import Bank of the United States
811 Vermont Avenue, N.W.
Washington, D.C. 20571
Attention: Operations Division
Subject:	Ex-Im Bank Credit No. AP084206XX — United States Cessna Finance Export Corporation (“Borrower”) Request for Disbursement No.___
Ladies and Gentlemen:
     In accordance with the terms and conditions of the Credit Agreement (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”), dated as of July 14, 2009, by and among the Borrower, Textron Finance Holding Company, Textron Financial Corporation (the "Guarantor”), Wells Fargo Bank Northwest, National Association, as security trustee and the Export-Import Bank of the United States (“Ex-Im Bank”), we hereby request Ex-Im Bank to make a Disbursement under the Credit thereby established in the amount set forth below, with the Reimbursement amount thereof being paid to the account of [identify the Borrower’s account as it is carried on the books of the payee bank] [complete name and address of the payee bank in the United States].
     Reimbursement amount                                           U.S.$
     We attach our Itemized Statement of Payments dated                     , 20__.
     We hereby certify with respect to the payments made by us for or in connection with the Subtransaction financing of the Goods specified in the attached Itemized Statement of Payments that:
     1. All such payments were made exclusively for the purchase in the United States of Goods, and to the best of our knowledge such Goods will be used for lawful purposes in accordance with the terms of the Credit Agreement
     2. We have not previously requested Disbursements on account of these payments.
     3. Copies of invoices and bills of lading (accompanied by evidence that the relevant Exporter has been paid) and other documents required by Ex-Im Bank’s “Utilization Procedures”
EXHIBIT 2 to ANNEX B

[Credit Agreement]
(set forth in Annex B to the Credit Agreement) relating to the Goods specified in the attached Itemized Statement of Payments are submitted herewith.
     4. All of those Goods that have been or will be transported on ocean vessels have been or will be shipped on vessels of U.S. registry, except to the extent that a waiver of this requirement has been obtained from the U.S. Maritime Administration.
     We further certify that:
(i)	we have paid, or cause to be paid, the exact amounts set forth in the attached Itemized Statement of Payments for the Goods specified therein;

(ii)	we have not, and to the best of our knowledge and belief, each Exporter has not, and will not, agree to, offer to, cause to, arrange for or receive, directly or indirectly, any payment, discount, allowance, rebate, commission, fee or other payment in connection with Goods or any Supply Contract or the Credit, except for (a) the regular remuneration of regular full-time directors, officers and employees; (b) regular commissions or fees, if any, to regular sales agent or representative and readily identifiable on the party’s books and records as to amount, purpose and recipient; or (c) any letter of credit or other fees paid to commercial banks or any payments made to Ex-Im Bank in connection with the Credit;

(iii)	as of the date of this request, no event has occurred and is continuing which constitutes, or but for the requirement of giving notice or lapse of time, or both, would constitute, an Event of Default under the provisions of the Credit Agreement;

(iv)	as of the date of this request, the representations and warranties made by us in the Credit Agreement are true;

(v)	all Subtransaction purchasers or lessees of the Goods specified in the attached Itemized Statement of Payments are Eligible End-users; and

(vi)	the following fees under the Credit Agreement have been or will be paid in the amounts indicated no later than the time of the Disbursement requested hereby:

Exposure Fee	U.S.$
ASU Arrangement Fee	U.S.$
ASU Administration Fee	U.S.$ .
EXHIBIT 2 to ANNEX B

[Credit Agreement]
     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

Very truly yours, CESSNA FINANCE EXPORT CORPORATION
By:
(Signature)[1]
Name:
(Print)
Title:
(Print)

Enclosures
     Itemized Statement of Payments and supporting documents

[1]	May only be signed by one (or more, if required) of the Authorized Officers.
EXHIBIT 2 to ANNEX B

[Credit Agreement]
EXHIBIT 2(a) to Annex B
REIMBURSEMENT PROCEDURE
ITEMIZED STATEMENT OF PAYMENTS2
                    , 20__
Ex-Im Bank Credit No. AP084206XX — United States
Attachment to Request for Reimbursement No.                     ,
Exporter:
Supply Contract No(s):
Date of Exporter’s Certificate:

Brief
Description
	Date of	Amount of	of	Bill of Lading
Invoice No.	Payment	Payment[3]	Good[4]	Date/No.	Remarks

TOTAL	U.S.$_______ TOTAL AMOUNT OF PAYMENTS
U.S.$_______ REIMBURSEMENT AMOUNT at ___%[5]

[2]	Complete one page per Exporter.

[3]	If the amount of payment is not for the total invoice value, explain in Remarks.

[4]	Description must match that provided in Schedule 3 to the Credit Agreement.

[5]	Total U.S. Invoice Value multiplied by the lesser of: (i) 85%, (ii) the U.S. Content Percentage from the most recently delivered Exporter’s Certificate and (iii) the Disbursement Percentage (if any) from such Exporter’s Certificate.
EXHIBIT 2(a) to ANNEX B

[Credit Agreement]
EXHIBIT 3 to Annex B
ANTI-LOBBYING CERTIFICATE
__________, 20__
Export-Import Bank of the United States
811 Vermont Avenue, N.W.
Washington, D.C. 20571
Attention: Operations Division
Subject:	Ex-Im Bank Credit No. AP084206XX — United States [Name of Person providing certificate] Anti-Lobbying Certificate
Ladies and Gentlemen:
     The undersigned certifies, to the best of his or her knowledge and belief, that:
     (1) No United States government (“Federal”) appropriated funds have been paid or will be paid, by or on behalf of the undersigned, to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the awarding of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement and the extension, continuation, renewal, amendment or modification of any Federal contract, grant, loan or cooperative agreement.
     (2) If any funds other than Federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress or an employee of a Member of Congress in connection with this Federal contract, grant, loan or cooperative agreement, the undersigned shall complete and submit Standard Form-LLL, “Disclosure Form to Report Lobbying” in accordance with its instructions.
     (3) The undersigned shall require that the language of this certification be included in the award documents for all subawards at all tiers (including subcontracts, subgrants, and contracts under grants, loans and cooperative agreements) and that all subrecipients shall certify and disclose accordingly.
Annex B

[Credit Agreement]
     This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction imposed by Section 1352, Title 31, U.S.C. Any person who fails to file the required certification shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.

[NAME OF PERSON PROVIDING CERTIFICATE]
By:
(Authorized Officer or Employee)
Name:
(Print)
Title:
(Print)

Address

Annex B

[Credit Agreement]
ANNEX C
Form of In-House Opinion of Counsel to
Borrower, Guarantor, Borrower Parent and Textron
Date:                     , 2009
Addressees:
Export-Import Bank of the United States
Wells Fargo Bank Northwest, National Association, as Security Trustee
     Re:     Cessna Finance Export Corporation — Credit Agreement
     We have been and are acting as in-house counsel for each of Cessna Finance Export Corporation, a Delaware corporation (the “Borrower”), Textron Financial Corporation, a Delaware corporation (the "Guarantor”), Textron Finance Holding Company, a Delaware corporation (the “Borrower Parent”) and Textron Inc., a Delaware corporation (“Textron”).
     You have requested our opinion as to certain matters concerning the following documents, and this opinion is furnished to you pursuant to Section 7.01(e) of the Credit Agreement (as defined below):
     (i) Credit Agreement dated as of July 14, 2009 (the “Credit Agreement”), among the Borrower, the Guarantor, the Borrower Parent, Wells Fargo Bank Northwest, National Association, as security trustee (the “Security Trustee”) and the Export-Import Bank of the United States (“Ex-Im Bank”);
     (ii) Note dated July 14, 2009 (the “Note”) by the Borrower and guaranteed by the Guarantor;
     (iii) TFC Guarantee dated as of July 14, 2009 by the Guarantor in favor of the Security Trustee and Ex-Im Bank;
     (iv) Mortgage and Security Agreement dated as of July 14, 2009 by the Borrower in favor of the Security Trustee;
     (v) Share Pledge Agreement dated as of July 14, 2009 between the Borrower Parent and the Security Trustee;
     (vi) Account Pledge Agreement dated as of July 14, 2009 among the Borrower, the Security Trustee and Wells Fargo Bank Northwest, National Association, as the account bank;
     (vii) Borrower Guarantee dated as of July 14, 2009 by the Borrower in favor of Ex-Im Bank;
     (viii) Letter Agreement dated as of July 14, 2009 by Textron to Ex-Im Bank;

Annex C — Page 1

[Credit Agreement]
     (ix) First Loss Agreement dated as of July 14, 2009 between Textron and the Borrower; and
     (x) Servicing Agreement dated as of July 14, 2009 between the Borrower and the Guarantor, as servicer.
     Terms not otherwise defined in this opinion shall have the meanings assigned to them in the Credit Agreement. For purposes hereof, (i) each of the Borrower, the Guarantor, the Borrower Parent and Textron shall be an “Opinion Party” and, collectively, the “Opinion Parties” and (ii) each of the documents referenced in paragraphs (i) through (x) above shall be an “Operative Document” and, collectively, the “Operative Documents”.
     In connection with this opinion, we have reviewed such matters of law, and have examined originals, or copies identified to our satisfaction, of such agreements, corporate records, public records, communications of public officials, and other documents and instruments, as we have considered necessary or appropriate.
     Based upon the foregoing we are of the opinion that:
     (1) Existence. Each of the Opinion Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Opinion Parties’ existence is not limited by: (i) any Applicable Law; (ii) the terms of any charter, by-law, or other constituent document of such Opinion Party; or (iii) any other agreement, instrument or document to which such Opinion Party is a party or by which it is bound.
     (2) Authority. Each of the Opinion Parties has the full power, authority, and legal right to own and use its properties; to carry on its business as now conducted, and to execute, deliver, perform, and observe the terms and conditions of the Credit Agreement and the other Operative Documents to which it is a party. Each of the Opinion Parties has taken all actions necessary or advisable to authorize it to execute, deliver, perform, and observe the terms and conditions of the Credit Agreement and the other Operative Documents to which it is a party. All corporate and other actions have been taken that are necessary or advisable to (i) authorize each of the Opinion Parties to execute, deliver, perform and observe the terms and conditions of the Credit Agreement and the other Operative Documents to which it is a party; and (ii) authorize each officer of such Opinion Party who has signed the Credit Agreement and the other Operative Documents to which such Opinion Party is a party on or before the date hereof to take such action.
     (3) Government Authorizations. All consents, licenses, authorizations, and approvals of and exemptions by any Governmental Authority in the United States and, to my knowledge, any Other Governmental Authority, which are necessary or advisable: (i) for the execution, delivery, performance, and observance by each of the Opinion Parties of the Credit Agreement and the other Operative Documents to which it is a party and (ii) for the validity, binding effect, and enforceability of the Credit Agreement and the other Operative Documents to which it is a party have been obtained and are in full force and effect. Without limiting the generality of the previous sentence, all legal requirements of the United States with respect to the availability and transfer of foreign exchange (including U.S. Dollars) required to make all payments due under

Annex C — Page 2

[Credit Agreement]
the Credit Agreement, the Note and the other Operative Documents by any Opinion Party have been satisfied.
     (4) Restrictions. The execution, delivery, and performance, or observance by each of the Opinion Parties of the terms of and consummation of the transactions contemplated by each of the Operative Documents to which it is a party do not and will not conflict with or result in a breach or violation of: (i) the charter, by-laws, or other constituent documents of such Opinion Party; (ii) any law of the United States or any other ordinance, decree, constitutional provision, regulation or other requirement of any Governmental Authority in the United States (including, without limitation, any restriction on interest that may be paid by the Borrower); or (iii) any order, writ, injunction, judgment, or decree of any court or other tribunal. Furthermore, the execution, delivery, and performance or observance by each of the Opinion Parties of the terms of and consummation by each of the Opinion Parties of the transactions contemplated by each of the Operative Documents to which it is a party does not and will not conflict with or result in a breach of any agreement or instrument to which such Opinion Party is a party, or by which it or any of its revenues, properties or assets may be subject, or result in the creation or imposition of any Lien, other than the Permitted Liens created under the Operative Documents, upon any of the revenues, properties, or assets of any of the Opinion Parties pursuant to any such agreement or instrument.
     (5) Due Execution. The Credit Agreement and the other Operative Documents to which each of the Opinion Parties is a party, which have been executed on or before the date hereof, have been duly authorized, executed and delivered by such Opinion Party.
     (6) Commercial Activity. The Credit Agreement and the other Operative Documents to which each of the Opinion Parties is a party and the transactions contemplated thereby constitute commercial activities (rather than governmental or public activities) of such Opinion Party, and each such party is subject to private commercial law with respect thereto.
     (7) Pari Passu. The payment obligations of the Borrower under the Credit Agreement and the Note constitute the direct, general, and unconditional obligations of the Borrower, and rank, in all respects, at least pari passu in priority of payment and in right of security with all other unsecured and unsubordinated payment obligations of the Borrower. The payment obligations of each of the Opinion Parties (other than the Borrower) under the Credit Agreement and the other Operative Documents to which it is a party constitute the direct, general, and unconditional obligations of such Opinion Party, and rank, in all respects, at least pari passu in priority of payment and in right of security with all other unsecured and unsubordinated payment obligations of such Opinion Party.
     (8) Legal Proceedings. No legal proceedings are pending or, to the best of the undersigned’s knowledge, threatened before any court or governmental agency that might (i) materially and adversely affect any Opinion Party’s financial condition, business, or operations; (ii) restrain or enjoin or have the effect of restraining or enjoining the performance or observance of the terms and conditions of any of the Operative Documents to which any Opinion Party is a party; or (iii) in any other manner question the validity, binding effect, or enforceability of any of the Operative Documents; and no steps have been taken or legal proceedings started by or against any Opinion Party for its winding-up, dissolution or reorganization of or for the appointment of a receiver, trustee or similar officer with respect to such Opinion Party or any of its assets.

Annex C — Page 3

[Credit Agreement]
ANNEX D
Form of Opinion of Special Counsel to
Borrower, Guarantor, Borrower Parent and Textron
Date:                     , 2009
Addressees:
Export-Import Bank of the United States
Wells Fargo Bank Northwest, National Association, as Security Trustee
     Re:     Cessna Finance Export Corporation — Credit Agreement
     We have been and are acting as special [New York] counsel for each of Cessna Finance Export Corporation, a Delaware corporation (the “Borrower”), Textron Financial Corporation, a Delaware corporation (the “Guarantor”), Textron Finance Holding Company, a Delaware corporation (the "Borrower Parent”) and Textron Inc., a Delaware corporation (“Textron”).
     You have requested our opinion as to certain matters concerning the following documents, and this opinion is furnished to you pursuant to Section 7.01(e) of the Credit Agreement (as defined below):
     (i) Credit Agreement dated as of July 14, 2009 (the “Credit Agreement”), among the Borrower, the Guarantor, the Borrower Parent, Wells Fargo Bank Northwest, National Association, as security trustee (the “Security Trustee”) and the Export-Import Bank of the United States (“Ex-Im Bank”);
     (ii) Note dated July 14, 2009 (the “Note”) by the Borrower and guaranteed by the Guarantor;
     (iii) TFC Guarantee dated as of July 14, 2009 by the Guarantor in favor of the Security Trustee and Ex-Im Bank;
     (iv) Mortgage and Security Agreement dated as of July 14, 2009 by the Borrower in favor of the Security Trustee;
     (v) Share Pledge Agreement dated as of July 14, 2009 (the “Pledge Agreement”) between the Borrower Parent and the Security Trustee;
     (vi) Account Pledge Agreement dated as of July 14, 2009 (the “Account Pledge Agreement”) among the Borrower, the Security Trustee and Wells Fargo Bank Northwest, National Association, as the account bank;
     (vii) Borrower Guarantee dated as of July 14, 2009 by the Borrower in favor of Ex-Im Bank;
     (viii) Letter Agreement dated as of July 14, 2009 by Textron to Ex-Im Bank;

Annex D — Page 1

[Credit Agreement]
     (ix) First Loss Agreement dated as of July 14, 2009 by Textron and the Borrower; and
     (x) Servicing Agreement dated as of July 14, 2009 between the Borrower and the Guarantor, as servicer.
     Terms not otherwise defined in this opinion shall have the meanings assigned to them in the Credit Agreement. For purposes hereof, (i) each of the Borrower, the Guarantor, the Borrower Parent and Textron shall be an “Opinion Party” and, collectively, the “Opinion Parties” and (ii) each of the documents referenced in paragraphs (i) through (x) above shall be an “Operative Document” and, collectively, the “Operative Documents”.
     In connection with this opinion, we have reviewed such matters of law, and have examined originals, or copies identified to our satisfaction, of such agreements, corporate records, public records, communications of public officials, and other documents and instruments, as we have considered necessary or appropriate.
     Based upon the foregoing we are of the opinion that:
     (1) Enforceability.
          (i) The choice of law provisions of the Credit Agreement and the other Operative Documents are valid, binding, and not subject to revocation by any of the Opinion Parties, and in any proceedings brought in the United States for enforcement of any of the Credit Agreement and the other Operative Documents, the choice of the law of the State of New York as the governing law of such documents will be recognized and such law will be applied.
          (ii) Each of the Credit Agreement and the other Operative Documents to which each of the Opinion Parties is a party that has been executed and delivered constitutes an obligation of such Opinion Party that is legal, valid, and binding upon such Opinion Party, enforceable against it in accordance with its respective terms, except as such enforceability may be limited by applicable insolvency, reorganization, liquidation, moratorium, readjustment of debt or other similar laws affecting the enforcement of creditors’ rights generally and by the application of general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.
     (2) Recordation. To ensure the legality, validity, enforceability, priority, or admissibility in evidence in the United States of the Credit Agreement and the other Operative Documents to which the Opinion Parties are a party, except for the matters set forth in paragraphs (7), (8) and (9) below, no approval, authorization or other action by or filing with any governmental or regulatory authority is required for the execution, delivery or performance by any of the Opinion Parties of the Operative Documents to which it is a party or the consummation of the transactions contemplated thereby and it is not necessary that any of such documents be registered, recorded, enrolled or otherwise filed with any court or Other Governmental Authority in the United States or be notarized, or that any documentary, stamp or other similar tax, imposition, or charge of any kind be paid on or in respect of any of the Operative Documents.

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     (3) Submission to Jurisdiction, etc. The submission to jurisdiction, appointment for service of process, and waiver of security requirements by each of the Opinion Parties (other than Textron) set forth in Sections 13.02, 13.03, and 13.05 of the Credit Agreement, respectively, are each effective and irrevocably binding on such Opinion Party. It is not necessary that the appointment for service of process described in said Section 13.03 be registered, recorded, or filed with any court or other authority in the United States, or be notarized, or that any documentary, stamp or similar tax, imposition, or charge be paid on or in respect of such appointment.
     (4) Commercial Activity. Each of the Opinion Parties (other than Textron) has waived, pursuant to Section 13.04 of the Credit Agreement, any right of immunity that it or any of its assets has or may hereafter acquire, whether characterized as sovereign immunity or otherwise, from any legal proceedings in the United States to enforce or collect upon the Credit or the Note, or any other liability or obligation of such Opinion Party related to or arising from the transactions contemplated by any of the Operative Documents. Such waiver is effective and irrevocably binding on such Opinion Party, and would be effective to waive any immunity to which Opinion Party may become entitled in the future.
     (5) Legal Form, Judgments, etc. The Credit Agreement, the Note, and each of the other Operative Documents are in proper legal form for enforcement against the Opinion Parties in the United States in the most expeditious manner available under the law of the United States. In the event any state or Federal court in the United States renders a final judgment against an Opinion Party under any of the Operative Documents, the courts of the United States would enforce the same without any further review on the merits. The enforcement of a foreign judgment relating to any of the Operative Documents would not be contrary to the law or public policy of the United States, any international treaties binding in the United States, or generally accepted principles of international law.
     (6) No Taxes. There is no Tax imposed on or in connection with: (i) the execution, delivery, or performance of any of the Operative Documents; (ii) the enforcement of any of the Operative Documents; or (iii) any payment to be made to Ex-Im Bank under any of the Operative Documents.
     (7) Security Interest. Each of the Account Pledge Agreement and the Pledge Agreement duly creates in favor of the Security Trustee, on behalf of the Secured Parties, a security interest in the Collateral described therein.
     (8) Share Pledge. Upon (i) the filing of the UCC financing statements in the State of Delaware with respect to the security interests created by the Pledge Agreement, and the filing of periodic continuation statements with respect thereto, and (ii) the delivery to the Security Trustee of the certificates and letters set forth in Section 7.01(p) of the Credit Agreement, the Security Trustee, on behalf of the Secured Parties, will have a perfected security interest therein, and (a) no further filing or recording of any document is necessary to create a valid security interest in the Borrower Parent’s interest in the Pledge Agreement in favor of the Security Trustee and (b) no further filing or recording of any document in the State of New York or in the State of Delaware is required to perfect a security interest in the Borrower Parent’s interest in the Pledge Agreement in favor of the Security Trustee.

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     (9) Account Pledge. The Collateral under the Account Pledge Agreement that consists of a “deposit account” (as defined in Section 9-102(a)(29) of the New York UCC) maintained with the Account Bank is perfected by the execution and delivery of the Account Pledge Agreement by all parties thereto and (a) no further filing or recording of any document is necessary to create a valid security interest in the Borrower ‘s interest in the Account Pledge Agreement in favor of the Security Trustee and (b) no further filing or recording of any document in the State of New York or in the State of Delaware is required to perfect a security interest in the Borrower’s interest in the Account Pledge Agreement in favor of the Security Trustee.

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[Credit Agreement]
ANNEX E
Form of Opinion of Counsel to Security Trustee
Date:                     , 2009
Addressees:
Export-Import Bank of the United States
Wells Fargo Bank Northwest, National Association, as Security Trustee
     Re:     Cessna Finance Export Corporation — Credit Agreement
     We have acted as special counsel for Wells Fargo Bank Northwest, National Association, a national banking association, in its individual capacity (“Wells Fargo”) and in its capacity as Security Trustee (the “Security Trustee”) in connection with the transactions contemplated by (i) Credit Agreement dated as of July 14, 2009 (the “Credit Agreement”), among Cessna Finance Export Corporation, a Delaware corporation (the “Borrower”), Textron Financial Corporation, a Delaware corporation (the “Guarantor”), Textron Finance Holding Company, a Delaware corporation (the "Borrower Parent”), the Security Trustee and the Export-Import Bank of the United States (“Ex-Im Bank”); (ii) Note dated July 14, 2009 (the “Note”) by the Borrower and guaranteed by the Guarantor; (iii) TFC Guarantee dated as of July 14, 2009 by the Guarantor in favor of the Security Trustee and Ex-Im Bank; (iv) Mortgage and Security Agreement dated as of July 14, 2009 by the Borrower in favor of the Security Trustee; (v) Share Pledge Agreement dated as of July 14, 2009 between the Borrower Parent and the Security Trustee; (vi) Account Pledge Agreement dated as of July 14, 2009 among the Borrower, the Security Trustee and Wells Fargo Bank Northwest, National Association, as the account bank; (vii) Borrower Guarantee dated as of July 14, 2009 by the Borrower in favor of Ex-Im Bank; (viii) Letter Agreement dated as of July 14, 2009 by Textron to Ex-Im Bank; (ix) First Loss Agreement dated as of July 14, 2009 between Textron and the Borrower; and (x) Servicing Agreement dated as of July 14, 2009 between the Borrower and the Guarantor, as servicer. This opinion is furnished to you pursuant to Section 7.01(e) of the Credit Agreement. Capitalized terms used herein and not otherwise defined are used as defined in Appendix A to the Credit Agreement.
     We have examined originals or copies, certified or otherwise identified to our satisfaction of such documents, such corporate records and other instruments as we have deemed necessary or advisable for the purposes of this opinion.
     Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:
     1. Wells Fargo has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States and has full power, authority and legal right to execute, deliver and perform the Operative Documents to which it is a party.
     2. Wells Fargo, in its individual capacity or in its capacity as Security Trustee, as the case may be, has duly authorized, executed and delivered the Operative Documents to which it is a party, and each such document constitutes a legal, valid and binding obligation of Wells Fargo

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[Credit Agreement]
or the Security Trustee, as the case may be, enforceable against it in its individual or trust capacity as the case may be, in accordance with its terms.
     3. Neither the execution and delivery by the Security Trustee, in its individual or trust capacity, as the case may be, of the Operative Documents to which it is a party nor the consummation of any of the transactions by the Security Trustee, in its individual or trust capacity, as the case may be, contemplated thereby require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States governing the banking or trust powers of Wells Fargo or of the State of Utah.
     4. The execution, delivery and performance by the Security Trustee in its trust capacity (and, to the extent set forth in the respective Operative Documents, in its individual capacity) of the Operative Documents to which it is a party are not in violation of the articles of association or by-laws of Wells Fargo or any law, governmental rule or regulation of the United States governing the banking or trust powers of Wells Fargo or of the State of Utah or, to our knowledge, having made due inquiry, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to our knowledge, having made due inquiry, of any judgment or order of the United States relating to the banking or trust powers of Wells Fargo or of the State of Utah.
     5. No taxes, fees or other charges will be imposed by the State of Utah or any political subdivision thereof in connection with the execution, delivery or performance of the Operative Documents and the performance of the transactions contemplated thereby solely because the Security Trustee has its principal place of business in the State of Utah or performs its duties under each of the Operative Documents to which the Security Trustee, in its individual or trust capacity, as the case may be, is a party, in the State of Utah, except for income taxes on any fees received by the Security Trustee for acting as trustee under the Operative Documents to which it is a party. There are no taxes, fees or other charges under the laws of the State of Utah or any political subdivision thereof upon or with respect to any of the Collateral which would not have been imposed if the Security Trustee did not have its principal place of business in the State of Utah or did not perform its administrative duties under the Operative Documents to which it is a party in the State of Utah. Neither the Security Trustee nor the trust created under the Credit Agreement or the other Operative Documents, as the case may be, will be subject to any tax, fee or other charges under the laws of the State of Utah or any political subdivision thereof on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Collateral.
     6. There are no pending or, to our knowledge, threatened actions or proceedings against the Security Trustee in its individual or trust capacity, as the case may be, or against its properties before any court, administrative agency or arbitral body that could materially and adversely affect the performance by the Security Trustee of its obligations under the Operative Documents.

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ANNEX F
Form of Delivery Opinion from In-House Counsel to
Borrower, Guarantor, Borrower Parent and Textron
Date:                     , 20__
Addressees:
Export-Import Bank of the United States
Wells Fargo Bank Northwest, National Association, as Security Trustee
Re:    Cessna Finance Export Corporation — Credit Agreement in respect of the Utilization in connection with the Aircraft listed on Schedule I hereto (the “Aircraft”)
     We have been and are acting as in-house counsel for each of Cessna Finance Export Corporation, a Delaware corporation (the “Borrower”), Textron Financial Corporation, a Delaware corporation (the "Guarantor”), Textron Finance Holding Company, a Delaware corporation (the “Borrower Parent”) and Textron Inc., a Delaware corporation (“Textron”).
     You have requested our opinion as to certain matters concerning the following documents, and this opinion is furnished to you pursuant to Section 7.02(d) of the Credit Agreement (as defined below):
     (i) Credit Agreement dated as of July 14, 2009 (the “Credit Agreement”), among the Borrower, the Guarantor, the Borrower Parent, Wells Fargo Bank Northwest, National Association, as security trustee (the “Security Trustee”) and the Export-Import Bank of the United States (“Ex-Im Bank”);
     (ii) TFC Guarantee dated as of July 14, 2009 by the Guarantor in favor of the Security Trustee and Ex-Im Bank;
     (iii) Mortgage and Security Agreement dated as of July 14, 2009 (the “Security Agreement”) by the Borrower in favor of the Security Trustee; and
     (iv) Mortgage and Security Agreement Supplement No. ___dated ___, 20___(the “Security Agreement Supplement”) between the Borrower and the Security Trustee.
     Terms not otherwise defined in this opinion shall have the meanings assigned to them in the Credit Agreement. For purposes hereof, (i) each of the Borrower, the Guarantor, the Borrower Parent and Textron shall be an “Opinion Party” and, collectively, the “Opinion Parties” and (ii) each of the documents referenced in paragraphs (ii) through (iv) above shall be an “Operative Document” and, collectively, the “Operative Documents”.
     In connection with this opinion, we have reviewed such matters of law, and have examined originals, or copies identified to our satisfaction, of such agreements, corporate records, public records, communications of public officials, and other documents and instruments, as we have considered necessary or appropriate.

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     Based upon the foregoing we are of the opinion that:
     (1) Existence. Each of the Opinion Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Opinion Parties’ existence is not limited by: (i) any Applicable Law; (ii) the terms of any charter, by-law, or other constituent document of such Opinion Party; or (iii) any other agreement, instrument or document to which such Opinion Party is a party or by which it is bound.
     (2) Authority. Each of the Opinion Parties has the full power, authority, and legal right to own and use its properties; to carry on its business as now conducted, and to execute, deliver, perform, and observe the terms and conditions of the Credit Agreement and the other Operative Documents to which it is a party. Each of the Opinion Parties has taken all actions necessary or advisable to authorize it to execute, deliver, perform, and observe the terms and conditions of the Credit Agreement and the other Operative Documents to which it is a party. All corporate and other actions have been taken that are necessary or advisable to (i) authorize each of the Opinion Parties to execute, deliver, perform and observe the terms and conditions of the Credit Agreement and the other Operative Documents to which it is a party; and (ii) authorize each officer of such Opinion Party who has signed the Operative Documents to which such Opinion Party is a party on or before the date hereof to take such action.
     (3) Government Authorizations. All consents, licenses, authorizations, and approvals of and exemptions by any Governmental Authority in the United States and, to my knowledge, any Other Governmental Authority, which are necessary or advisable: (i) for the execution, delivery, performance, and observance by each of the Opinion Parties of the Credit Agreement and the other Operative Documents to which it is a party; (ii) for the validity, binding effect, and enforceability of the Credit Agreement and the other Operative Documents to which it is a party; and (iii) for the execution, delivery, and performance of any Supply Contract and the exportation of Goods from the United States, have been obtained and are in full force and effect.
     (4) Restrictions. The execution, delivery, and performance, or observance by each of the Opinion Parties of the terms of and consummation of the transactions contemplated by each of the Operative Documents to which it is a party do not and will not conflict with or result in a breach or violation of: (i) the charter, by-laws, or other constituent documents of such Opinion Party; (ii) any law of the United States or any other ordinance, decree, constitutional provision, regulation or other requirement of any Governmental Authority in the United States (including, without limitation, any restriction on interest that may be paid by the Borrower); or (iii) any order, writ, injunction, judgment, or decree of any court or other tribunal. Furthermore, the execution, delivery, and performance or observance by each of the Opinion Parties of the terms of and consummation by each of the Opinion Parties of the transactions contemplated by each of the Operative Documents to which it is a party does not and will not conflict with or result in a breach of any agreement or instrument to which such Opinion Party is a party, or by which it or any of its revenues, properties or assets may be subject, or result in the creation or imposition of any Lien, other than the Permitted Liens created under the Operative Documents, upon any of the revenues, properties, or assets of any of the Opinion Parties pursuant to any such agreement or instrument.

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     (5) Due Execution. The Operative Documents to which each of the Opinion Parties is a party, which have been executed on or before the date hereof, have been duly authorized, executed and delivered by such Opinion Party.
     (6) Commercial Activity. The Operative Documents to which each of the Opinion Parties is a party and the transactions contemplated thereby constitute commercial activities (rather than governmental or public activities) of such Opinion Party, and each such party is subject to private commercial law with respect thereto.
     (7) Legal Proceedings. No legal proceedings are pending or, to the best of the undersigned’s knowledge, threatened before any court or governmental agency that might (i) materially and adversely affect any Opinion Party’s financial condition, business, or operations; (ii) restrain or enjoin or have the effect of restraining or enjoining the performance or observance of the terms and conditions of any of the Operative Documents to which any Opinion Party is a party; or (iii) in any other manner question the validity, binding effect, or enforceability of any of the Operative Documents; and no steps have been taken or legal proceedings started by or against any Opinion Party for its winding-up, dissolution or reorganization of or for the appointment of a receiver, trustee or similar officer with respect to such Opinion Party or any of its assets.

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[Credit Agreement]
ANNEX G
Form of Delivery Opinion from Special Counsel to
Borrower, Guarantor, Borrower Parent and Textron
Date:                     , 20__
Addressees:
Export-Import Bank of the United States
Wells Fargo Bank Northwest, National Association, as Security Trustee
Re:    Cessna Finance Export Corporation — Credit Agreement in respect of the Utilization in connection with the Aircraft (the “Aircraft”) and the Eligible Agreements (the “Eligible Agreements”) listed on Schedule I hereto
     We have been and are acting as special New York counsel for each of Cessna Finance Export Corporation, a Delaware corporation (the “Borrower”), Textron Financial Corporation, a Delaware corporation (the “Guarantor”), Textron Finance Holding Company, a Delaware corporation (the "Borrower Parent”) and Textron Inc., a Delaware corporation (“Textron”).
     You have requested our opinion as to certain matters concerning the following documents, and this opinion is furnished to you pursuant to Section 7.02(d) of the Credit Agreement (as defined below):
     (i) Credit Agreement dated as of July 14, 2009 (the “Credit Agreement”), among the Borrower, the Guarantor, the Borrower Parent, Wells Fargo Bank Northwest, National Association, as security trustee (the “Security Trustee”) and the Export-Import Bank of the United States (“Ex-Im Bank”);
     (ii) TFC Guarantee dated as of July 14, 2009 by the Guarantor in favor of the Security Trustee and Ex-Im Bank;
     (iii) Mortgage and Security Agreement dated as of July 14, 2009 (the “Security Agreement”) by the Borrower in favor of the Security Trustee; and
     (iv) Mortgage and Security Agreement Supplement No. ___dated ___, 20___(the “Security Agreement Supplement”) between the Borrower and the Security Trustee.
     Terms not otherwise defined in this opinion shall have the meanings assigned to them in the Credit Agreement. For purposes hereof, (i) each of the Borrower, the Guarantor, the Borrower Parent and Textron shall be an “Opinion Party” and, collectively, the “Opinion Parties” and (ii) each of the documents referenced in paragraphs (ii) through (iv) above shall be an “Operative Document” and, collectively, the “Operative Documents”.
     In connection with this opinion, we have reviewed such matters of law, and have examined originals, or copies identified to our satisfaction, of such agreements, corporate records, public records, communications of public officials, and other documents and instruments, as we have considered necessary or appropriate.

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[Credit Agreement]
     Based upon the foregoing we are of the opinion that:
     (1) Enforceability.
          (i) The choice of law provisions of the Operative Documents are valid, binding, and not subject to revocation by any of the Opinion Parties, and in any proceedings brought in the United States for enforcement of any of the Credit Agreement and the other Operative Documents, the choice of the law of the State of New York as the governing law of such documents will be recognized and such law will be applied.
          (ii) Each of the Operative Documents to which each of the Opinion Parties is a party that has been executed and delivered constitutes an obligation of such Opinion Party that is legal, valid, and binding upon such Opinion Party, enforceable against it in accordance with its respective terms, except as such enforceability may be limited by applicable insolvency, reorganization, liquidation, moratorium, readjustment of debt or other similar laws affecting the enforcement of creditors’ rights generally and by the application of general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.
     (2) Recordation. To ensure the legality, validity, enforceability, priority, or admissibility in evidence in the United States of the Credit Agreement and the other Operative Documents to which the Opinion Parties are a party, except for the matters set forth in paragraphs (5), (6) and (7) below, no approval, authorization or other action by or filing with any governmental or regulatory authority is required for the execution, delivery or performance by any of the Opinion Parties of the Operative Documents to which it is a party or the consummation of the transactions contemplated thereby and it is not necessary that any of such documents be registered, recorded, enrolled or otherwise filed with any court or Other Governmental Authority in the United States or be notarized, or that any documentary, stamp or other similar tax, imposition, or charge of any kind be paid on or in respect of any of the Operative Documents.
     (3) Legal Form, Judgments, etc. Each of the Operative Documents are in proper legal form for enforcement against the Opinion Parties in the United States in the most expeditious manner available under the law of the United States. In the event any state or Federal court in the United States renders a final judgment against an Opinion Party under any of the Operative Documents, the courts of the United States would enforce the same without any further review on the merits. The enforcement of a foreign judgment relating to any of the Operative Documents would not be contrary to the law or public policy of the United States, any international treaties binding in the United States, or generally accepted principles of international law.
     (4) Supply Contract(s). No applicable law of the United States is violated by either the Supply Contract(s) or the Borrower’s performance of any of its obligations thereunder.
     (5) Security Interest. The Security Agreement and the Security Agreement Supplement duly create in favor of the Security Trustee, on behalf of the Secured Parties, a security interest in the Collateral described therein (including the Aircraft to be financed on the date hereof).

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     (6) Security Agreement. Upon (i) the filing of the UCC financing statements in the State of Delaware with respect to the security interests created by the Security Agreement and the Security Agreement Supplement, and the filing of periodic continuation statements with respect thereto, (ii) the registrations with the International Registry contemplated by Section 8.01 of the Credit Agreement together with the other filings, recordings and registrations required pursuant to Sections 7.02(j) and 7.02(k) of the Credit Agreement and (iii) [if the Eligible Agreement is a lease] delivery to the Security Trustee of the tangible chattel paper counterpart of each Eligible Agreement, the Security Trustee, on behalf of the Secured Parties, will have a perfected security interest therein, and (a) no further filing or recording of any document is necessary to create a valid security interest in the Borrower’s interest as owner in the Security Agreement and the Security Agreement Supplement in favor of the Security Trustee and (b) no further filing or recording of any document in the State of New York or in the State of Delaware is required to perfect a security interest in the Borrower’s interest as owner in the Security Agreement and the Security Agreement Supplement in favor of the Security Trustee.
     (7) Cape Town Registrations.
          (i) In respect of each Aircraft to be financed on the date hereof, each of the Airframe and the Engines comprising such Aircraft each constitutes an Aircraft Object.
          (ii) In respect of such Aircraft, the Security Agreement, the Security Agreement Supplement and the Bill of Sale for such Aircraft create an International Interest or a Contract of Sale, as the case may be, in each of the Airframe and the Engines comprising such Aircraft that are the subject thereof.
          (iii) [In respect of such Aircraft, the Security Agreement and the Security Agreement Supplement create in favor of the Security Trustee an “assignment” of Associated Rights by way of security in the Eligible Agreement in respect of such Aircraft.][only if such Eligible Agreement qualifies for registration with the International Registry]
          (iv) In respect of such Aircraft, upon the registration of the International Interests created by the Security Agreement and the Security Agreement Supplement, the registration of the Contract of Sale created by the Bill of Sale with respect to such Aircraft[, and the registration of the “assignment” of the International Interest relating to the rights of the Eligible End User for such Aircraft under the related Eligible Agreement pursuant to the Security Agreement and the Security Agreement Supplement on the International Registry], no further registration is required under the Convention in order to maintain the effectiveness of such interests of the Security Trustee. Upon the registration of the International Interests created by the Security Agreement and the Security Agreement Supplement [and the registration of the “assignment” of the International Interest relating to the rights of the Eligible End User for such Aircraft under the related Eligible Agreement pursuant to the Security Agreement and the Security Agreement Supplement on the International Registry], such International Interests [and “assignment” of International Interest] will be entitled to the priorities, protections and benefits set forth in the Cape Town Convention.

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[Credit Agreement]
ANNEX H
Form of Local Counsel Opinion
Date
CESSNA FINANCE EXPORT CORPORATION

Re:	Lessor: CESSNA FINANCE EXPORT CORPORATION Lessee: Aircraft: Engines:
     You have asked us to give an opinion in connection with the Transaction, as defined below, for which we have acted as the legal advisor of the Lessor in _______.
     Background
     This opinion is given in relation to the ______ law aspects of a transaction in which:
     (a) CESSNA FINANCE EXPORT CORPORATION, as owner and lessor (“Lessor”), leased the above-described Aircraft to _____, as lessee (“Lessee”) pursuant to the Aircraft Lease dated _____, Lease No. _____ (“Lease”);6
     (b) Lessee’s performance under the Lease is guaranteed by _____ (“Guarantor(s)”); and
     (c) Lessee executed the Deregistration Power of Attorney (as defined below), appointing the lessor as its attorney to, in the event of default under the Lease, effect deregistration of the Aircraft with the relevant authorities and export the aircraft out of the Country of Registration.
     hereinafter referred to as the “Transaction.”
     We have examined the following documents, executed or submitted by Lessee and Guarantor(s), relating to the Transaction:
•	Aircraft Lease dated _____, between Lessor and Lessee;

•	Guaranty of _____ dated _____ (“Guaranty”);

•	Bill of Sale from _____ to Lessor dated _____;

[6]	This opinion would require conforming changes in the event that the applicable transaction is documented as a secured loan in lieu of a lease.
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•	Appointment of Agent for Service of Process dated _____, executed by Lessee, appointing an agent for service of any process in connection with the Transaction;

•	Power of Attorney dated _____, executed by Lessee, appointing the Lessor as its attorney to, in the event of default under the Transaction, effect deregistration of the Aircraft with the Aviation Authority and export the aircraft out of _____ (“Deregistration Power of Attorney”);

•	copies of the current governing instruments, resolutions, certificates, and powers of attorney of the Lessee and Guarantor(s) authorizing the execution of the Transaction, including the following documents:
     Please list all the governing documents reviewed in the determination of signature authority, etc.

•	please list all documents you reviewed as required as conditions precedent under the lease that are issued by the Aviation Authority relative to the registration and operation of the Aircraft, i.e., Certificate of Registration, Air Operator Certificate, etc.
     The documents listed above are referred to in this opinion as the “Operative Documents.” To the extent that any of the Operative Documents are governed by laws other than the laws of _____, such specific documents are referred to in this opinion as “Foreign Law Documents”. Any capitalized terms used in this opinion that are not otherwise defined herein shall have the definition as used in the Lease.
     Opinion
     Based on the Operative Documents referred to above, we are of the opinion that so far as the present laws of _____ are concerned:
     Section 1 Lessee is a _____, duly incorporated and subsisting under the laws of _____. Lessee was incorporated on _____ for a period of _____ years. Lessee has all requisite power to enter into, execute, deliver, and perform its obligations under the Operative Documents to which it is party. The entry into and performance of Lessee’s obligations under the Operative Documents to which it is party have been duly authorized by all necessary corporate actions on the part of Lessee and compliance with the provisions of such Operative Documents will not violate: (i) any present _____ laws or regulations applicable to companies generally, or (ii) the objectives, affidavit, memorandum of association and articles of association of the Lessee. Lessee is a legal entity, is subject to suit in its own name, and, to our knowledge, no steps have been, or are being taken to appoint a receiver or liquidator over, or to wind up, Lessee. The Operative Documents to which Lessee is a party have been properly signed and delivered on behalf of Lessee and the obligations on the part of Lessee contained therein, assuming them to be valid and binding according to the law of [Kansas, U.S.A.], by which they are expressed to be governed, are valid and legally binding on and enforceable against Lessee under the Laws of _____ and in _____ Courts. The obligations of Lessee under the Operative Documents to which it is a party are direct, general and unconditional obligations of Lessee and rank at least equally and rateably (pari passu) in right of performance with all other unsecured and unsubordinated obligations of Lessee. Lessee is duly qualified to do business in ______ and is in good standing.
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     Section 2 Guarantor(s) is a _____, duly incorporated and subsisting under the laws of _____. Guarantor was incorporated on _____ for a period of _____ years. Guarantor(s) has all requisite power to enter into, execute, deliver, and perform its obligations under the Operative Documents to which it is party. The entry into and performance of Guarantor(s) obligations under the Operative Documents to which it is party have been duly authorized by all necessary corporate actions on the part of Guarantor(s) and compliance with the provisions of such Operative Documents will not violate: (i) any present _____ laws or regulations applicable to companies generally, or (ii) the objectives, affidavit, memorandum of association and articles of association of the Guarantor(s). Guarantor(s) is a legal entity, is subject to suit in its own name, and, to our knowledge, no steps have been, or are being taken to appoint a receiver or liquidator over, or to wind up, Guarantor(s). The Operative Documents to which Guarantor(s) is a party have been properly signed and delivered on behalf of Guarantor(s) and the obligations on the part of Guarantor(s) contained therein, assuming them to be valid and binding according to the law of [Kansas, U.S.A.], by which they are expressed to be governed, are valid and legally binding on and enforceable against Guarantor(s) under the Laws of _____ in _____ Courts. The obligations of Guarantor(s) under the Operative Documents to which it is a party are direct, general and unconditional obligations of Guarantor(s) and rank at least equally and rateably (pari passu) in right of performance with all other unsecured and unsubordinated obligations of Guarantor(s). Guarantor(s) is duly qualified to do business in _____ and is in good standing.
     Section 3 Guarantor(s) is an individual and citizen of _____. Guarantor(s) has all requisite power to enter into, execute, deliver, and perform its obligations under the Operative Documents to which it is party. The entry into and performance of Guarantor(s) obligations under the Operative Documents to which it is party will not violate: (i) any present _____ laws or regulations applicable to individuals generally. Guarantor(s) has the legal capacity to be subject to suit in its own name, and, to our knowledge, no steps have been, or are being taken to appoint a receiver or liquidator over, Guarantor(s). The Operative Documents to which Guarantor(s) is a party have been properly signed and delivered on behalf of Guarantor(s) and the obligations on the part of Guarantor(s) contained therein, assuming them to be valid and binding according to the law of [Kansas, U.S.A.], by which they are expressed to be governed, are valid and legally binding on and enforceable against Guarantor(s) under the Laws of _____ and in _____ Courts. The obligations of Guarantor(s) under the Operative Documents to which it is a party are direct, general and unconditional obligations of Guarantor(s) and rank at least equally and rateably (pari passu) in right of performance with all other unsecured and unsubordinated obligations of Guarantor(s).
     Section 4 To the best of our knowledge, after a search of the public records in the applicable jurisdictions, there are no pending or threatened actions or proceedings (i) affecting Lessee/Guarantor(s) or any of its/their properties before any court, governmental agency or arbitrator, which may have a materially adverse effect on the business, financial condition or operations of such parties or any of its/their properties, or (ii) involving the Aircraft leased by Lessee under the Lease, or (iii) involving any part of the Transaction.
     Section 5 [On _____, the Aircraft was registered in the name of Lessor, as lessor and owner, and Lessee, as operator, with the Aviation Authority which also issued the following permanent registration marks for the Aircraft: _____. Attached hereto is a copy of the Certificate of Registration for the Aircraft. Also on _____, the interest of Lessor as the owner
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and lessor of the Aircraft was recorded with the Aviation Authority as Document No. _____, and no other steps are necessary or desirable to record or perfect Lessor’s interest in the Aircraft or the Lease as against Lessee, and any third parties claiming against or through Lessee.]
     [On _____, an application to register the Aircraft in the name of CFC, as lessor and owner, and Lessee, as operator, was filed with the Aviation Authority which also issued the following provisional registration marks for the Aircraft: _____. Attached hereto is a copy of the instrument identifying the provisional marks for the Aircraft. Also on _____, the Bill of Sale and the Lease was filed with the Aviation Authority. Registration of these documents is currently pending before the Aviation Authority and promptly after recordation of the Bill of Sale, Lease and application for registration have been perfected, we shall deliver to you a supplemental memorandum confirming the particulars of the official recordation of these documents. Other than as described in this paragraph, no other steps are necessary or desirable to record or perfect CFC’s interest in the Aircraft or the Lease as against Lessee, and any third parties claiming against or through Lessee.]
     Section 6 Lessee is a commercial air operator duly authorized to act as such by the Aviation Authority pursuant to _____, and holds all licenses, certificates and permits from governmental authorities necessary for the conduct of its business.
     Section 7 No consents, licenses, permits, approvals and registrations (other than those which have been obtained and identified in this opinion) are necessary or desirable to be obtained from the Aviation Authority or other governmental or regulatory authorities in _____ to enable Lessee and other parties to the Operative Documents:
7.1	to enter into and perform the transactions contemplated by the Operative Documents;

7.2	to import the Aircraft into _____ for the duration of the Lease;

7.3	to operate the Aircraft in _____; and

7.4	to make the payments of rent provided for in under the Operative Documents.
     Section 8 No consents, licenses, permits, authorizations or registrations are necessary or desirable to be obtained from any governmental or regulatory agency in _____ in order for Lessor to exercise its rights under the Operative Documents.
     Section 9 It is not necessary or desirable, to ensure the priority, validity and enforceability of the obligations of any of the other parties to the Operative Documents to be filed, registered, recorded or notarized in any public office other than with _____, or that any tax or duty be paid or that any other action whatsoever be taken with respect to the Operative Documents.
     Section 10 Lessor will not violate any law or regulation in _____ by reason of entering into the Transaction.
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     Section 11 It is not necessary for Lessor to establish a place of business in _____ in order to enforce any provisions of the Operative Documents.
     Section 12 Pursuant to the terms and conditions set forth in the Lease and other Operative Documents, upon expiration of the term of the Lease or upon termination of the Lease, whether caused by default or other reasons, Lessor will be entitled, without requiring any further consents, approvals or licenses from any governmental or regulatory authority in _____,
12.1	to exercise its rights to repossess the Aircraft;

12.2	to de-register the Aircraft from the Aviation Authority; and

12.3	to export the Aircraft out of _____.
     Section 13 Cape Town Convention.
          13.1 For the purpose of this opinion, the following terms shall have the following definitions. The Convention and the Aviation Protocol respectively mean the Convention on International Interests in Mobile Equipment signed in Cape Town on 16 November 2001 (“Convention” and references to the Convention will include the Aviation Protocol as appropriate) and the Protocol to the Convention on Matters Specific to Aircraft Equipment (“Aviation Protocol”) adopted by the Secretariats of International Civil Aviation Organization (“ICAO”) and the International Institute for the Unification of Private Law (“UNIDROIT”), and adopted pursuant to Resolution No. 1 of the Final Act of the Diplomatic Conference to adopt the Convention and the Aviation Protocol under the auspices of ICAO and UNIDROIT at Cape Town from 29 October to 16 November 2001. The Convention and the Aviation Protocol are read and interpreted together as a single document as required by Article 6(1) of the Convention and reference to the Convention in this opinion includes the Aviation Protocol. In this opinion, references are made to the Articles of the Consolidated Text (the “Consolidated Text”), which is a combination of the Convention, and the Aviation Protocol authorized and created pursuant to Resolution No. 1 of the Diplomatic Conference to Adopt a Mobile Equipment Convention and an Aircraft Protocol. Terms used in this opinion (whether or not capitalized) and not otherwise defined in this opinion or the Operative Agreements shall have the meanings given to such terms in the Consolidated Text or the Regulations issued by the Supervisory Authority for the International Registry of Mobile Assets (the “International Registry”) pursuant to Article 27 of the Consolidated Text (the “Regulations”).
          13.2 In giving this opinion, we have assumed that (i) the information contained in the Priority Search Certificate attached hereto is accurate in all respects; (ii) the information in the International Registry has have not been altered since the date of such Priority Search Certificate; (iii) the Priority Search Certificate contains all the registered information and data on the International Registry in connection with the aircraft object to which it relates; and (iv) all of the registrations indicated on the Priority Search Certificate referred to in this opinion relate to “international interests” or “sales” that are fully and properly constituted and fully created for the purposes of the Convention and Aviation Protocol.
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          13.3 Based upon and subject to the foregoing and subject to the qualifications set out elsewhere in this opinion, we are of the opinion that so far as the laws of _____ as in force at the date of this opinion:
          13.3.1 The Convention and Aviation Protocol came into force on _____ in _____. As at the date of hereof, there is no judicial precedent regarding the interpretation or applicability of the Convention and Aviation Protocol or filings made thereunder. In rendering any opinion on the Convention and the Aviation Protocol, we are basing our opinions on our reading of the Convention and Aviation Protocol as in effect on the date hereof in _____, without the benefit of judicial precedent or customary practices and procedures. We reserve the right to amend opinions (but not this opinion) given by us in respect of future transactions in relation to the Convention and Aviation Protocol to take into account any such precedent or practices and procedures with respect to the Convention and Aviation Protocol and the registrations and searches effected or conducted pursuant to the provisions thereof.
          13.3.2 In order to obtain the priority given to a registered international interest pursuant to Article 42 of the Consolidated Text, it is necessary that the international interest constituted by the Lease should be registered with the International Registry when the Lease becomes effective. We have obtained the Priority Search Certificates which verifies that the international interests constituted by the Lease have been registered with the International Registry by Lessor which reflect no non-discharged international interests prior to the Lease.
     Section 14 Taxes.
          14.1 There are no registration fees (other than those already paid in connection with the registration of the Aircraft and Lease described above), stamp or other taxes or duties of any kind payable in connection with the execution, performance or enforcement by legal proceedings of the Operative Documents.
          14.2 The existence of the Transaction, alone or in the aggregate with other unrelated financing transactions in _____, does not constitute “doing business” in _____ or will be deemed to create a permanent establishment of Lessor in such jurisdiction for tax purposes or subject Lessor to any tax qualification, obligation to file tax returns, tax registration or other requirement imposed by applicable law of such jurisdiction. Lessor will not become liable to income or other taxes in _____ by reason of entering into the Transaction.
          14.3 Under _____ law, the Transaction (and specifically the Lease) will be classified as an operational lease/finance lease/for-hire agreement. Lessee will be obligated to make withholding tax payments to [insert name of local tax authority] in the amount of _____% of the [interest portion of the lease payment/gross lease payment]. If Lessee fails to make such withholding tax payments, Lessor [is/is not] liable to [insert name of local tax authority] for those withholding tax payments. Furthermore, in the event of non-payment of withholding taxes by Lessee, the Aircraft [is/is not] subject to seizure by the [insert name of local tax authority].
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          Under _____ law, the Transaction (and specifically the Lease) will be classified as a operational lease/finance lease/for-hire agreement. There is no withholding tax to be presently deducted from any rent payment to be made by Lessee pursuant to the Lease.
          14.4 The Transaction [is/is not] subject to a Value Added Tax (VAT) under _____ law at a rate of _____%.
     Section 15 The laws of _____ in effect as of the date of the Operative Documents do not prevent or hinder the exercise of Lessor’s rights under such documents, including, without limitation, the Lease.
     Section 16 There is no applicable usury or interest limitation law in _____ which may restrict the recovery of payments in accordance with the Operative Documents.
     Section 17 The choice of [Kansas] law to govern the Foreign Law Documents will be upheld as a valid choice of law in any action in _____ Courts.
     Section 18 The consent to the jurisdiction by the parties to the Transaction contained in the Operative Documents and the appoints of agents for service of process are valid and binding on the parties and not subject to revocation.
     Section 19 Any judgment for a definite sum or possession of the Aircraft awarded by a Kansas Court against any party in the Transaction would be recognized and accepted by the _____ Courts without re-trial or examination of the merits of the case.
     Section 20 Lessee/Guarantor(s), under the laws of _____ and to the best of our knowledge any other jurisdiction is subject to private commercial law and suit, and are not entitled to sovereign immunity under any such laws; neither they nor their assets have the right of immunity from suit, attachment or execution on the ground of sovereignty within _____ or in any other jurisdiction.
     Section 21 The existence of the Operative Documents, the exercise, by Lessor, of its rights under the Operative Documents and the commencement and prosecution, by Lessor, of any action or proceeding in any court in _____ in connection with the Operative Documents would not, alone or in the aggregate, constitute doing business in _____ or be deemed to create a permanent establishment of Lessor in such jurisdiction for tax purposes, and would not subject Lessor to make any business or tax registration in such jurisdiction. Lessor’s lack of registration as a foreign corporation in _____ will not in any way limit the Lessor’s right to bring any action or proceeding referred to in the first sentence of this paragraph in any court in such jurisdiction for any reason, including, but not limited to, its being a corporation organized under the laws of another jurisdiction, and its not being qualified to do business, banking or otherwise, in such jurisdiction.
     This opinion is given only in relation to _____ law as of the date of this opinion. We express no opinion on, and have taken no account of, the laws of any other jurisdiction.
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     This opinion may not be disclosed in whole or in part by Lessor to anyone other than to political risk insurers, financiers of the Aircraft, any party have a lien on the Aircraft and such other persons who, in the ordinary course of business of the Lessor, have access to the Lessor’s papers and records and on the basis that such persons will similarly make no further disclosure.
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[Credit Agreement]
ANNEX I
Form of Status Report
     Eligible Agreements:

Disbursement	Tranche	Customer	CFEC	Contract	Performance	Defaulted Contract Date
Date	No.	Name	Agreement No.	Balance	Status*	(if applicable)
Note:

*	“Performance Status” field would include delinquency aging or repo/off-lease status (if the underlying collateral is in CFEC’s possession).
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[Credit Agreement]
SCHEDULE 1
Representations and Warranties with respect to Leases and Loans
and
Core Agreement Provisions
     A. Borrower hereby represents and warrants as to each Subtransaction in each Disbursement that such Subtransaction shall satisfy the following eligibility criteria:
     (a) Eligible End User. The lessee or borrower, as the case may be, under each Eligible Agreement is an Eligible End User; provided, that, the actual operator of the relevant Eligible Aircraft may be a third party pursuant to a Compliant Agreement.
     (b) Eligible Agreement. The loan, lease, installment sales contract or substantively similar contracts for the financing of an Eligible Aircraft qualifies as an Eligible Agreement.
     (c) Financing Package. Such Subtransaction contains all the elements of the Financing Package, unless otherwise waived in writing by Ex-Im Bank in its sole discretion.
     (d) Term. The term of such Eligible Agreement is not more than 10 years.
     (e) Prepayment. No Rental and Other Payment Obligations under such Eligible Agreement has been prepaid more than sixty (60) days in advance unless such prepaid amount has been placed into a segregated deposit account of Borrower.
     (f) Core Agreement Provisions. The core loan, lease or other financing agreement shall contain provisions which conform in all material respects to the following (“Core Agreement Provisions”):
          (i) Hell-or-High Water Obligation. Such Eligible Agreement provides that the Eligible End User’s obligations under such Eligible Agreement are “hell-or-high water”, unconditional and non-cancellable (other than early termination (or, if applicable, prepayment) rights set forth in such Eligible Agreement) and such Eligible End User’s obligation to pay Rental and Other Payment Obligations is not subject to any right of set-off, counterclaim, reduction or recoupment.
          (ii) Net Lease. If such Eligible Agreement shall be a lease, such Eligible Agreement provides that it is a triple net lease and, in the case of any Eligible Agreement, contains provisions requiring such Eligible End User to pay all sales, use, excise, Rental and Other Payment Obligations, property or similar taxes imposed on or with respect to the related item and to assume all risk of maintenance, loss or malfunction of the related item. For the avoidance of doubt, there shall be no obligation of Borrower to make any payments to such Eligible End User except to the extent the Eligible Agreement provides for the release of maintenance or engine reserves paid by the Eligible End User, or the release of a security deposit pursuant to the terms of a usual and customer security deposit provision.
          (iii) Insurance. Such Eligible Agreement requires such Eligible End User to provide liability insurance, all risk ground and flight hull coverage for damage/loss of airframe
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and engines and war risk insurance coverage with coverages and deductibles in accordance with the Insurance Requirements set forth in Schedule 2 hereto.
          (iv) Indemnities. Such Eligible Agreement shall contain operational indemnity provisions consistent with the Standard.
          (v) Assignment. Such Eligible Agreement will prohibit the assignment, novation, transfer, mortgage or other charge by such Eligible End User of any of its rights in respect of the applicable Aircraft (or part thereof) or under such Eligible Agreement other than with the prior approval of Borrower or with other exceptions which are consistent with Standard.
          (vi) Registration. Such Eligible Agreement shall provide that throughout the term of such Eligible Agreement, such Eligible End User shall, (A) at its sole cost and expense, register and maintain or procure the maintenance of the registration of such Aircraft in accordance with the laws of the applicable State of Registration in either Borrower’s or such Eligible End User’s name (whichever shall be consistent with both the characterization of the Eligible Agreement and the Applicable Law of the State of Registration of such Aircraft); (B) from time to time, take all of the steps then required by Applicable Law or by practice, custom or understanding or as Borrower may reasonably request (but only to the extent consistent with Standard) to protect, preserve, maintain and perfect to the fullest extent possible in accordance with applicable laws the rights, title and interest of Borrower in and to such Aircraft and such Eligible Agreement and related documents in the such State of Registration; (C) not take any other action or omit to take any action that may invalidate any such registration or otherwise prejudice the right, title and interest of Borrower as owner of such Aircraft in and to such Aircraft and/or such Eligible Agreement and related documents; and (D) ensure that the original certificate of registration for such Aircraft is kept on such Aircraft or, where it is permitted to be removed, in safe custody.
          (vii) Maintenance. Such Eligible Agreement shall provide that during the term, such Eligible End User shall, at its own expense and at all times, continuously maintain, service, repair, overhaul, test, and modify, or procure the same, such Aircraft, the Engines and all of the Parts and Aircraft therein and aircraft documents (i) in accordance with the terms of such Eligible Agreement; (ii) in accordance with the rules and regulations of the relevant Civil Aviation Authority other comparable and applicable authority encompassing scheduled maintenance, condition monitored maintenance and on-condition maintenance of the related Airframe, the Engines and the Parts thereof (subject in each case to customary exceptions); and (iii) so as to enable all airworthiness certifications of such Aircraft to be maintained in good standing at all times under the laws of such State of Registration (subject to customary exceptions for storage or maintenance or grounding).
          (viii) Non-Discrimination. Such Eligible Agreement shall provide that throughout the term of such Eligible Agreement, such Eligible End User shall not discriminate against such Aircraft in any manner of operation, care or maintenance.
          (ix) Maintenance Records. Such Eligible Agreement shall provide that at all times such Eligible End User shall ensure, retain, and control complete and accurate maintenance records in accordance with the requirements established by the relevant Civil Aviation
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Authority, make those records available to Borrower, and, in the event of a return of the Aircraft, translate such records to English at the expense of the Eligible End User.
          (x) No Consent. Such Eligible Agreement shall provide that the Eligible Agreement and the relevant Aircraft Related Agreements may be assigned (in whole or for security purposes) without the prior written consent of the Eligible End User or any other Person providing credit support for the obligations of the Eligible End User, and does not contain any other restrictions relating to the transfer or assignment of such Eligible Agreement or of Borrower’s right, title and interest in and to such, or if any such consents and/or restrictions are required, all required consents of the Eligible End User and any other such Person shall have been obtained or waived and all other restrictions have been satisfied or waived.
          (xi) Restrictions on Area of Operations and Use of Aircraft. Such Eligible Agreement shall provide that the Aircraft may not be (A) flown to or within an Excluded Country or operated or used by or for any Person which is a national of, or established under, the laws of, or whose principal place of business or principal place of aircraft operations is located in, an Excluded Country, (B) principally used in, or operated or used by or for any person which is a national of, or established under the laws of, or whose principal place of business or principal place of aircraft operations is located in, a Restricted Country, (C) “primarily based” in one or more Restricted Countries and for the purposes of this provision, “primarily based” shall mean that during any consecutive seven (7) day period, the aggregate amount of time spent on the ground by the Aircraft in one or more Restricted Countries shall exceed fifteen per cent (15%) of the total amount of time spent on the ground during such seven (7) day period, (provided that the limitation imposed by this paragraph (C) shall not prohibit, to the extent necessary, any non-recurring emergency maintenance or other non-recurring emergency repairs to be done with respect to the Aircraft in a Restricted Country), (D) operated or used in contravention of the Ex-Im Bank Statutes or any United States law, regulation or stated policy (or interpretation thereof) restricting the operation or use of United States-manufactured aircraft and engines, (E) operated or used at any time for any illegal purpose or in an illegal manner, (F) operated or located in an area excluded from coverage by required insurance, or (G) (i) flown or operated for any military purpose or (ii) located, operated or used in any war zone or hostile area.
          (xii) Proper Operation. Such Eligible Agreement shall provide that such Eligible End User will cause the Aircraft to be operated in a careful and proper manner, (A) only by such Eligible End User, or (for its benefit) by a manager, sublessee, or such other third party in accordance with a Compliant Agreement; (B) by duly qualified pilots having satisfied all requirements established and specified by the relevant Civil Aviation Authority, any other applicable governmental authority and the insurance policies required under the Eligible Agreement; and (C) without limiting the requirements of clauses (A) and (B), if Eligible End User or (if pursuant to a Compliant Agreement, on its behalf) any manager or sublessee is operating the Aircraft in any charter, air taxi or other for hire service, such operator shall at all times while conducting such operations (1) have and maintain a valid operating certificate issued by the relevant Civil Aviation Authority, evidencing such operator’s authority to conduct such operations, (2) list the Aircraft on such operator’s operations specifications, (3) conduct such operations in a manner consistent with the type certificate and airworthiness certificate issued with respect to such Aircraft, the condition, configuration and avionics and other equipment
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attached or provided with respect thereto, and (4) comply with all Applicable Laws and the other requirements pertaining to such charter operations, including all of the other requirements provided in the Eligible Agreement and Compliant Agreement.
          (xiii) Dispositions. Such Eligible Agreement prohibits Eligible End User, without Borrower’s prior written consent (any such consent to be consistent with the Standard), from (i) entering into any leases, subleases, interchange agreements, charter agreements, management agreements, maintenance agreements, operating agreements, pooling agreements, timeshare agreements or any other similar arrangements of any kind whatsoever relating to the use, operation, care, custody, control, or possession of, or disposition of any rights or interests in the Aircraft (each such agreement, a “Compliant Agreement”), (ii) conveying, mortgaging, exchanging or otherwise transferring or relinquishing possession of, or selling, assigning or otherwise disposing of the Aircraft, any part, any related associated rights, international interests or prospective international interests, any proceeds thereof, or (iii) suffering or permitting any of the foregoing. Any Compliant Agreement shall, in any event: (A) conform with all requirements of the aviation laws and regulations applicable to the contemplated operation of the Aircraft and all other Applicable Laws, (B) by its express terms be subject and subordinate to Security Trustee’s security interest, International Interest and other Liens, interests and rights in and with respect to the Airframe, Engines and the related Collateral, and require cooperation with Security Trustee’s enforcement thereof or such subordination is set forth in an Aircraft Related Agreement commonly referred to as a “consent agreement” executed by and between Borrower, the Eligible End User, and such manager or third party, (C) not permit any further disposition of the Aircraft or related Collateral without Borrower’s prior written consent (any such consent to be consistent with the Standard), and (D) not constitute a breach under any of the required insurance coverages (and the Aircraft shall remain covered thereby). No such Compliant Agreement shall reduce any of the obligations of such Eligible End User, or the respective rights of Borrower or (by collateral assignment or otherwise) Security Trustee under such Eligible Agreement.
          (xiv) Withholding Taxes. Such Eligible Agreement shall contain a gross-up provision requiring the Eligible End User to pay any withholding tax amounts.
          (xv) Inspection. Such Eligible Agreement shall contain an inspection agreement requiring the Eligible End User to permit the Borrower (and its assigns) the right to inspect such Aircraft and its related maintenance records.
          (xvi) Liens. Such Eligible Agreement shall contain a covenant that would require the Eligible End User to remove any Lien on the Aircraft other than Permitted Liens.
          (xvii) Valid Contract. Such Eligible Agreement shall contain a covenant, representation, and warranty that such Eligible Agreement is a legal, valid and binding full recourse payment obligation of such Eligible End User, is enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors’ rights generally and the availability of equitable remedies), and is in full force and effect under the governing law of the Eligible Agreement.
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[Credit Agreement]
SCHEDULE 2
Insurance Requirements
     “Insurance Requirements” means, with respect to an Aircraft, the following:
     (a) Public Liability, Bodily Injury and Property Damage Liability insurance.
     Third party aircraft liability insurance (which includes coverage with respect to liabilities arising while such Aircraft is not in operation) and property damage liability insurance in an amount not less than as set forth below, per occurrence, combined single limit, but in no event shall the amounts of coverage required hereby be less than the coverage amounts as may be required by Applicable Law:

Single Engine Piston Powered Aircraft & Helicopters (Retail)	$1 million
Single Engine Piston Powered Aircraft & Helicopters (Fleet Operators)	$10 million
Single Engine Turbine Powered Aircraft & Helicopters (Cargo Only)	$5 million
Single Engine Turbine Powered Aircraft & Helicopters (Passenger Use)	$10 million
Multi Engine Turbine Powered Aircraft	$50 million
Multi Engine Turbine Powered Helicopter	$10 million
     All such policies shall be maintained in effect directly with independent insurance of recognized reputation and financial responsibility. Any policies of insurance carried in accordance with these undertakings and any policies taken out in substitution or replacement for any of such policies shall:
          (i) To the extent possible, name each of the Secured Parties (the “Additional Insureds”) as additional insureds (to the extent it shall not be possible to so name the Secured Parties, Borrower shall cause the Secured Parties to be named as additional insureds on Guarantor’s contingent liability coverage);
          (ii) Provide that in respect of the interests of the Additional Insured such policies of insurance shall insure the Additional Insureds regardless of any breach of violation of any warranty declarations or conditions contained in such policies by any other insured party other than Additional Insureds;
          (iii) Provide that if the insureds cancel such insurance for any reason whatever or the same is allowed to lapse for non-payment of premium, or if there is any material change in policy terms and conditions, such cancellation, lapse or change shall not be effective until 30 days (and with respect to war risk insurance, such shorter period as shall be customary in the international aviation market for such insurance in such area of the world) after prior written notice to the Secured Parties from such insureds or brokers of such cancellation, lapse or change;
          (iv) Be primary without right of contribution from any other insurance which may be available to any Additional Insured;
          (v) Expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each
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insured, but this provision shall not operate to include any claim arising in respect of loss or damage to such insured under the hull insurance provided below, and provided further that the foregoing shall not increase the total liability of the insurers beyond the limits of liability stated in the policy; and
          (vi) Provide that the insurers agree to waive any right of subrogation or set-off counterclaim or other deduction against any Additional Insured.
     (b) Insurance against loss or damage to such Aircraft.
     The issuer, at its own or any Eligible End User’s expense, shall maintain or cause to be maintained directly in effect with independent insurers or recognized reputation and financial responsibility, satisfactory to Borrower (subject to the Standard):
          (i) All-risk ground and flight aircraft hull insurance covering such Aircraft and Engines;
          (ii) War risk, hijacking (air piracy), confiscation, nationalization, expropriation and related perils coverages such Aircraft and its spares.
     In each case, maintained directly in effect with independent insurers or recognized reputation and financial responsibility, all such insurance shall be in full force and effect throughout any geographical areas traversed at any time by such Aircraft, shall be payable in Dollars (unless otherwise required to be paid in local currency as agreed to in the Eligible Agreement and in compliance with Applicable Laws) and shall be in an amount of not less than the stipulated loss value or outstanding loan balance, as applicable, to such Aircraft. Any hull insurance carried in accordance with this paragraph shall not contain a provision for deductible self-insurance amount in excess of fifty thousand Dollars ($50,000) for fixed-wing aircraft and one hundred thousand Dollars ($100,000) for helicopters. Any policies carried in accordance with this undertaking shall:
          (iii) Provide that if such insurance is cancelled or materially changed for any reason whatever, or the same is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective for 30 days (and with respect to war risk insurance, such shorter period as shall be customary in the international Aviation market for such insurance in such area of the world) after prior written notice to the Secured Parties from such insurers of such cancellation or lapse or material change in policy terms and conditions;
          (iv) Provide that in respect of the interests of the Additional Insureds such policies of insurance shall insure each Additional Insured regardless of any breach of violation of any warranty, declarations or conditions contained in such policies by any other insured other than the Additional Insureds;
          (v) Include waivers by the insurers of any rights of subrogation or set-off, counterclaim or other deduction whether by attachment or otherwise, in respect of any liability of the issuer except in respect of premiums in respect of such Aircraft which are the subject of such Aircraft which are the subject of the relevant Eligible Agreement;
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          (vi) Where appropriate and available, be primary without right of contribution from any other insurance which may be available to any Additional Insured;
          (vii) Name Borrower (or its designee) and the Eligible End User as loss payees, provided that, from and after the occurrence of an Event of Default, upon notice to such Eligible End User, any amounts payable in respect of the insurances maintained under this paragraph (b) following a total loss of such Aircraft shall be paid to the Security Trustee.
     (c) Evidence of Insurance. At least thirty (30) days prior to the policy expiration date for any insurance coverage required hereby, Eligible End User shall furnish to each Secured Party evidence (having the form and substance consistent with the certificate delivered as a condition to the Disbursement) of the renewal or replacement of such coverage, complying with the terms hereof, for a twelve (12) month or longer period commencing from and after such expiration date. In the event Eligible End User shall fail to maintain, or cause to be maintained, insurance as herein provided, Borrower or any Secured Party may, at its option, provide such insurance, and Eligible End User shall, upon demand, reimburse Borrower or such Secured Party, as applicable, for the cost thereof, together with interest at the default rate of interest provided for in the Eligible Agreement from the date of payment through the date of reimbursement.
Schedule 2 — Page 3

[Credit Agreement]
SCHEDULE 3
Exporters and Eligible Aircraft
BELL HELICOPTER TEXTRON INC.

Make	Model Name	Model No.
Bell		206	B
		206	L
		407
		427
		429
		412
CESSNA AIRCRAFT COMPANY

Make	Model Name	Model No.
Cessna	Caravan	208
	Grand Caravan	208	B
	Citation Mustang	510
	Citation CJ1	525
	Citation CJ2	525	A
	Citation CJ3	525	B
	Citation Encore+	560
	Citation XLS	560	XL
	Citation Sovereign	680
	Citation X	750
	Skyhawk	172	R
	Skyhawk SP	172	S
	Skylane	182
	Turbo Skylane	T182
	Stationair	206
	Turbo Stationair	T206
	Corvalis	350
	Corvalis TT	400
Schedule 3 — Page 1